Execution Version

Published Deal CUSIP: 11679RAK3 Published Facility CUSIP: 11679RAL1

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of January 18, 2024 among

BRUKER CORPORATION, BRUKER INVEST AG, and BRUKER FINANCE B.V.,

as Borrowers,

The Other Borrowers From Time to Time Party Hereto,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender and Issuing Bank, and

The Lenders Party Hereto

DEUTSCHE BANK SECURITIES INC., JPMORGAN CHASE BANK, N.A.,

TD BANK, N.A.,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Syndication Agents

BofA SECURITIES, INC., DEUTSCHE BANK SECURITIES INC.,

JPMORGAN CHASE BANK, N.A., TD BANK, N.A.,

and

WELLS FARGO SECURITIES, LLC,

as Joint Bookrunners and Joint Lead Arrangers

CITIZENS BANK, N.A., CREDIT SUISSE (SWITZERLAND) LTD.,

and

U.S. BANK, N.A.,

as Co-Documentation Agents

ING BANK N.V.

and

PNC BANK, NATIONAL ASSOCIATION

as Managing Agents

11710627

Page

ARTICLE I Definitions 1

SECTION 1.01 Defined Terms 1

SECTION 1.02 Classification of Loans and Borrowings 38

SECTION 1.03 Terms Generally 38

SECTION 1.04 Accounting Terms; GAAP; Pro Forma Calculations 39

SECTION 1.05 Rounding 40

SECTION 1.06 Exchange Rates; Currency Equivalents 40

SECTION 1.07 Additional Foreign Currencies 41

SECTION 1.08 Change of Currency 41

SECTION 1.09 Times of Day 42

SECTION 1.10 Letter of Credit Amounts 42

ARTICLE II The Credits 42

SECTION 2.01 Commitments 42

SECTION 2.02 Loans and Borrowings 42

SECTION 2.03 Requests for Borrowings 43

SECTION 2.04 Determination of Dollar Amount 44

SECTION 2.05 Swing Line Loans 44

SECTION 2.06 Letters of Credit 46

SECTION 2.07 Funding of Borrowings 54

SECTION 2.08 Interest Elections 55

SECTION 2.09 Termination and Reduction of Commitments 56

SECTION 2.10 Repayment of Loans; Evidence of Debt 57

SECTION 2.11 Prepayment of Loans 58

SECTION 2.12 Fees 59

SECTION 2.13 Interest 60

SECTION 2.14 Illegality; Inability to Determine Rates 61

SECTION 2.15 Increased Costs 65

SECTION 2.16 Break Funding Payments 67

SECTION 2.17 Taxes 67

SECTION 2.18 Payments Generally; Pro Rata Treatment; Sharing of Set-offs 72

SECTION 2.19 Mitigation Obligations; Replacement of Lenders 73

SECTION 2.20 Expansion Option 74

SECTION 2.21 Extension of Maturity Date 75

SECTION 2.22 Cash Collateral 77

SECTION 2.23 Judgment Currency 78

SECTION 2.24 Designated Borrowers 78

SECTION 2.25 Senior Debt 79

SECTION 2.26 Defaulting Lenders 79

SECTION 2.27 Foreign Subsidiaries Not Obligated For Obligations of U.S. Loan Parties 82

SECTION 2.28 Lender Status Confirmation 82

ARTICLE III Representations and Warranties 83

SECTION 3.01 Organization; Powers; Subsidiaries 83

SECTION 3.02 Authorization; Enforceability 83

SECTION 3.03 Governmental Approvals; No Conflicts 83

SECTION 3.04 Financial Condition; No Material Adverse Change 84

Page

SECTION 3.05 Properties 84

SECTION 3.06 Litigation and Environmental Matters 84

SECTION 3.07 Compliance with Laws and Agreements 85

SECTION 3.08 Investment Company Status 85

SECTION 3.09 Taxes 85

SECTION 3.10 ERISA 86

SECTION 3.11 Disclosure 86

SECTION 3.12 Federal Reserve Regulations 86

SECTION 3.13 Liens 86

SECTION 3.14 No Default 86

SECTION 3.15 No Burdensome Restrictions 87

SECTION 3.16 Solvency 87

SECTION 3.17 Anti-Corruption Laws and Sanctions 87

SECTION 3.18 Representations as to Foreign Obligors 87

SECTION 3.19 Affected Financial Institutions 8

SECTION 3.20 Covered Party 88

SECTION 3.21 Beneficial Ownership Certification 88

SECTION 3.22 Fiscal Unity for Dutch Tax Purposes 88

SECTION 3.23 Residency for Dutch Tax Purposes 88

ARTICLE IV Conditions 88

SECTION 4.01 Effective Date 88

SECTION 4.02 Each Credit Event 89

ARTICLE V Affirmative Covenants 90

SECTION 5.01 Financial Statements and Other Information 90

SECTION 5.02 Notices of Material Events 92

SECTION 5.03 Existence; Conduct of Business 93

SECTION 5.04 Payment of Obligations 93

SECTION 5.05 Maintenance of Properties; Insurance 93

SECTION 5.06 Books and Records; Inspection Rights. 93

SECTION 5.07 Compliance with Laws and Material Contractual Obligations 94

SECTION 5.08 Swiss Non-Bank Rules 94

SECTION 5.09 Use of Proceeds 95

SECTION 5.10 Subsidiary Guaranty 95

SECTION 5.11 KYC/Beneficial Ownership 96

SECTION 5.12 Fiscal Unity for Dutch Tax Purposes 96

SECTION 5.13 Residency for Dutch Tax Purposes 96

ARTICLE VI Negative Covenants 96

SECTION 6.01 Indebtedness 96

SECTION 6.02 Liens 98

SECTION 6.03 Fundamental Changes and Asset Sales 100

SECTION 6.04 [Intentionally Omitted]. 101

SECTION 6.05 Swap Agreements 101

SECTION 6.06 Transactions with Affiliates 101

SECTION 6.07 Restricted Payments 102

SECTION 6.08 Restrictive Agreements 102

2

SECTION 6.09 Subordinated Indebtedness and Amendments to Subordinated

3

Page

4

Indebtedness Documents 103

SECTION 6.10 Financial Covenants 104

SECTION 6.11 Sanctions 104

SECTION 6.12 Anti-Corruption Laws 104

ARTICLE VII Events of Default 105

SECTION 7.01 Events of Default 105

SECTION 7.02 Application of Funds 107

ARTICLE VIII The Administrative Agent 108

SECTION 8.01 Appointment and Authority 108

SECTION 8.02 Appointment of the Administrative Agent for Swiss Security. 109

SECTION 8.03 Rights as a Lender 109

SECTION 8.04 Exculpatory Provisions 109

SECTION 8.05 Reliance by Administrative Agent 111

SECTION 8.06 Delegation of Duties 111

SECTION 8.07 Resignation of Administrative Agent 111

SECTION 8.08 Non-Reliance on Administrative Agent and Other Lenders 112

SECTION 8.09 No Other Duties, Etc 113

SECTION 8.10 Administrative Agent May File Proofs of Claim; Credit Bidding 113

SECTION 8.11 Guaranteed Banking Services Agreements and Guaranteed Hedge Agreements 114

SECTION 8.12 Guaranty Matters 114

SECTION 8.13 Lender Representations 114

SECTION 8.14 Recovery of Erroneous Payments 117

ARTICLE IX Miscellaneous 117

SECTION 9.01 Notices 117

SECTION 9.02 Reliance by Administrative Agent, Issuing Bank and Lenders 118

SECTION 9.03 Waivers; Amendments 118

SECTION 9.04 Expenses; Indemnity; Damage Waiver 120

SECTION 9.05 Successors and Assigns 122

SECTION 9.06 Survival 128

SECTION 9.07 Counterparts; Integration; Effectiveness; Electronic Execution 129

SECTION 9.08 Severability 129

SECTION 9.09 Right of Setoff 129

SECTION 9.10 Governing Law; Jurisdiction; Consent to Service of Process 130

SECTION 9.11 WAIVER OF JURY TRIAL 132

SECTION 9.12 Headings 132

SECTION 9.13 Confidentiality 132

SECTION 9.14 USA PATRIOT Act 133

SECTION 9.15 Interest Rate Limitation. 133

SECTION 9.16 No Advisory or Fiduciary Responsibility 133

SECTION 9.17 Attorney Representation. 134

SECTION 9.18 Acknowledgement and Consent to Bail-In of Affected Financial

Institutions 134

5

Page

SECTION 9.19 Acknowledgement Regarding Any Supported QFCs 134

SECTION 9.20 Enforcement 135

SECTION 9.21 Payments Set Aside 136

SECTION 9.22 ENTIRE AGREEMENT 136

ARTICLE X Cross-Guarantee 136

SECTION 10.01 U.S. Borrower Guarantee 136

SECTION 10.02 Foreign Borrower Guarantee 138

SECTION 10.03 Guarantee limitation for Swiss Loan Parties 140

6

SCHEDULES
2.01	Commitments and Applicable Percentages
2.02	Competitors
3.01	Subsidiaries
3.03	Required Consents
6.01	Indebtedness
6.02	Liens
9.01	Certain Address for Notices
EXHIBITS
A	Form of Assignment and Assumption Agreement
B-1	Form of Borrowing Request
B-2	Form of Interest Election Request
B-3	Form of Swing Line Loan Notice
C	Form of Increasing Lender Supplement
D	Form of Augmenting Lender Supplement
E	List of Closing Documents
F-1	Form of Designated Borrower Request and Assumption Agreement
F-2	Form of Designated Borrower Notice
G-1	Form of Subsidiary Guaranty (Domestic Subsidiaries)
G-2	Form of Subsidiary Guaranty (Foreign Subsidiaries)
H	Form of Compliance Certificate
I-1 to I-4	Forms of U.S. Tax Compliance Certificates
J	Notice of Loan Prepayment

7

This AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is entered into as of January 18, 2024 among BRUKER CORPORATION, a Delaware corporation (the “Company”), certain Subsidiaries of the Company from time to time party hereto pursuant to Section 2.24 (each a “Designated Borrower” and, together with the Company, the “Borrowers” and each a “Borrower”), the lenders from time to time party hereto (collectively, the “Lenders” and each individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and Issuing Bank, with BofA SECURITIES, INC., DEUTSCHE BANK SECURITIES INC., JPMORGAN CHASE BANK,

N.A., TD BANK, N.A. and WELLS FARGO SECURITIES, LLC acting as joint lead arrangers and joint bookrunners (collectively, the “Arrangers”) and DEUTSCHE BANK SECURITIES INC., JPMORGAN CHASE BANK, N.A., TD BANK N.A. and WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Syndication Agents.

PRELIMINARY STATEMENTS:

The Borrowers, the lenders party thereto and the Administrative Agent are parties to that certain Credit Agreement dated as of December 11, 2019 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”), pursuant to which such lenders agreed to provide the Borrowers with loans and other financial accommodations.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby amend and restate the Existing Credit Agreement in its entirety as set forth herein and covenant and agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“2012 Senior Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of January 18, 2012, between the Company and the purchasers named therein, pursuant to which the 2012 Senior Notes were issued, as the same may be amended, modified, supplemented or replaced in accordance therewith and with this Agreement.

“2012 Senior Note Purchase Documents” means, collectively, (a) the 2012 Senior Note Purchase Agreement, (b) the 2012 Senior Notes, and (c) the other documents (including any Guarantees thereunder), instruments or agreements entered into in connection with any of the foregoing, in each case, as the same may be amended, modified, supplemented or replaced in accordance therewith and with this Agreement.

“2012 Senior Notes” means those certain 4.46% Series 2012A senior notes due January 18, 2024 issued pursuant to the 2012 Senior Note Purchase Agreement.

“2019 Senior Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of December 11, 2019, between the Company and the purchasers named therein, pursuant to which the 2019 Senior Notes were issued, as the same may be amended, modified, supplemented or replaced in accordance therewith and with this Agreement.

“2019 Senior Note Purchase Documents” means, collectively, (a) the 2019 Senior Note Purchase Agreement, (b) the 2019 Senior Notes, and (c) the other documents (including any Guarantees thereunder),

instruments or agreements entered into in connection with any of the foregoing, in each case, as the same may be amended, modified, supplemented or replaced in accordance therewith and with this Agreement.

“2019 Senior Notes” means those certain 1.01% Senior Notes due December 11, 2029 issued pursuant to the 2019 Senior Note Purchase Agreement.

“2021 Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of December 7, 2021, between the Company and the purchasers named therein, pursuant to which the 2021 Senior Notes were issued, as the same may be amended, modified, supplemented or replaced in accordance therewith and with this Agreement.

“2021 Senior Note Purchase Documents” means, collectively, (a) the 2021 Senior Note Purchase Agreement, (b) the 2021 Senior Notes, and (c) the other documents (including any Guarantees thereunder), instruments or agreements entered into in connection with any of the foregoing, in each case, as the same may be amended, modified, supplemented or replaced in accordance therewith and with this Agreement.

“2021 Senior Notes” means those certain 0.88% series A senior notes and 1.03% series B senior notes due December 8, 2031 issued pursuant to the 2021 Senior Note Purchase Agreement.

“2024 Private Placement Debt Transaction” means that certain anticipated issuance by the Company of one or more series of senior unsecured notes (or similar debt securities) in an aggregate original principal amount of up to CHF 800,000,000 pursuant to a privately placed note offering (or series of multiple offerings) made to certain institutional investors and other eligible purchasers following the Effective Date, but, in any event, prior to December 31, 2024.

“ABR”, when used in reference to any Loan or Borrowing, refers to a Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquisition” means any acquisition of property or series of related acquisitions of property that constitutes (i) assets comprising all or substantially all or any significant portion of a business or operating unit of a business, or (ii) all or substantially all of the common stock or other Equity Interests of a Person.

“Additional Adjustments” has the meaning assigned to such term in Section 1.04(b).

“Additional Commitment Lender” has the meaning assigned to such term in Section 2.21(c).

“Adjusted Leverage Ratio” has the meaning assigned to such term in Section 6.10(a).

“Administrative Agent” means Bank of America (including its branches and affiliates), in its capacity as administrative agent for the Lenders under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 9.01 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Company and the Lenders in writing.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning assigned to such term in Section 9.01(c).

“Aggregate Commitment” means the aggregate of the Commitments of all of the Lenders, as reduced or increased from time to time pursuant to the terms and conditions hereof. As of the Effective Date, the Aggregate Commitment is $900,000,000.

“Agreed Currencies” means Dollars and each Foreign Currency.

“Alternate Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) Term SOFR plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate;

provided, that, if any Alternate Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Alternative Currency Daily Rate” means, for any day, with respect to any extension of credit under the Credit Agreement:

(a)
denominated in Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof plus the SONIA Adjustment;
(b)
denominated in Swiss Francs, the rate per annum equal to SARON determined pursuant to the definition thereof plus the SARON Adjustment; and
(c)
denominated in any other Foreign Currency (to the extent such Loans denominated in such currency will bear interest at a daily rate), the daily rate per annum as designated with respect to such Foreign Currency at the time such Foreign Currency is approved by the Administrative Agent and the relevant Lenders in consultation with the Company pursuant to Section 1.07plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders in consultation with the Company pursuant to Section 1.07;

provided, that, if any Alternative Currency Daily Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. Any change in an Alternative Currency Daily Rate shall be effective from and including the date of such change without further notice.

“Alternative Currency Daily Rate Loans” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Daily Rate.” All Alternative Currency Daily Rate Loans must be denominated in a Foreign Currency.

“Alternative Currency Loan” means an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan, as applicable.

“Alternative Currency Term Rate” means, for any Interest Period, with respect to any extension of credit under the Credit Agreement:

(a)
denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period;
(b)
denominated in Japanese Yen, the rate per annum equal to the Tokyo Interbank Offer Rate (“TIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two Business Days preceding the first day of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that, to the extent such market practice is not administratively feasible for the Administrative Agent, then such date shall be such other day as otherwise reasonably determined by the Administrative Agent) with a term equivalent to such Interest Period; and
(c)
denominated in any other Foreign Currency (to the extent such Loans denominated in such currency will bear interest at a term rate), the term rate per annum as designated with respect to such Foreign Currency at the time such Foreign Currency is approved by the Administrative Agent and the relevant Lenders in consultation with the Company pursuant to Section 1.07 plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders in consultation with the Company pursuant to Section 1.07;

provided, that, if any Alternative Currency Term Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Alternative Currency Term Rate Loans” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Term Rate.” All Alternative Currency Term Rate Loans must be denominated in a Foreign Currency.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Authority” means (a) with respect to SOFR, the SOFR Administrator or any Governmental Authority having jurisdiction over the Administrative Agent or the SOFR Administrator with respect to its publication of SOFR, in each case acting in such capacity and (b) with respect to any Agreed Currency, the applicable administrator for the Relevant Rate for such Agreed Currency or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of the applicable Relevant Rate, in each case acting in such capacity.

“Applicable Foreign Obligor Documents” has the meaning assigned to such term in Section 3.18(a).

“Applicable Percentage” means, with respect to any Lender, the percentage of the Aggregate Commitment represented by such Lender’s Commitment; provided that, in the case of Section 2.26 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the Aggregate Commitment (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day, with respect to any Term SOFR Loan, Foreign Currency Loan or any ABR Loan or with respect to the unused fee payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Term SOFR / Foreign Currency Spread”, “ABR Spread” or “Unused Fee Rate”, as the case may be, based upon the Leverage Ratio applicable on such date:

	Leverage Ratio:	Term SOFR Spread / Foreign Currency Spread	ABR Spread	Unused Fee Rate
Category 1:	< 1.00 to 1.00	1.000%	0.000%	0.100%
Category 2:	> 1.00 to 1.00 but < 1.50 to 1.00	1.125%	0.125%	0.125%
Category 3:	> 1.50 to 1.00 but < 2.75 to 1.00	1.250%	0.250%	0.150%
Category 4:	> 2.75 to 1.00	1.500%	0.500%	0.200%

For purposes of the foregoing,

(i)
if at any time the Company fails to deliver the Financials on or before the date the Financials are due pursuant to Section 5.01, Category 4 shall be deemed applicable for the period commencing three (3) Business Days after the required date of delivery and ending on the date which is three (3) Business Days after the Financials are actually delivered, after which the Category shall be determined in accordance with the table above as applicable;
(ii)
adjustments, if any, to the Category then in effect shall be effective three (3) Business Days after the Administrative Agent has received the applicable Financials (it being understood and agreed that each change in Category shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change); and
(iii)
notwithstanding the foregoing, (x) Category 3 shall be deemed to be applicable until the Administrative Agent’s receipt of the applicable Financials for the Company’s first full fiscal quarter ending after the Effective Date (unless such Financials demonstrate that Category 4 should have been applicable during such period, in which case such other Category shall be deemed to be applicable during such period) and adjustments to the Category then in effect shall thereafter be effected in accordance with the preceding paragraphs and (y) the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.13(g).

“Applicant Borrower” has the meaning specified in Section 2.24(b).

“Approved Fund” has the meaning assigned to such term in Section 9.05.

“Arrangers” means BofA Securities, Inc., Deutsche Bank Securities Inc., JPMorgan Chase Bank, N.A., TD Bank, N.A. and Wells Fargo Securities, LLC in their capacities as joint lead arrangers and joint bookrunners.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.05), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Augmenting Lender” has the meaning assigned to such term in Section 2.20.

“Auto-Extension Letter of Credit” has the meaning assigned to such term in Section 2.06(c)(iii).

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A. and its successors.

“Banking Services” means each and any of the following bank services provided to the Company or any Subsidiary by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, commercial credit cards and purchasing cards), (b) stored value cards,

(c) merchant processing services, (d) leasing services, (e) trade finance services, and (f) treasury management services (including, without limitation, deposit accounts, controlled disbursement, automated clearinghouse transactions, return items, returned check concentration, any direct debit scheme or arrangement, overdrafts, interstate depository network services and cash pooling).

“Banking Services Agreement” means any agreement entered into by the Company or any Subsidiary in connection with Banking Services.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, or has become the subject of a Bail-In Action, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means the Company or any Designated Borrower.

“Borrower Materials” has the meaning specified in Section 5.01.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Term SOFR Loans and Alternative Currency Term Rate Loans, as to which a single Interest Period is in effect or (b) a Swing Line Loan.

“Borrowing Request” means a request by any Borrower for a Borrowing in accordance with Section

2.03 in the form attached hereto as Exhibit B-1 or such other form as is reasonably satisfactory to the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of such Borrower.

“Bruker Finance” means Bruker Finance B.V., a besloten vennootschap met beperkte aansprakelijkheid incorporated under the laws of the Netherlands having its corporate seat (statutaire zetel) in Amsterdam, the Netherlands, and with trade register number 34186178.

“Bruker Invest” means Bruker Invest AG, a company incorporated in Switzerland as a corporation limited by shares.

“Burdensome Restrictions” means any consensual encumbrance or restriction of the type described in clause (a) or (b) of Section 6.08 (without giving effect to any exceptions described in clauses (i) through

(iv)
of such Section 6.08).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:

(a)
if such day relates to any interest rate settings as to an Alternative Currency Term Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Alternative Currency Term Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Term Rate Loan, means a TARGET2 Day;

(b)
if such day relates to any interest rate settings as to an Foreign Currency Loan denominated

(i) Sterling, means a day other than a day banks are closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom; (ii) Swiss Francs, means a day other than when banks are closed for settlement and payments of foreign exchange transactions in Zurich because such day is a Saturday, Sunday or a legal holiday under the laws of Switzerland; and (iii)

Japanese Yen, means a day other than when banks are closed for general business in Japan; and

(c)
if such day relates to any fundings, disbursements, settlements and payments in a currency other than Euro or Dollars in respect of an Alternative Currency Loan denominated in a currency other than Euro or Dollars, or any other dealings in any currency other than Euro or Dollars to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Bank or the Lenders, as collateral for LC Exposure or obligations of the Lenders to fund participations in respect of LC Exposure, cash or deposit account balances or, if the Administrative Agent and the Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) other than any Laukien Family Member, of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated; (c) the acquisition of direct or indirect Control of the Company by any Person or group; (d) the occurrence of a change in control, or other similar provision, as defined in any agreement or instrument evidencing any Material Indebtedness (triggering a default or mandatory prepayment, which default or mandatory prepayment has not been waived in writing); or (e) the Company ceases to own, directly or indirectly, and Control 100% (other than directors’ qualifying shares) of the ordinary voting and economic power of any Designated Borrower.

“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swing Line Loans.

“CME” means CME Group Benchmark Administration Limited.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Co-Documentation Agent” means each of Citizens Bank, N.A., Credit Suisse (Switzerland) Ltd. and U.S. Bank, N.A., in its capacity as co-documentation agent for the credit facility evidenced by this Agreement.

“Co-Syndication Agent” means each of Deutsche Bank Securities Inc., JPMorgan Chase Bank, N.A., TD Bank, N.A. and Wells Fargo Bank, National Association, in its capacity as co-syndication agents for the credit facility evidenced by this Agreement.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swing Line Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.20, (c) extended from time to time pursuant to Section 2.21 and (d) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.05. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or other documentation contemplated hereby pursuant to which such Lender shall have assumed its Commitment, as applicable.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” means Bruker Corporation, a Delaware corporation.

“Competitor” means each of the Persons listed on Schedule 2.02 hereto and their subsidiaries.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR, SONIA, SARON, EURIBOR or TIBOR or any proposed Successor Rate for any Agreed Currency, as applicable, any conforming changes to the definitions of ”SOFR,” “Term SOFR,” ‘Daily Simple SOFR,” “SONIA,” “SARON,” “EURIBOR,” or “TIBOR,” “Alternate Base Rate,” or “Interest Period,” timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such currency (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such currency exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, with reference to any period, Consolidated Net Income plus, without duplication and to the extent deducted from revenues in determining Consolidated Net Income,

(i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation (including write down to net realizable value of demonstration equipment), (iv) amortization, (v) extraordinary non-cash losses incurred other than in the ordinary course of business, (vi) non-cash expenses resulting from the grant of stock options or other equity-related incentives to any director, officer or employee of, or consultant to, the Company or any Subsidiary pursuant to a written plan or agreement approved by the board of directors of the Company, (vii) (A) unrealized non-cash losses relating to any foreign currency hedging or currency fluctuations and (B) unrealized non-cash losses related to interest rate hedging, (viii) all other non-cash charges, non-cash expenses and non-cash losses of the Company or any Subsidiary that are not otherwise expressly excluded from the calculation of Consolidated EBITDA pursuant hereto (and excluding (A) any non-cash charge, non-cash expense and non-cash loss that represents an accrual or reserve for a cash expenditure to be made in a subsequent period and (B) minority interest expense), (ix) integration charges, severance charges, and restructuring charges resulting from Acquisitions, provided that (A) such charges shall be incurred within twelve (12) months of the related Acquisition and (B) the aggregate amount added to Consolidated Net Income pursuant to this clause (ix) and clause (x) below in any period shall not exceed fifteen percent (15%) of Consolidated EBITDA for such period (calculated prior to giving effect to this clause (ix) and such clause (x)), (x) other restructuring charges, other than those arising from an Acquisition, provided that such restructuring charges are incurred under a restructuring program approved by the Company’s senior management, provided that the aggregate amount added to Consolidated Net Income pursuant to clause (ix) above and this clause (x) in any period shall not exceed fifteen percent (15%) of Consolidated EBITDA for such period (calculated prior to giving effect to such clause (ix) and this clause (x)), minus, (xi) to the extent included in Consolidated Net Income, the sum of (A) interest income,

(B) extraordinary gains realized other than in the ordinary course of business and (C) unrealized non-cash gains relating to any foreign currency hedging or currency fluctuations, and unrealized non-cash gains related to interest rate hedging, all calculated for the Company and its Subsidiaries in accordance with GAAP on a consolidated basis. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”), (i) if at any time during such Reference Period the Company or any Subsidiary shall have made any Disposition (or series of Dispositions), the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period, and (ii) if during such Reference Period the Company or any Subsidiary shall have made an Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Acquisition occurred on the first day of such Reference Period; provided that, notwithstanding anything to the contrary contained herein, the Loan Parties shall only be required to include pro forma results of the PhenomeX Acquisition for the fiscal quarter ended September 30, 2023.

“Consolidated Interest Expense” means, with reference to any period, the interest expense (including without limitation interest expense under Capital Lease Obligations that is treated as interest in accordance with GAAP) of the Company and its Subsidiaries calculated on a consolidated basis for such period with respect to all outstanding Indebtedness of the Company and its Subsidiaries allocable to such period in accordance with GAAP (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and net costs under interest rate Swap Agreements to the extent such net costs are allocable to such period in accordance with GAAP).

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries calculated in accordance with GAAP on a consolidated basis (without duplication) for such period.

“Consolidated Tangible Assets” means, at any time, (i) the aggregate amount of all assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP minus (ii) to the extent included in a determination pursuant to the foregoing clause (i), the aggregate amount of all assets which constitute “intangible assets” of the Company and its Subsidiaries determined in accordance with GAAP, including without limitation any “goodwill”.

“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Company and its Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Consolidated Total Indebtedness” means at any time the sum, without duplication, the result (a) of the sum of (i) the aggregate Indebtedness of the Company and its Subsidiaries calculated on a consolidated basis as of such time in accordance with GAAP (excluding the aggregate amount of Indebtedness of the Company and its Subsidiaries relating to undrawn or Cash Collateralized letters of credit outstanding) and

(ii) Indebtedness of the type referred to in clause (i) hereof of another Person guaranteed by the Company or any of its Subsidiaries minus (b) the Unrestricted Cash Amount.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Country Risk Event” means:

(i)
any law, action or failure to act by any Governmental Authority in any Borrower’s or Letter of Credit beneficiary’s country which has the effect of:
(a)
changing the obligations under the relevant Letter of Credit, this Agreement or any of the other Loan Documents as originally agreed or otherwise creating any additional material liability, cost or expense to the Issuing Bank, the Lenders or the Administrative Agent,
(b)
changing the ownership or control by such Borrower or Letter of Credit beneficiary of its business, or
(c)
preventing or restricting the conversion into or transfer of the applicable Agreed Currency,
(ii)
force majeure,

which, in relation to (i) or (ii), directly or indirectly, prevents or restricts the payment or transfer of any amounts owing under the relevant Letter of Credit in the applicable Agreed Currency into an account designated by the Administrative Agent or the Issuing Bank and freely available to the Administrative Agent or the Issuing Bank.

“Covered Entity” has the meaning assigned to such term in Section 9.19(b).

“Covered Party” has the meaning assigned to such term in Section 9.19(a).

“Credit Event” means a Borrowing, the issuance, amendment, renewal or extension of a Letter of Credit, an LC Disbursement or any of the foregoing.

“Credit Party” means the Administrative Agent, the Issuing Bank, the Swing Line Lender or any other Lender.

“CRR” means the Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012.

“Daily Simple SOFR” with respect to any applicable determination date, means the rate per annum equal to SOFR published on such date on the FRBNY’s website (or any successor source) plus the SOFR Adjustment. Any change in Daily Simple SOFR shall be effective from and including the date of such change without further notice. If the rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swing Line Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after written request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Line Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become, or its parent has become, other than via an Undisclosed Administration, the subject of a Bankruptcy Event. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to the last paragraph of Section 2.26) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company, the Issuing Bank, the Swing Line Lender and each other Lender promptly following such determination.

“Designated Borrower” has the meaning specified in the introductory paragraph hereto.

“Designated Borrower Notice” has the meaning specified in Section 2.24.

“Designated Borrower Request and Assumption Agreement” has the meaning specified in Section

2.24.

“Disposition” or “Dispose” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of property or assets.

“Disqualified Institutions” means, on any date, (a) any Competitor and (b) any other Person that directly competes with the Company and its Subsidiaries in a principal line of business of the Company and its Subsidiaries, considered as a whole, which Person has been designated by the Company as a “Disqualified Institution” by written notice to the Administrative Agent and the Lenders (including by posting such notice to a Platform) not less than five (5) Business Days prior to such date; provided that, in no event shall any update to the list of Disqualified Institutions apply retroactively to disqualify Persons that have previously acquired an assignment or a participating interest under this Agreement or that is a party to a pending trade; provided, further that, “Disqualified Institutions” shall exclude any Person that the Company has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time.

“Disqualifying Event” has the meaning assigned to it in the definition of “Eligible Currency.”

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Dollar Amount” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Foreign Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the Issuing Bank, as the case may be, at such time on the basis of the Exchange Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Foreign Currency.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the United States.

“DQ List” has the meaning assigned to such term in Section 9.05(e)(iv).

“Dutch Borrower” means (i) Bruker Finance and (ii) any other Borrower that is organized under the laws of the Netherlands.

“Dutch Non-Public Lender” means: (i) until the publication of an interpretation of “public” as referred to in the CRR by the competent authority/ies: an entity which (x) assumes existing rights and/or obligations vis-à-vis a Dutch Borrower, the value of which is at least €100,000 (or its equivalent in another currency), (y) provides repayable funds for an initial amount of at least €100,000 (or its equivalent in another currency) or (z) otherwise qualifies as not forming part of the public; and (ii) as soon as the interpretation of the term “public” as referred to in the CRR has been published by the relevant authority/ies: an entity which is not considered to form part of the public on the basis of such interpretation.

“Dutch Subsidiary Guarantor” means any Subsidiary Guarantor that is organized under the laws of the Netherlands.

“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.03). The Effective Date is January 18, 2024.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Currency” means any lawful currency other than Dollars that is readily available, freely transferable and convertible into Dollars in the international interbank market available to the Lenders in such market and as to which a Dollar Amount may be readily calculated. If, after the designation by the Lenders of any currency as a Foreign Currency, any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions are imposed in the country in which such currency is issued, result in, in the reasonable opinion of the Administrative Agent or the Required Lenders (in the case of any Loans to be denominated in a Foreign Currency) or the Issuing Bank (in the case of any Letter of Credit to be denominated in a Foreign Currency), (a) such currency no longer being readily available, freely transferable and convertible into Dollars, (b) a Dollar Amount is no longer readily calculable with respect to such currency, (c) providing such currency is impracticable for the Lenders or (d) no longer a currency in which the Required Lenders are willing to make Credit Events available (each of (a), (b), (c), and (d) a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Lenders and the Borrowers in writing, and such country’s currency shall no longer be a Foreign Currency until such time as the Disqualifying Event(s) no longer exist. Within five (5) Business Days after receipt of such notice from the Administrative Agent, the Borrowers shall repay all Loans in such currency to which the Disqualifying Event applies or convert such Loans into the Dollar Amount of Loans in Dollars, subject to the other terms contained herein.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,

(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials,

(c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing. For the avoidance of any doubt, “Equity Interests” shall not include net investment Swap Agreements of the Company and its Subsidiaries.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Company or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition upon the Company or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“EU” means the European Union.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” and/or “€” means the single currency of the Participating Member States.

“Event of Default” has the meaning assigned to such term in Article VII.

“Exchange Rate” for a currency means the rate determined by the Administrative Agent or the Issuing Bank, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the Issuing Bank may obtain such spot rate from another financial institution designated by the Administrative Agent or the Issuing Bank in good faith if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided, further that the Issuing Bank may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in a Foreign Currency.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Specified Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Specified Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Party or the grant of such security interest becomes effective with respect to such Specified Swap Obligation. If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other Recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) income or franchise taxes imposed on (or measured by) its net income or branch profits taxes

(i) imposed by the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 2.19(b)), any U.S. federal withholding tax resulting from any law in effect (including FATCA) on the date such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 2.17(a).

“Existing Credit Agreement” has the meaning assigned to such term in the Preliminary Statements hereto.

“Extended Commitment” means any Commitments the maturity of which shall have been extended pursuant to Section 2.21.

“Extended Loans” means any Revolving Loans made pursuant to the Extended Commitments.

“Extending Lender” means any existing Lender or Additional Commitment Lender that provides Extended Commitments in accordance with the terms and conditions of Section 2.21.

“Extension” has the meaning assigned to such term in Section 2.21(a).

“Extension Amendment” means an amendment to this Agreement (which may, at the option of the Administrative Agent and the Company, be in the form of an amendment and restatement of this Agreement) among the Loan Parties, the applicable Extending Lenders, the Administrative Agent and, to the extent required by Section 2.21, the Issuing Bank and/or the Swing Line Lender, implementing an Extension in accordance with Section 2.21.

“Extension Offer” has the meaning assigned to such term in Section 2.21(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the rate per annum calculated by the FRBNY based on such day’s federal funds transactions by depository institutions (as determined in such manner as the FRBNY shall set forth on its public website from time to time) and published on the next succeeding Business Day by the FRBNY as the federal funds effective rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Fee Letter” means that certain BofA Fee Letter, dated December 12, 2023, between the Company, Bank of America and BofA Securities, Inc.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of the Company.

“Financials” means the annual or quarterly financial statements, and accompanying certificates and other documents, of the Company and its Subsidiaries required to be delivered pursuant to Section 5.01(a) or Section 5.01(b).

“Foreign Borrowers” has the meaning assigned to such term in Section 10.02.

“Foreign Currencies” means each of the following currencies: (i) Euro, (ii) Sterling, (iii) Swiss Francs, (iv) Japanese Yen and (v) any other currency (other than Dollars) that is approved in accordance with Section 1.07; provided that for each Foreign Currency, such requested currency is an Eligible Currency.

“Foreign Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Agreed Currency as determined by the Administrative Agent or the Issuing Bank in good faith, as the case may be, at such time on the basis of the Exchange Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Agreed Currency with Dollars.

“Foreign Currency Letter of Credit” means a Letter of Credit denominated in a Foreign Currency.

“Foreign Currency Loan” means a Loan denominated in a Foreign Currency.

“Foreign Lender” means any Lender that is resident or organized under the laws of a jurisdiction other than the United States of America. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Foreign Obligors and their Subsidiaries to any of the Lenders, the Administrative Agent, the Issuing Bank or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or to the Lenders or any of their Affiliates under any Banking Services Agreement or Guaranteed Hedge Agreement or in respect of any of the Loans made or reimbursement or other obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof; provided that the definition of “Foreign Obligations” shall not create or include any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party.

“Foreign Obligor” means any Loan Party that is a Foreign Subsidiary.

“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.

“FRBNY” means the Federal Reserve Bank of New York.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Issuing Bank, such Defaulting Lender’s Applicable Percentage of the LC Exposure other than LC Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“GAAP” means generally accepted accounting principles in the United States of America.

“German Borrower” means any Designated Borrower that is organized under the laws of Germany.

“German GmbH Obligor” means any Designated Borrower or Subsidiary Guarantor that is incorporated in Germany as a German limited liability company (GmbH).

“German Subsidiary” means any Subsidiary that is organized under the laws of Germany.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including any supra- national bodies (such as the European Union or the European Central Bank).

“Guaranteed Hedge Agreement” means any interest rate, currency, foreign exchange, or commodity Swap Agreement between any Loan Party or any of its Subsidiaries and any Person that is (or that was on the date hereof) a Lender or an Affiliate of a Lender.

“Guaranteed Obligations” has the meaning assigned to such term in the Subsidiary Guaranty.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations (other than obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (ii) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee, or, if such Guarantee is not an unconditional guarantee of the entire amount of the primary obligation and such maximum amount is not stated or determinable, the amount of such guaranteeing Person’s maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Honor Date” has the meaning assigned to such term in Section 2.06(d)(i).

“Immaterial Subsidiary” shall mean any Subsidiary that (together with its Subsidiaries), as of the last day of the most recently completed fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or Section 5.01(b), the most recent financial statements referred to in Section 3.04(a)) and for the period of four consecutive fiscal quarters then ended

(a) (i) contributed less than ten percent (10%) of the Company’s Consolidated EBITDA for such period and

(ii) the consolidated total assets of which constituted less than ten percent (10%) of the Company’s Consolidated Total Assets as of such date, and (b) (i) taken together with all other Immaterial Subsidiaries as of such date, contributed less than ten percent (10%) of the Company’s Consolidated EBITDA for such period and (ii) the consolidated total assets of which, taken together with the consolidated total assets of all other Immaterial Subsidiaries as of such date, constituted less than ten percent (10%) of the Company’s Consolidated Total Assets as of such date.

“Incorporated Interest Coverage Ratio Provision” means each of the interest coverage ratio calculated in accordance with (a) Section 10.2 of the 2012 Senior Note Purchase Agreement, (b) Section 10.2 of the 2019 Senior Note Purchase Agreement, (c) Section 10.2 of the 2021 Senior Note Purchase Agreement and (d) any similar provision in any note purchase agreement (or similar arrangement) evidencing the issuance of debt securities pursuant to any 2024 Private Placement Debt Transaction or in connection with any other debt securities of any Loan Party, in each case, as in effect on the Effective Date (or, if later, the date such interest coverage ratio is first incorporated pursuant to the terms hereof), in each case without giving effect to any waiver, supplement or other modification thereof that would have the effect of making any such Incorporated Interest Coverage Ratio Provision less restrictive on the Borrowers and their Subsidiaries, to the extent such waiver, supplement or other modification has not been consented to by the Required Lenders.

“Increasing Lender” has the meaning assigned to such term in Section 2.20.

“Incremental Term Loan” has the meaning assigned to such term in Section 2.20.

“Incremental Term Loan Amendment” has the meaning assigned to such term in Section 2.20.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable and intercompany charges of expenses (including expenses related to research and development and intellectual technology) and other accrued obligations, in each case incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (k) obligations of such Person under Sale and Leaseback Transactions. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding anything to the contrary in the foregoing, in connection with any Acquisition by the Company or any Subsidiary not prohibited hereunder (or any Disposition by the Company or any Subsidiary permitted hereunder), the term “Indebtedness” shall not include contingent post-closing purchase price adjustments or earn-outs to which the seller in such Acquisition (or the buyer in such Disposition, as the case may be) may become entitled or contingent indemnity obligations that may be owed to such seller (or buyer, if applicable) in respect thereof. The amount of Indebtedness of any Person for purposes of clause (f) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Taxes” means (i) Taxes that are imposed on or with respect to any payment made by or on account of any Loan Party under any Loan Document, other than Excluded Taxes and (ii) Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.04(b).

“Ineligible Institution” has the meaning assigned to such term in Section 9.05(b).

“Interest Election Request” means a request by the applicable Borrower to convert or continue a Borrowing in accordance with Section 2.08 in the form attached hereto as Exhibit B-2 or such other form as is reasonably satisfactory to the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of such Borrower.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swing Line Loan), the last day of each March, June, September and December and the Maturity Date, (b) with respect to any Term SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term SOFR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date, (c) with respect to any Swing Line Loan, the day that such Loan is required to be repaid and the Maturity Date, (d) with respect to any Alternative Currency Term Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for an Alternative Currency Term Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall be Interest Payment Dates and (e) with respect to any Alternative Currency Daily Rate Loan, the last day of each month and the Maturity Date.

“Interest Period” means with respect to any Term SOFR Borrowing and Alternative Currency Term Rate Loan Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one month, three months or, solely in the case of an Alternative Currency Term Rate Loan, six months thereafter (in each case, subject to availability for the interest rate applicable to the relevant currency) as the applicable Borrower (or the Company on behalf of the applicable Borrower) may elect in its Borrowing Request or Interest Election Request; provided, that

(i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day,

(ii) any Interest Period pertaining to a Term SOFR Borrowing or an Alternative Currency Term Rate Loan Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no Interest Period shall extend beyond the Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Insolvency Regulation” has the meaning assigned to such term in Section 3.01.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the Issuing Bank and the Company (or any Subsidiary) or in favor of the Issuing Bank and relating to such Letter of Credit.

“Issuing Bank” means Bank of America, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate.

“Japanese Yen” and/or “¥” means the lawful currency of Japan.

“Laukien Family Member” means any one or more of the following individuals: Frank Laukien, Dirk Laukien, Isolde Laukien and Joerg Laukien.

“LC Advance” means, with respect to each Lender, such Lender’s funding of its participation in any LC Borrowing in accordance with its Applicable Percentage. All LC Advances shall be denominated in Dollars.

“LC Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing. All LC Borrowings shall be denominated in Dollars.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar Amount of all outstanding Letters of Credit at such time plus (b) the aggregate Dollar Amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.10. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a Lender hereunder pursuant to Section 2.20 or 2.21 or pursuant to an Assignment and Assumption or other documentation contemplated hereby, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or other documentation contemplated hereby. Unless the context otherwise requires, the term “Lenders” includes the Swing Line Lender and the Issuing Bank.

“Lender Recipient Parties” means, collectively, the Lenders, the Swing Line Lender and the Issuing

Bank.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement. All “Letters of Credit” (as defined in the Existing Credit Agreement) issued and outstanding under the Existing Credit Agreement as of the Effective Date shall continue as Letters of Credit under this Agreement.

“Letter of Credit Sublimit” has the meaning specified in Section 2.06(b).

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Issuing Bank.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Leverage Ratio” has the meaning assigned to such term in Section 6.10(a).

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement, each Designated Borrower Request and Assumption Agreement, the Subsidiary Guaranty, the Fee Letter, any promissory notes executed and delivered pursuant to Section 2.10(e) and any and all other instruments and documents executed and delivered in connection with any of the foregoing.

“Loan Parties” means, collectively, the Borrowers and the Subsidiary Guarantors.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement. All “Loans” (as defined in the Existing Credit Agreement) (including “Swing Line Loans” (as defined in the Existing Credit Agreement)) made pursuant to the Existing Credit Agreement and outstanding as of the Effective Date shall continue as Loans under this Agreement.

“Local Time” means as to any borrowings and payments in any Agreed Currency, the local time in the place of settlement for such Agreed Currency as may be determined by the Administrative Agent or the Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Margin Stock” has the meaning assigned to such term in Regulation U issued by the Board.

“Material Acquisition” means any Acquisition by the Company or any Subsidiary that involves the payment of consideration by the Company and its Subsidiaries in excess of $100,000,000.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any and all other Loan Documents or the rights or remedies of the Administrative Agent and the Lenders thereunder.

“Material Domestic Subsidiary” means, at any date of determination, each Domestic Subsidiary which (together with its Subsidiaries), as of the last day of the most recent fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or Section 5.01(b), the most recent financial statements referred to in Section 3.04(a)) and for the period of four consecutive fiscal quarters then ended (i) contributed greater than ten percent (10%) of the Company’s Consolidated EBITDA for such period, (ii) the consolidated total assets of which contributed greater than ten percent (10%) of the Company’s Consolidated Total Assets as of such date or (iii) is otherwise designated as a “Material Domestic Subsidiary” at such time pursuant to the proviso to this definition; provided that, if as of the last day of any fiscal quarter of the Company the aggregate amount of the Company’s Consolidated EBITDA or Company’s Consolidated Total Assets attributable to Domestic Subsidiaries (together with their respective Subsidiaries) that are not Material Domestic Subsidiaries exceed ten percent (10%) of the Company’s Consolidated EBITDA for any such period or ten percent (10%) of the Company’s Consolidated Total Assets as of such date, the Company (or, in the event the Company has failed to do so within ten days of the required date of delivery of financial statements for the applicable fiscal quarter or fiscal year pursuant to Section 5.01(a) or Section 5.01(b), the Administrative Agent) shall designate sufficient Domestic Subsidiaries as “Material Domestic Subsidiaries” to eliminate such excess, and such designated Domestic Subsidiaries shall for all purposes of this Agreement constitute Material Domestic Subsidiaries and each such Domestic Subsidiary (to the extent not already a Borrower or a Subsidiary Guarantor hereunder) shall comply with the requirements of Section 5.10 (to the extent required thereunder).

“Material Foreign Subsidiary” means, at any date of determination, each Foreign Subsidiary which (together with its Subsidiaries), as of the last day of the most recent fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or Section 5.01(b), the most recent financial statements referred to in Section 3.04(a)) and for the period of four consecutive fiscal quarters then ended (i) contributed greater than ten percent (10%) of the Company’s Consolidated EBITDA for such period, (ii) the consolidated total assets of which contributed greater than ten percent (10%) of the Company’s Consolidated Total Assets as of such date or (iii) is otherwise designated as a “Material Foreign Subsidiary” at such time pursuant to the proviso to this definition; provided that, if as of the last day of any fiscal quarter of the Company the aggregate amount of the Company’s Consolidated EBITDA or Company’s Consolidated Total Assets attributable to Foreign Subsidiaries and Domestic Subsidiaries (together with their respective Subsidiaries) that are not Material Foreign Subsidiaries or Material Domestic Subsidiaries exceed twenty-five percent (25%) of the Company’s Consolidated EBITDA for any such period or fifty percent (50%) of the Company’s Consolidated Total Assets as of the end of any such fiscal quarter, the Company (or, in the event the Company has failed to do so within ten days of the required date of delivery of financial statements for the applicable fiscal quarter or fiscal year pursuant to Section 5.01(a) or Section 5.01(b), the Administrative Agent) shall designate sufficient Foreign Subsidiaries as “Material Foreign Subsidiaries” to eliminate such excess, and such designated Foreign Subsidiaries shall for all purposes of this Agreement constitute Material Foreign Subsidiaries and each such Foreign Subsidiary (to the extent not already a Borrower or a Subsidiary Guarantor hereunder) shall comply with the requirements of Section 5.10 (to the extent required thereunder). Notwithstanding the foregoing to the contrary, no Foreign Subsidiary shall be required to Guarantee the Obligations of a U.S. Loan Party (other than for the avoidance of any doubt, such Obligations of a Foreign Obligor which may also be Guaranteed by a U.S. Loan Party).

“Material Indebtedness” means any Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $40,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Intellectual Property” means, as of any date of determination, intellectual property of the Loan Parties and their Subsidiaries that as of such date is considered to be material to the conduct of the business of the Loan Parties and their Subsidiaries as conducted as of the date of determination or have a material financial value to the Loan Parties and their Subsidiaries, taken as a whole; provided, however, that any intellectual property that would otherwise be considered Material Intellectual Property, which is developed or acquired by a Loan Party or its Subsidiaries after the Effective Date, shall be considered to be Material Intellectual Property as of the date of determination described above.

“Maturity Date” means January 18, 2029 (provided, that, to the extent that the Maturity Date of any of the Commitments has been extended in accordance with Section 2.21, the Maturity Date with respect to those Commitments that have been so extended shall be the applicable extended maturity date set forth in the relevant Extension Amendment); provided, however, that in each case if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Rate” has the meaning assigned to such term in Section 9.15.

“Managing Agent” means each of ING Bank N.V. and PNC Bank, National Association, in its capacity as managing agent for the credit facility evidenced by this Agreement.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 100% of the Fronting Exposure of the Issuing Bank with respect to Letters of Credit issued and outstanding at such time, (ii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.22(a)(i), (a)(ii) or (a)(iii), an amount equal to 105% of the outstanding amount of all LC Exposures, and (iii) otherwise, an amount reasonably determined by the Administrative Agent and the Issuing Bank.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“New Lender” has the meaning assigned to such term in Section 9.05(b)(i).

“New Money Credit Event” means with respect to the Issuing Bank, any increase (directly or indirectly) in the Issuing Bank’s exposure (whether by way of additional credit or banking facilities or otherwise, including as part of a restructuring) to any Borrower, any Subsidiary or any Governmental Authority in any Borrower’s, Subsidiary’s or any applicable Letter of Credit beneficiary’s country occurring by reason of (i) any law, action or requirement of any Governmental Authority in such Borrower’s, Subsidiary’s or such Letter of Credit beneficiary’s country, or (ii) any request in respect of external indebtedness of borrowers in such Borrower’s, Subsidiary’s or such Letter of Credit beneficiary’s country applicable to banks generally which conduct business with such borrowers, or (iii) any agreement in relation to clause (i) or (ii), in each case to the extent calculated by reference to the aggregate Revolving Credit Exposures outstanding prior to such increase.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.03(d).

“Non-Extending Lender” has the meaning assigned to such term in Section 2.21(c).

“Non-Extension Notice Date” has the meaning assigned to such term in Section 2.06(c)(iii).

“Non-SOFR Successor Rate” has the meaning assigned to such term in Section 2.14(c).

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit J or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Company and its Subsidiaries to any of the Lenders, the Administrative Agent, the Issuing Bank or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or to the Lenders or any of their Affiliates under any Banking Services Agreement or Guaranteed Hedge Agreement or in respect of any of the Loans made or reimbursement or other obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof; provided that the definition of “Obligations” shall not create or include any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party.

“Obligors” has the meaning assigned to such term in Section 10.01.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Original Currency” has the meaning assigned to such term in Section 2.18(a).

“Originators” means the Company and/or any of its Domestic Subsidiaries that are Wholly-Owned Subsidiaries in their respective capacities as parties to any documents related to any Receivables Facility, as sellers or transferors of any Receivables and related security in connection with a Permitted Receivables Transfer.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery, performance or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Effective Rate and (ii) an overnight rate determined by the Administrative Agent, the Issuing Bank, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in a Foreign Currency, the rate of interest per annum at which overnight deposits in the applicable Foreign Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Participant” has the meaning assigned to such term in Section 9.05(c).

“Participant Register” has the meaning assigned to such term in Section 9.05(c).

“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“PhenomeX Acquisition” means the previously announced acquisition by the Company of all of the outstanding shares of PhenomeX, Inc., a Delaware corporation, consummated on or around October 2, 2023.

“Permitted Encumbrances” means:

(a)
Liens imposed by law for taxes, assessments or other governmental charges or levies that are (i) not yet due or are being contested in compliance with Section 5.04, (ii) not yet delinquent for a period of more than 30 days, or (iii) for property taxes on property that the Company or any Subsidiary has determined to abandon if the sole recourse for such property tax is to such property;
(b)
landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, craftsmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days (or, if more than 30 days overdue, are unfiled and no other action has been taken to enforce such Lien) or are being contested in compliance with Section 5.04;
(c)
pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(d)
deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(e)
judgment Liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII; and
(f)
easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary; provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Securitization Indebtedness” means non-recourse Indebtedness of an SPV and secured by Receivables pledged or otherwise acquired in connection with a Permitted Receivables Transfer pursuant to a Receivables Facility.

“Permitted Receivables Transfer” means (i) a sale or other transfer by an Originator to an SPV of Receivables for fair market value and without recourse (except for limited recourse typical of such structured finance transactions), and/or (ii) a sale, pledge or other transfer by an SPV to (a) purchasers of or other investors in such Receivables and related security or (b) any other Person (including an SPV) in a transaction in which purchasers or other investors purchase or are otherwise transferred (including a pledge thereof) such Receivables and related security, in the case of either clause (i) or (ii) above pursuant to and in accordance with the terms of any Receivables Facility; provided that the financing terms, covenants, termination events and other provisions of any such Receivables Facility shall be market terms at the time that such transaction is consummated.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” means Debt Domain, Intralinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system.

“Pro Forma Basis” means, with respect to any event and subject to Section 1.04(b), that the Company is in compliance on a pro forma basis with the applicable covenant, calculation or requirement herein recomputed as if the event, including any financing incurred at the time of such an event, with respect to which compliance on a Pro Forma Basis is being tested had occurred on the first day of the four fiscal quarter period most recently ended on or prior to such date for which financial statements have been delivered pursuant to Section 5.01.

“Proposed Change” has the meaning assigned to such term in Section 9.03(d).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 5.01.

“QFC Credit Support” has the meaning assigned to such term in Section 9.18(a).

“Receivables” shall mean, with respect to any Person, all obligations of any obligor (whether now existing or hereafter arising) under a contract for sale of goods or services by such Person or any of them, which shall include any obligation of such obligor (whether now existing or hereafter arising) to pay interest, finance charges or amounts with respect thereto, and, with respect to any of the foregoing receivables or obligations, (a) all of the interest of such Person in the goods (including returned goods) the sale of which gave rise to such receivable or obligation after the passage of title thereto to any obligor,

(b) all other Liens and property subject thereto from time to time purporting to secure payment of such receivables or obligations, (c) all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such receivables or obligations, (d) all records and (e) all proceeds of the foregoing.

“Receivables Facility” shall mean any agreement of any Person providing for sales, transfers or conveyances of Receivables of such Person purporting to be sales (and considered sales under applicable law) that do not provide, directly or indirectly, for recourse against the seller of such Receivables (or against any of such seller’s Affiliates) by way of a guaranty or any other support arrangement, with respect to the amount of such Receivables (based on the financial condition or circumstances of the obligor thereunder), other than such limited recourse as is reasonable given market standards for transactions of a similar type, taking into account such factors as historical bad debt loss experience and obligor concentration levels.

“Recipient” means (a) the Administrative Agent, (b) any Lender, (c) any Issuing Bank, or (d) any other recipient of any payment to be made by or on account of the obligation of any Loan Party hereunder.

“Register” has the meaning set forth in Section 9.05.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the respective partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and such Person’s Affiliates.

“Relevant Rate” means, with respect to any Loan denominated in (a) Dollars, Term SOFR, (b) Sterling, SONIA, (c) Swiss Francs, SARON, (d) Euros, EURIBOR or (e) Japanese Yen, TIBOR, as applicable.

“Removal Effective Date” has the meaning assigned to such term in Section 8.07(b).

“Required Lenders” means, subject to Section 2.26, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

“Rescindable Amount” means any payment that the Administrative Agent makes for the account of the Lenders or the Issuing Bank hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies: (1) the applicable Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by such Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment.

“Resignation Effective Date” has the meaning assigned to such term in Section 8.07(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means (i) the chief executive officer, president, or Financial Officer of a Loan Party or with respect to a Dutch Borrower or a Dutch Subsidiary Guarantor, any board member authorized to represent such Dutch Borrower or Dutch Subsidiary Guarantor, (ii) solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and (iii) solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company or any option, warrant or other right to acquire any such Equity Interests in the Company.

“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Term SOFR Loan or an Alternative Currency Loan, (ii) each date of a continuation of a Term SOFR Loan or an Alternative Currency Loan, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Agreed Currency,

(ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the Issuing Bank under any Letter of Credit denominated in an Agreed Currency, and (iv) such additional dates as the Administrative Agent or the Issuing Bank shall determine or the Required Lenders shall require.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swing Line Exposure at such time.

“Revolving Loan” means a Loan made pursuant to Section 2.01.

“Sale and Leaseback Transaction” means any sale or other transfer of any property or asset by any Person with the intent to lease such property or asset as lessee.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in a Foreign Currency, same day or other funds as may be determined in good faith by the Administrative Agent or the Issuing Bank, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Foreign Currency.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of comprehensive Sanctions (at the time of this Agreement, the non-government controlled Ukrainian territories (e.g., Crimea and eastern parts of Ukraine under Russian military control), Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, His Majesty’s Treasury of the United Kingdom, the European Union, any European Union member state, the Monetary Authority of Singapore, the Hong Kong Monetary Authority, or Switzerland (administered by SECO) including OFAC’s List of Specially Designated Nationals, His Majesty’s Treasury of the United Kingdom’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the

U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom, the Monetary Authority of Singapore, the Hong Kong Monetary Authority, and/or Switzerland.

“SARON” means, with respect to any applicable determination date, the Swiss Average Rate Overnight published on the second Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided however that if such determination date is not a Business Day, SARON means such rate that applied on the first Business Day immediately prior thereto.

“SARON Adjustment” means, with respect to SARON, -0.0571% per annum.

“Scheduled Unavailability Date” has the meaning assigned to such term in Section 2.14(d)(ii).

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“SOFR” means the Secured Overnight Financing Rate administered by the SOFR Administrator.

“SOFR Adjustment” means 0.10% (10.00 basis points) per annum.

“SOFR Administrator” means the FRBNY, as the administrator of SOFR, or any successor administrator of SOFR designated by the FRBNY or other Person acting as the SOFR Administrator at such time that is satisfactory to the Administrative Agent.

“SOFR Scheduled Unavailability Date” has the meaning assigned to such term in Section 2.14(c)(ii).

“SOFR Successor Rate” has the meaning assigned to such term in Section 2.14(c)(ii).

“Solvent” means, in reference to any Borrower, (i) the fair value of the assets of such Borrower, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of such Borrower will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) such Borrower will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) such Borrower will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted after the Effective Date.

“SONIA” means, with respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on the second Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided however that if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.

“SONIA Adjustment” means, with respect to SONIA, 0.0326% per annum.

“Special Notice Currency” means at any time a Foreign Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Specified Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

“SPV” means any Wholly-Owned Subsidiary of the Company (formed solely for the purposes of engaging in a Receivables Facility with an Originator and to which such Originator transfers accounts receivable and related security) which engages in no activities other than in connection with the financing of accounts receivable contributed by such Originator to such Wholly-Owned Subsidiary, security relating thereto, and any business or activities incidental or related to such business, and which is designated by the board of directors of the Company, or a committee thereof (in each case, as provided below), as a SPV and:

(a)
no portion of the Indebtedness or any other obligations (contingent or otherwise) of such Wholly-Owned Subsidiary:
(i)
is guaranteed by any Borrower or any Subsidiary;
(ii)
is recourse to or obligates any Borrower or any Subsidiary in any way, other than such limited recourse to such SPV or the applicable Originator as is reasonable given market standards for transactions of a similar type; or
(iii)
subjects any property or asset of any Borrower or any Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than such limited recourse to such SPV or the applicable Originator as is reasonable given market standards for transactions of a similar type;

(b)
with which neither any Borrower nor any Subsidiary has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Loan Parties; and
(c)
to which neither the Company nor any other Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the board of directors of the Company (or any committee thereof) will be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the resolution of the board of directors of Company (or any committee thereof) giving effect to such designation and a certificate of a Responsible Officer of the Company certifying that such designation complied with the foregoing conditions.

“Stated Ratio” has the meaning assigned to such term in Section 6.10(a).

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subordinated Indebtedness” means any Indebtedness of the Company or any Subsidiary the payment of which is subordinated to payment of the obligations under the Loan Documents.

“Subordinated Indebtedness Documents” means any document, agreement or instrument evidencing any Subordinated Indebtedness or entered into in connection with any Subordinated Indebtedness.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Company, or, as applicable, any other Loan Party, as specified herein.

“Subsidiary Guarantor” means collectively (a) with respect to all Obligations, each Material Domestic Subsidiary that is not a Borrower (other than any SPV) and (b) solely with respect to the Foreign Obligations, each Material Foreign Subsidiary that is not a Borrower (other than any SPV). The Subsidiary Guarantors on the Effective Date are identified as such in Schedule 3.01 hereto.

“Subsidiary Guaranty” means (a) that certain Amended and Restated Guaranty (Domestic Subsidiaries) dated as of the Effective Date in the form of Exhibit G-1 (including any and all supplements thereto) and executed by each Subsidiary Guarantor party thereto, (b) that certain Amended and Restated Guaranty (Foreign Subsidiaries) dated as of the Effective Date in the form of Exhibit G-2 (including any and all supplements thereto) and executed by each Subsidiary Guarantor party thereto, and, (c) each other guaranty agreement (in form and substance reasonably acceptable to the Administrative Agent) with respect to the Obligations furnished by a Subsidiary Guarantor, in each case as amended, restated, supplemented or otherwise modified from time to time.

“Successor Rate” has the meaning assigned to such term in Section 2.14(c).

“Supported QFC” has the meaning assigned to such term in Section 9.18(a).

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, foreign exchange, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.

“SWIFT” has the meaning assigned to such term in Section 2.06(g).

“Swing Line Exposure” means, at any time, the aggregate principal amount of all Swing Line Loans outstanding at such time. The Swing Line Exposure of any Lender at any time shall be its Applicable Percentage of the total Swing Line Exposure at such time.

“Swing Line Lender” means Bank of America, in its capacity as lender of Swing Line Loans hereunder.

“Swing Line Loan” means a Loan made pursuant to Section 2.05.

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.05(b), which shall be substantially in the form of Exhibit B-3 or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approve by the Administrative Agent), appropriately completed and signed by a Responsible Officer of such Borrower.

“Swing Line Sublimit” has the meaning specified in Section 2.06(b).

“Swiss Borrower” means a Borrower incorporated in Switzerland and/or having its registered office in Switzerland and/or qualifying as a Swiss resident pursuant to Art. 9 of the Swiss Federal Withholding Tax Act.

“Swiss Federal Tax Administration” means the tax authorities referred to in article 34 of the Swiss Withholding Tax Act (Eidgenössische Steuerverwaltung).

“Swiss Federal Withholding Tax” means a tax under the Swiss Federal Withholding Tax Act.

“Swiss Federal Withholding Tax Act” means the Swiss Federal Act on the Withholding Tax of 13 October 1965 (Bundesgesetz vom 13. Oktober 1965 über die Verrechnungssteuer), together with the related ordinances, regulations and guidelines, all as amended and applicable from time to time.

“Swiss Francs” means the lawful currency of Switzerland.

“Swiss Guidelines” means, together, the guidelines S-02.123 in relation to interbank loans of 22 September 1986 as issued by the Swiss Federal Tax Administration (Merkblatt S-02.123 vom 22 September 1986 betreffend Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben)) and S-

02.130.1 in relation to money market instruments and accounts receivable of April 1999 (Merkblatt S- 02.130.1 vom April 1999 “Geldmarktpapiere und Buchforderungen inländischer Schuldner”), the circular letter No. 15 (1-015-DVS-2017) of 3 October 2017 in relation to bonds and derivative financial instruments as subject matter of taxation of Swiss federal income tax, Swiss withholding tax and Swiss stamp taxes (Kreisschreiben Nr. 15 “Obligationen und derivative Finanzinstrumente als Gegenstand der direkten Bundessteuer, der Verrechnungssteuer und der Stempelabgaben” vom 3. Oktober 2017) and the circular letter No. 34 of 26 July 2011 (1-034-V-2011) in relation to customer credit balances (Kreisschreiben Nr. 34 “Kundenguthaben” vom 26. Juli 2011) and the practice note 010-DVS-2019 dated 5 February 2019 published by the Swiss Federal Tax Administration regarding Swiss Withholding Tax in the Group (Mitteilung-010-DVS-2019-d vom 5. Februar 2019 - Verrechnungssteuer: Guthaben im Konzern), the circular letter No. 46 of 24 July 2019 (1-046-VS-2019) in relation to syndicated credit facilities, promissory note loans, bills of exchange and subparticipations (Kreisschreiben Nr. 46 vom 24. Juli 2019 betreffend "Steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen") and the circular letter No. 47 of 25 July 2019 (1-047-V-2019) in relation to bonds (Kreisschreiben Nr. 47 vom 25. Juli 2019 betreffend "Obligationen") as issued, and as amended or replaced from time to time by the Swiss Federal Tax Administration, or as applied in accordance with a tax ruling (if any) issued by the Swiss Federal Tax Administration, or as substituted or superseded and overruled by any law, statute, ordinance, regulation, court decision or the like as in force from time to time.

“Swiss Loan Party” means any Loan Party incorporated in Switzerland and/or having its registered office in Switzerland and/or qualifying as a Swiss resident pursuant to art. 9 of the Swiss Federal Withholding Tax Act.

“Swiss Non-Bank Rules” means the Swiss Ten Non-Bank Rule and the Swiss Twenty Non-Bank

Rule.

“Swiss Non-Qualifying Bank” means a financial institution or other entity which does not qualify as a Swiss Qualifying Bank.

“Swiss Qualifying Bank” means:

any bank as defined in the Swiss Federal Code for Banks and Savings Banks dated 8 November 1934 (Bundesgesetz über die Banken und Sparkassen); or

a person or entity which effectively conducts banking activities with its own infrastructure and staff as its principal business purpose and which has a banking license in full force and effect issued in accordance with the banking laws in force in its jurisdiction of incorporation, or if acting through a branch, issued in accordance with the banking laws in the jurisdiction of such branch, all and in each case in accordance with the Swiss Guidelines.

“Swiss Security” means a mortgage, charge, pledge, lien, assignment or transfer for security purposes, retention of title arrangement, mandate to create a mortgage or a pledge over business assets or other security interest having a similar effect, in each case governed by Swiss law.

“Swiss Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Loan Document in connection with the Swiss Federal Withholding Tax.

“Swiss Ten Non-Bank Rule” means the rule that the aggregate number of creditors that are Swiss Non-Qualifying Banks must not at any time exceed ten, in each case in accordance with the meaning of the Swiss Guidelines or the applicable legislation or explanatory notes addressing the same issues that are in force at such time.

“Swiss Twenty Non-Bank Rule” means the rule that (without duplication) the aggregate number of creditors (including the Lenders), other than Swiss Qualifying Banks, of any Swiss Loan Party under all outstanding debts relevant for classification as debenture (Kassenobligation) (including debt arising under this Agreement and intra-group loans (if and to the extent intra-group loans are not exempt in accordance with art. 14a of the Swiss Federal Ordinance on Swiss Withholding Tax dated 19 December 1966 (Verordnung über die Verrechnungssteuer)), loans, facilities and/or private placements (including under this Agreement)) must not at any time exceed twenty, all in accordance with the Swiss Guidelines and it being understood that each Swiss Loan Party shall assume that the aggregate number of Lenders which are Swiss Non-Qualifying Banks is ten.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) for the settlement of payments in Euro which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET2 Day” means a day that TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, assessments, fees, charges or withholdings imposed by any Governmental Authority, including any interest, addition to tax or penalties applicable thereto.

“Term SOFR” means:

(a)
for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and
(b)
for any interest calculation with respect to an Alternate Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day plus the SOFR Adjustment;

provided that if the Term SOFR determined in accordance with either of the foregoing provisions

(a) or (b) of this definition would otherwise be less than zero, the Term SOFR shall be deemed zero for purposes of this Agreement.

“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.

“Term SOFR Replacement Date” has the meaning assigned to such term in Section 2.14(c)(ii).

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Trade Date” has the meaning assigned to such term in Section 9.05.

“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Treasury Stock” means capital stock of the Company that is owned by the Company and held in treasury.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Term SOFR, the Alternate Base Rate, an Alternative Currency Daily Rate or an Alternative Currency Term Rate.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires, for so long as applicable law requires, that such appointment not be disclosed.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning assigned to such term in Section 2.06(d)(i).

“Unrestricted Cash” means cash and cash equivalents of the Loan Parties maintained in an account with a Lender that (i) does not appear as “restricted” on a consolidated balance sheet of the Company or any of its Subsidiaries and (ii) is not otherwise subject to any Lien, except in favor of the Administrative Agent pursuant to any Loan Document to secure the Obligations.

“Unrestricted Cash Amount” shall mean, on any date of determination, Unrestricted Cash held by the Loan Parties in an amount not to exceed the lesser of (a) the sum of (i) 100% of the amount of Unrestricted Domestic Cash held by a Loan Party as of the last day of the most recently ended fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the delivery of any such financial statements, as of the last day of the most recently ended fiscal quarter for which financial statements shall have been delivered pursuant to Section 3.04(a)) and (ii) 85% of the amount of Unrestricted Foreign Cash held by a Loan Party as of the last day of the most recently ended fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the delivery of any such financial statements, as of the last day of the most recently ended fiscal quarter for which financial statements shall have been delivered pursuant to Section 3.04(a)), and (b) (i) $200,000,000, if Consolidated EBITDA shall be less than or equal to $650,000,000 as of the last day of the most recently ended four fiscal quarter period for which financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the delivery of any such financial statements, as of the last day of the most recently ended four fiscal quarter period for which financial statements shall have been delivered pursuant to Section 3.04(a)), or (ii) $250,000,000, if Consolidated EBITDA shall be greater than $650,000,000 as of the last day of the most recently ended four fiscal quarter period for which financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the delivery of any such financial statements, as of the last day of the most recently ended four fiscal quarter period for which financial statements shall have been delivered pursuant to Section 3.04(a)).

“Unrestricted Domestic Cash” means Unrestricted Cash maintained in an account located in the United States.

“Unrestricted Foreign Cash” means Unrestricted Cash maintained in an account located outside of the United States.

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the FRBNY is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“U.S. Borrowers” has the meaning assigned to such term in Section 10.01.

“U.S. Loan Party” means any Loan Party that is not a Foreign Obligor.

“U.S. Special Resolution Regimes” has the meaning assigned to such term in Section 9.18(a).

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.17(e).

“VAT” means any indirect tax levied on the consumption of goods and services in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112) or any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax, or imposed elsewhere.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means as applicable and as the context may require, the Company and/or the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail- In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been executed under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term SOFR Loan”) or by Class and Type (e.g., a “Term SOFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term SOFR Borrowing”) or by Class and Type (e.g., a “Term SOFR Revolving Borrowing”).

SECTION 1.03 Terms Generally.

(a)
The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)
Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

SECTION 1.04 Accounting Terms; GAAP; Pro Forma Calculations.

(a)
Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. Notwithstanding the effectiveness of any changes in GAAP from time to time (including changes described in Accounting Standard Codification 842 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect), any lease that would be characterized as an operating lease under GAAP in effect immediately prior to such change (whether such lease is entered into before or after the Effective Date) shall not constitute a Capital Lease under this Agreement or any other Loan Document as a result of such changes in GAAP unless otherwise agreed to in writing by the Company and the Required Lenders. In furtherance of the foregoing, notwithstanding any other provision contained herein, each financial covenant, ratio, accounting definition or requirement used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to the adoption of Accounting Standards Codification 842; provided that all financial statements delivered pursuant to this Agreement shall, if applicable and solely to the extent reasonably requested by the Administrative Agent, be accompanied by a schedule showing any adjustments necessary to reconcile such financial statements with GAAP prior to the adoption of Accounting Standards Codification 842, with respect to such lease liabilities.
(b)
All pro forma computations required to be made hereunder giving effect to any Acquisition or Disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction shall in each case be calculated giving pro forma effect thereto (and, in the case of any pro forma computation made hereunder to determine whether such Acquisition or Disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction is permitted to be consummated hereunder, to any other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if such transaction had occurred on the first day of the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the delivery of any such financial statements, ending with the last fiscal quarter included in the financial statements referred to in Section 3.04(a)), and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of and any related incurrence or reduction of Indebtedness, all in accordance with Article 11 of Regulation S-X under the Securities Act. Notwithstanding anything to the contrary contained herein, the Loan Parties shall only be required to include pro forma results of the PhenomeX Acquisition for the fiscal quarter ended September 30, 2023.

SECTION 1.05 Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.06 Exchange Rates; Currency Equivalents.

(a)
The Administrative Agent or the Issuing Bank, as applicable, shall determine in good faith the Exchange Rates as of each Revaluation Date to be used for calculating Dollar Amounts of Credit Events and outstanding Loans and Letters of Credit denominated in Agreed Currencies. Such Exchange Rates shall become effective as of such Revaluation Date and shall be the Exchange Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Amount as so determined in good faith by the Administrative Agent or the Issuing Bank, as applicable.
(b)
Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in a Foreign Currency, such amount shall be the relevant Foreign Currency Equivalent of such Dollar Amount (rounded to the nearest unit of such Foreign Currency, with 0.5 of a unit being rounded upward), as determined in good faith by the Administrative Agent or the Issuing Bank, as the case may be.
(c)
Any amount specified in this Agreement (other than in Articles VIII and IX) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined in good faith by the Administrative Agent at such time on the basis of the Exchange Rate for the purchase of such currency with Dollars.
(d)
The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

SECTION 1.07 Additional Foreign Currencies.

(a)
The Company may from time to time request that Foreign Currency Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Foreign Currency;” provided that such requested currency is an Eligible Currency. In the case of any such request with respect to the making of Foreign Currency Loans, such request shall be subject to the approval of the Administrative Agent and the Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the Issuing Bank (which approval shall not be unreasonably withheld, conditioned or delayed).
(b)
Any such request shall be made to the Administrative Agent not later than 11:00 a.m., 20 Business Days prior to the date of the desired Credit Event (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the Issuing Bank, in its or their sole discretion). In the case of any such request pertaining to Foreign Currency Loans, the Administrative Agent shall promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the Issuing Bank thereof. Each Lender (in the case of any such request pertaining to Foreign Currency Loans) or the Issuing Bank (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Foreign Currency Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.
(c)
Any failure by a Lender or the Issuing Bank, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or the Issuing Bank, as the case may be, to permit Foreign Currency Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Lenders consent to making Foreign Currency Loans in such requested currency and the Administrative Agent and such Lenders reasonably determine in consultation with the Company that an appropriate interest rate is available to be used for such requested currency, the Administrative Agent shall so notify the Company in writing and (i) the Administrative Agent, the Company and such Lenders may amend the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate, (ii) to the extent the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, has been amended to reflect the appropriate rate for such currency, and such currency shall thereupon be deemed for all purposes to be an Agreed Currency hereunder for purposes of any Borrowings of Foreign Currency Loans; and if the Administrative Agent and the Issuing Bank consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company in writing and (iii) the Administrative Agent and the Issuing Bank may amend the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate and (iv) to the extent the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, has been amended to reflect the appropriate rate for such currency, and such currency shall thereupon be deemed for all purposes to be an Agreed Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.07, the Administrative Agent shall promptly so notify the Company in writing.

SECTION 1.08 Change of Currency.

(a)
Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b)
Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro; provided, however, that any changes to this Agreement pursuant to this Section 1.08(b) shall be consistent with changes that the Administrative Agent is generally making in credit agreements involving borrowers similarly situated to the Borrowers.
(c)
Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent (in consultation with Borrowers) may from time to time specify to be appropriate to reflect a change in any Agreed Currency and any relevant market conventions or practices relating to the change in such Agreed Currency; provided, however, that any changes to this Agreement pursuant to this Section 1.08(c) shall be consistent with changes that the Administrative Agent is generally making in credit agreements involving borrowers similarly situated to the Borrowers.

SECTION 1.09 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.10 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Amount of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Amount of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE II

The Credits

SECTION 2.01 Commitments. Subject to the terms and conditions set forth herein, each Lender (severally and not jointly) agrees to make Loans to the Borrowers in one or more Agreed Currencies from time to time, on any Business Day, during the Availability Period in an aggregate principal amount that will not result in (a) subject to Section 2.04 and Section 2.11(b), the Dollar Amount of such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment, or (b) subject to Section 2.04 and Section 2.11(b), the sum of the Dollar Amount of the total Revolving Credit Exposures exceeding the Aggregate Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02 Loans and Borrowings.

(a)
Each Revolving Loan (other than a Swing Line Loan) shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Swing Line Loan shall be made in accordance with the procedures set forth in Section 2.05.

(b)
Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans, Term SOFR Loans, Alternative Currency Daily Rate Loans or Alternative Currency Term Rate Loans as the relevant Borrower may request in accordance herewith; provided that (i) each ABR Loan and Term SOFR Loan shall only be made in Dollars and (ii) each Loan denominated in a Foreign Currency shall be made as an Alternative Currency Daily Rate Loan or as an Alternative Currency Term Rate Loan, as applicable. Each Swing Line Loan shall be made solely in Dollars and shall be an ABR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Section 2.14, Section 2.15, Section 2.16 and Section 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)
At the commencement of each Interest Period for any (x) Term SOFR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than

$3,000,000 and (y) Foreign Currency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple if such Borrowing is denominated in (i) Japanese Yen, ¥100,000,000 or (ii) a Foreign Currency other than Japanese Yen, 1,000,000 units of such currency and not less than if such Borrowing is denominated in (i) Japanese Yen, ¥300,000,000 or (ii) a Foreign Currency other than Japanese Yen, 3,000,000 units of such currency. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(i). Each Swing Line Loan shall be in an amount that is an integral multiple of $100,000 and not less than $500,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) Term SOFR Borrowings outstanding.

(d)
Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
(e)
Any Credit Event to any Dutch Borrower shall at all times be provided by a Lender that is a Dutch Non-Public Lender.
(f)
Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Company, the Administrative Agent, and such Lender.

SECTION 2.03 Requests for Borrowings. To request a Borrowing, the applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent of such request (a) by irrevocable written notice via a written Borrowing Request signed by the applicable Borrower, or the Company on behalf of the applicable Borrower, or (b) by telephone; provided that any such telephonic notice shall be irrevocable and shall be confirmed promptly by delivery to the Administrative Agent of a written Borrowing Request signed by the applicable Borrower, or the Company on behalf of the applicable Borrower. Each such Borrowing Request must be received by the Administrative Agent not later than 11:00 a.m. (i) two Business Days prior to the requested date of any Borrowing of Term SOFR Loans in Dollars, (ii) three Business Days prior to the requested date of any Borrowing of (x) Term SOFR Loans and

(y)
Foreign Currency Loans denominated in Euro, Sterling or Swiss Francs, (iii) four Business Days prior to the requested date of any Borrowing of Foreign Currency Loans denominated in Japanese Yen, (iv) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing of Foreign Currency Loans denominated in any other Foreign Currencies, and (v) on the requested date of any Borrowing of ABR Loans. Each such telephonic notice and written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)
the name of the Borrower requesting such Borrowing;
(ii)
the aggregate principal amount and currency of the requested Borrowing;
(iii)
the date of such Borrowing, which shall be a Business Day;
(iv)
whether such Borrowing is to be an ABR Borrowing, a Term SOFR Borrowing or an Alternative Currency Loan Borrowing;
(v)
in the case of a Term SOFR Borrowing or an Alternative Currency Term Rate Loan, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(vi)
the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Borrowing is specified, then, in the case of a Borrowing denominated in Dollars, the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term SOFR Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration. If, in the case of a Borrowing consisting of an Alternative Currency Term Rate Loan, Borrowing Request does not specify a Type of Borrowing or an Interest Period, then the applicable Borrower shall be deemed to have selected an Alternative Currency Term Rate Loan with an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04 Determination of Dollar Amount. The Administrative Agent will determine in good faith the Dollar Amount of each Term SOFR Borrowing, Alternative Currency Loan Borrowing, the LC Exposure, or outstanding Credit Events, in each case, on and as of each Revaluation Date.

SECTION 2.05 Swing Line Loans.

(a)
Subject to the terms and conditions set forth herein, in reliance upon the agreements of the other Lenders set forth in this Section 2.05, the Swing Line Lender may, in its sole discretion, make Swing Line Loans in Dollars to the Company from time to time on any Business Day during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swing Line Loans exceeding $100,000,000 (the “Swing Line Sublimit”) or (ii) the Dollar Amount of the total Revolving Credit Exposures exceeding the Aggregate Commitment; provided that the Swing Line Lender shall not be required to make a Swing Line Loan to refinance an outstanding Swing Line Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Swing Line Loans. All Swing Line Loans shall be ABR Loans. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b)
To request a Swing Line Loan, the Company shall notify the Administrative Agent of such request (i) by telephone or (ii) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender of a Swing Line Loan Notice. Each such Swing Line Loan Notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the day of a proposed Swing Line Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swing Line Loan, which shall be a minimum of $50,000. The Administrative Agent will promptly advise the Swing Line Lender of any such notice received from the Company. The Swing Line Lender shall make, in its sole discretion, each Swing Line Loan available to the Company by means of a credit to the general deposit account of the Company with the Swing Line Lender (or, in the case of a Swing Line Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(i), by remittance to the Issuing Bank) by 3:00 p.m. on the requested date of such Swing Line Loan.
(c)
Refinancing of Swing Line Loans.
(i)
The Swing Line Lender at any time in its sole discretion may request, on behalf of the Company (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make an ABR Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Borrowing Request for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of ABR Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than delivery by the Company of a Borrowing Request). The Swing Line Lender shall furnish the Company with a copy of the applicable Borrowing Request promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Borrowing Request available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Borrowing Request, whereupon, subject to Section 2.05(c)(ii), each Lender that so makes funds available shall be deemed to have made an ABR Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
(ii)
If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing in accordance with Section 2.05(c)(i), the request for ABR Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.05(c)(i) shall be deemed payment in respect of such participation.
(iii)
If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.05(c) by the time specified in Section 2.05(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)
Each Lender’s obligation to make Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.05(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Loans pursuant to this Section 2.05(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Company of a Borrowing Request). No such funding of risk participations shall relieve or otherwise impair the obligation of the Company to repay Swing Line Loans, together with interest as provided herein.
(d)
Repayment of Participations.
(i)
At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Swing Line Lender.
(ii)
If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 9.21 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)
Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Company for interest on the Swing Line Loans. Until each Lender funds its ABR Loan or risk participation pursuant to this Section 2.05 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.
(f)
Payments Directly to Swing Line Lender. The Company shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

SECTION 2.06 Letters of Credit.

(a)
General. Subject to the terms and conditions set forth herein, (i) the Issuing Bank agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.06(a), (A) from time to time on any Business Day prior to the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Agreed Currencies for the account of any Borrower (or for the account of any Subsidiary), and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.06(b) below, and (B) to honor drawings under the Letters of Credit; and (ii) the Lenders severally agree to participate in Letters of Credit issued for the account of any Borrower (or for the account of any Subsidiary) and any drawings thereunder. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by a Borrower to, or entered into by a Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control; provided, however, if the Issuing Bank is requested to issue Letters of Credit with respect to a jurisdiction the Issuing Bank deems, in its reasonable judgment, may at any time subject it to a New Money Credit Event or a Country Risk Event, the Loan Parties shall, at the written request of the Issuing Bank, guaranty and indemnify the Issuing Bank against any and all costs, liabilities and losses resulting from such New Money Credit Event or Country Risk Event, in each case, in a form and substance reasonably satisfactory to the Issuing Bank. Notwithstanding anything herein to the contrary, the Issuing Bank shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions to the extent such activities or business would be prohibited by Sanctions or (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement. Each Borrower unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the support of any obligations of any such Person’s Subsidiary as provided in the first sentence of this paragraph and subject to Section 2.27, such Borrower will be fully responsible for the reimbursement of LC Disbursements in accordance with the terms hereof, the payment of interest thereon and the payment of fees due under Section 2.12(b) to the same extent as if it were the sole account party in respect of such Letter of Credit (each Borrower hereby irrevocably waiving any defenses that might otherwise be available to it as a guarantor or surety of the obligations of such Subsidiary that is an account party in respect of any such Letter of Credit). Each Borrower hereby acknowledges that the issuance of Letters of Credit for the account of its Subsidiaries inures to the benefit of such Borrower, and that such Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(b)
Certain Conditions. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit each Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (x) subject to Section 2.04 and Section 2.11(b), the Dollar Amount of the LC Exposure shall not exceed $25,000,000 (the “Letter of Credit Sublimit”), (y) subject to Section 2.04 and Section 2.11(b), the sum of the Dollar Amount of the total Revolving Credit Exposures shall not exceed the total Commitments and (z) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment.
(i)
The Issuing Bank shall not issue any Letter of Credit, if:
(1)
subject to Section 2.06(c)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or
(2)
the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.
(ii)
The Issuing Bank shall not be under any obligation to issue any Letter of Credit if:
(1)
any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing the Letter of Credit, or any Law applicable to the Issuing

Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the Issuing Bank with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the Issuing Bank in good faith deems material to it;

(2)
the issuance of the Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally;
(3)
except as otherwise agreed by the Administrative Agent and the Issuing Bank, the Letter of Credit is in an initial stated amount less than

$50,000;

(4)
except as otherwise agreed by the Administrative Agent and the Issuing Bank, the Letter of Credit is to be denominated in a currency other than an Agreed Currency;
(5)
the Issuing Bank does not as of the issuance date of the requested Letter of Credit issue Letters of Credit in the requested currency; or
(6)
any Lender is at that time a Defaulting Lender, unless the Issuing Bank has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the Issuing Bank (in its sole discretion) with the Borrowers or such Lender to eliminate the Issuing Bank’s actual or potential Fronting Exposure (after giving effect to Section 2.26) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other actual or potential Fronting Exposure, as it may elect in its sole discretion.
(c)
Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of

Credit.

(i)
Each Letter of Credit shall be issued or amended, as the case may be, upon the request of a Borrower delivered to the Issuing Bank (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of such Borrower (or, a Responsible Officer of the Company, on behalf of such Borrower). Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the Issuing Bank, by personal delivery or by any other means acceptable to the Issuing Bank. Such Letter of Credit Application must be received by the Issuing Bank and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the Issuing Bank may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Issuing Bank: (A) the applicant Borrower and the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the Issuing Bank may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the Issuing Bank (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the Issuing Bank may reasonably require. Additionally, each Borrower shall furnish to the Issuing Bank and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the Issuing Bank or the Administrative Agent may reasonably require.

(ii)
Promptly after receipt of any Letter of Credit Application, the Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from a Borrower and, if not, the Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the Issuing Bank has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the Issuing Bank’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.
(iii)
If a Borrower so requests in any applicable Letter of Credit Application, the Issuing Bank may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior written notice to the applicable Borrower and the beneficiary thereof at least thirty (30) days prior to the effective date of the next scheduled automatic extension (the “Non-Extension Notice Date”). Unless otherwise directed by the Issuing Bank, the applicable Borrower shall not be required to make a specific request to the Issuing Bank for any such extension. Once an Auto- Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the Issuing Bank shall not permit any such extension if (A) the Issuing Bank has determined in good faith that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of Section 2.06(b)(i) or (ii) or otherwise), or (B) it has received written notice on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or any Loan Party that one or more of the applicable conditions specified in Section 4.02 (other than delivery by a Borrower of a Borrowing Request) is not then satisfied, and in each such case directing the Issuing Bank not to permit such extension.
(iv)
Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Issuing Bank will also deliver to the applicable Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(d)
Drawings and Reimbursements; Funding of Participations.
(i)
Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Bank shall notify the Company and the Administrative Agent in writing thereof. In the case of a Letter of Credit denominated in a Foreign Currency, the applicable Borrower shall reimburse the Issuing Bank in such Foreign Currency, unless (A) the Issuing Bank (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the applicable Borrower shall have notified the Issuing Bank promptly following receipt of the notice of drawing that the Company will reimburse the Issuing Bank in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in a Foreign Currency, the Issuing Bank shall notify the applicable Borrower of the Dollar Amount of the amount of the drawing promptly following the determination thereof. Not later than 2:00 p.m. on the date of any payment by the Issuing Bank under a Letter of Credit to be reimbursed in Dollars, or the Local Time on the date of any payment by the Issuing Bank under a Letter of Credit to be reimbursed in a Foreign Currency (each such date, an “Honor Date”) if the applicable Borrower shall have received notice of such payment prior to 10:00 a.m. on the date of such payment, or, if such notice has not been received by the applicable Borrower prior to such time on such date, then not later than 2:00 p.m. on the Business Day immediately following the day that the applicable Borrower receives such notice under a Letter of Credit to be reimbursed in Dollars, or the Local Time on the Business Day immediately following the day that the applicable Borrower receives such notice under a Letter of Credit to be reimbursed in a Foreign Currency, the applicable Borrower shall reimburse the Issuing Bank through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. In the event that (A) a drawing denominated in a Foreign Currency is to be reimbursed in Dollars pursuant to the second sentence in this Section 2.06(d)(i) and (B) the Dollar Amount paid by the applicable Borrower, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Foreign Currency equal to the drawing, such Borrower agrees, as a separate and independent obligation, to indemnify the Issuing Bank for the loss resulting from its inability on that date to purchase the Foreign Currency in the full amount of the drawing. If the applicable Borrower fails to timely reimburse the Issuing Bank on the Honor Date, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Amount thereof in the case of a Letter of Credit denominated in a Foreign Currency) (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, the applicable Borrower shall be deemed to have requested a Borrowing of ABR Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of ABR Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Borrowing Notice). Any notice given by the Issuing Bank or the Administrative Agent pursuant to this Section 2.06(d)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)
Each Lender shall upon any notice pursuant to Section 2.06(d)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the Issuing Bank, in Dollars, at the Administrative Agent’s Office for Dollar- denominated payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.06(d)(iii), each Lender that so makes funds available shall be deemed to have made an ABR Loan to the applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the Issuing Bank in Dollars.

(iii)
With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of ABR Loans because the conditions set forth in Section 4.02 (other than delivery by the Company of a Borrowing Request) cannot be satisfied or for any other reason, the applicable Borrower shall be deemed to have incurred from the Issuing Bank an LC Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which LC Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the interest rate otherwise applicable to an ABR Loan (including the Applicable Rate) plus 2% per annum. In such event, each Lender’s payment to the Administrative Agent for the account of the Issuing Bank pursuant to Section 2.06(d)(ii) shall be deemed payment in respect of its participation in such LC Borrowing and shall constitute an LC Advance from such Lender in satisfaction of its participation obligation under this Section 2.06.
(iv)
Until each Lender funds its Loan or LC Advance pursuant to this Section 2.06(d) to reimburse the Issuing Bank for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the Issuing Bank.
(v)
Each Lender’s obligation to make Loans or LC Advances to reimburse the Issuing Bank for amounts drawn under Letters of Credit, as contemplated by this Section 2.06(d), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Bank, any Borrower, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Loans pursuant to this Section 2.06(d) is subject to the conditions set forth in Section 4.02 (other than delivery of a Borrowing Request). No such making of an LC Advance shall relieve or otherwise impair the obligation of the applicable Borrower to reimburse the Issuing Bank for the amount of any payment made by the Issuing Bank under any Letter of Credit, together with interest as provided herein.
(vi)
If any Lender fails to make available to the Administrative Agent for the account of the Issuing Bank any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.06(d) by the time specified in Section 2.06(d)(ii), then, without limiting the other provisions of this Agreement, the Issuing Bank shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Issuing Bank at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Issuing Bank in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or LC Advance in respect of the relevant LC Borrowing, as the case may be. A certificate of the Issuing Bank submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(e)
Repayment of Participations.
(i)
At any time after the Issuing Bank has made a payment under any Letter of Credit and has received from any Lender such Lender’s LC Advance in respect of such payment in accordance with Section 2.06(d), if the Administrative Agent receives for the account of the Issuing Bank any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from a Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.
(ii)
If any payment received by the Administrative Agent for the account of the Issuing Bank pursuant to Section 2.06(d)(i) is required to be returned under any of the circumstances described in Section 9.21 (including pursuant to any settlement entered into by the Issuing Bank in its discretion), each Lender shall pay to the Administrative Agent for the account of the Issuing Bank its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(f)
Obligations Absolute. The obligation of each Borrower to reimburse the Issuing Bank for each drawing under each Letter of Credit and to repay each LC Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)
any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
(ii)
the existence of any claim, counterclaim, setoff, defense or other right that any Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)
any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)
waiver by the Issuing Bank of any requirement that exists for the Issuing Bank’s protection and not the protection of the applicable Borrower or any waiver by the Issuing Bank which does not in fact materially prejudice the applicable Borrower;
(v)
honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;
(vi)
any payment made by the Issuing Bank in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the Uniform Commercial Code in effect in the State of New York, the ISP or the UCP, as applicable;

(vii)
any payment by the Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(viii)
any adverse change in the relevant exchange rates or in the availability of the relevant Agreed Currency to the applicable Borrower or any Subsidiary or in the relevant currency markets generally; or
(ix)
any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the applicable Borrower or any Subsidiary.

Each Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the applicable Borrower’s instructions or other irregularity, the applicable Borrower will immediately notify the Issuing Bank. The applicable Borrower shall be conclusively deemed to have waived any such claim against the Issuing Bank and its correspondents unless such notice is given as aforesaid.

(g)
Role of Issuing Bank. Each Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the applicable Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Bank, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the Issuing Bank shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude any Borrower pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Bank, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the Issuing Bank shall be liable or responsible for any of the matters described in clauses (i) through (ix) of Section 2.06(f); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers found by a nonappealable judgment of a court of competent jurisdiction to have resulted from the Issuing Bank’s willful misconduct or gross negligence or the Issuing Bank’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The Issuing Bank may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for

Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(h)
Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the Issuing Bank and the applicable Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, the Issuing Bank shall not be responsible to any Borrower for, and the Issuing Bank’s rights and remedies against each Borrower shall not be impaired by, any action or inaction of the Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the Issuing Bank or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(i)
Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(j)
Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

SECTION 2.07 Funding of Borrowings.

(a)
Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of Same Day Funds at the Administrative Agent’s Office for the applicable currency (i) in the case of Loans denominated in Dollars, by 1:00 p.m. and (ii) in the case of each Loan denominated in a Foreign Currency, not later than the Local Time specified by the Administrative Agent; provided that Swing Line Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the relevant Borrower by promptly crediting the amounts so received, in like funds, to (x) an account of such Borrower maintained with the Administrative Agent and designated by such Borrower in the applicable Borrowing Request, or (y) by wire transfer of such funds in accordance with instructions provided (and reasonably acceptable) to the Administrative Agent by such Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(i) shall be remitted by the Administrative Agent to the Issuing Bank.
(b)
Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or in the case of an ABR Borrowing, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand in Same Day Funds such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(c)
If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Event set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

SECTION 2.08 Interest Elections.

(a)
Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term SOFR Borrowing and an Alternative Currency Term Rate Loan Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the relevant Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term SOFR Borrowing and an Alternative Currency Term Rate Loan Borrowing, may elect Interest Periods therefor, all as provided in this Section. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swing Line Borrowings, which may not be converted or continued.
(b)
To make an election pursuant to this Section, a Borrower, or the Company on its behalf, shall notify the Administrative Agent of such election by (1) telephone or (2) an irrevocable written notice via an Interest Election Request signed by such Borrower, or the Company on its behalf; provided that any such telephonic notice shall be irrevocable and shall be confirmed promptly by delivery to the Administrative Agent of a written Interest Election Request signed by such Borrower, or the Company on its behalf. Each such Interest Election Request must be received by the Administrative Agent not later than by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Notwithstanding any contrary provision herein, this Section shall not be construed to permit any Borrower to (i) change the currency of any Borrowing, (ii) elect an Interest Period for Term SOFR Loans or Alternative Currency Term Rate Loans that does not comply with Section 2.02(d) or (iii) convert any Borrowing to a Borrowing of a Type not available under such Borrowing. No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency.
(c)
Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)
the name of the applicable Borrower and the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)
the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)
whether the resulting Borrowing is to be an ABR Borrowing, a Term SOFR Borrowing or Alternative Currency Loan Borrowing; and
(iv)
if the resulting Borrowing is a Term SOFR Borrowing or an Alternative Currency Term Rate Loan Borrowing, the Interest Period (and Agreed Currency with respect to an Alternative Currency Term Rate Loan Borrowing) to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term SOFR Borrowing or an Alternative Currency Term Rate Loan Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)
Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)
If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Term SOFR Borrowing or an Alternative Currency Term Rate Loan Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period (i) in the case of a Borrowing denominated in Dollars, such Borrowing shall be converted to an ABR Borrowing and (ii) in the case of a Borrowing denominated in a Foreign Currency in respect of which the applicable Borrower shall have failed to deliver an Interest Election Request prior to the third (3rd) Business Day preceding the end of such Interest Period, such Borrowing shall automatically continue as an Alternative Currency Term Rate Loan Borrowing in the same Foreign Currency with an Interest Period of one month unless such Alternative Currency Term Rate Loan Borrowing is or was repaid in accordance with Section 2.11. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Term SOFR Borrowing, (ii) unless repaid, each Term SOFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) unless repaid, each Alternative Currency Term Rate Loan Borrowing shall automatically be continued as an Alternative Currency Term Rate Loan Borrowing with an Interest Period of one month.

SECTION 2.09 Termination and Reduction of Commitments.

(a)
Unless previously terminated, the Commitments shall terminate on the Maturity Date.
(b)
The Company may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of

$1,000,000 and not less than $1,000,000, (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the Dollar Amount of the sum of the Revolving Credit Exposures would exceed the Aggregate Commitment and

(iii) if, after giving effect to any reduction of the Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit shall be automatically reduced by the amount of such excess.

(c)
The Company shall notify the Administrative Agent (in a form reasonably acceptable to Administrative Agent) of any election to terminate or reduce the Commitments under paragraph (b) of this Section not later than 11:00 a.m. at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities or other transactions specified therein, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments. All fees accrued until the effective date of any termination or reduction of the Aggregate Commitments shall be paid on the effective date of such termination.

SECTION 2.10 Repayment of Loans; Evidence of Debt.

(a)
Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan made to such Borrower on the Maturity Date in the currency of such Loan and (ii) in the case of the Company, to the Swing Line Lender the then unpaid principal amount of each Swing Line Loan on the earlier of the Maturity Date and the date ten (10) Business Days after such Swing Line Loan is made.
(b)
Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)
The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class, Agreed Currency and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)
The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
(e)
Any Lender may request that Loans made by it to any Borrower be evidenced by a promissory note. In such event, the relevant Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.05) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if any such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.11 Prepayment of Loans.

(a)
Each Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, in accordance with the provisions of this Section 2.11(a). The applicable Borrower, or the Company on behalf of the applicable Borrower, shall deliver to the Administrative Agent (and, in the case of prepayment of a Swing Line Loan, the Swing Line Lender) of a Notice of Loan Prepayment of any prepayment hereunder (i) in the case of prepayment of a (x) Term SOFR Borrowing denominated in Dollars, not later than 12:00 noon, Local Time, three (3) Business Days and (y) in the case of a Term SOFR Borrowing or an Alternative Currency Loan Borrowing denominated in Euro or Sterling, no later than 12:00 noon, Local Time, four (4) Business Days (or in the case of any other Alternative Currency Loan Borrowing denominated in any other Foreign Currency, no later than 12:00 noon, Local Time five (5) Business Days), in each case before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon one (1) Business Day before the date of prepayment or

(iii) in the case of prepayment of a Swing Line Loan, not later than 12:00 noon on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the Types of Loans to be prepaid and the principal amount of each Borrowing or portion thereof to be prepaid and, if Term SOFR Loans or Alternative Currency Term Rate Loans are to be prepaid, the Interest Periods of such Loans; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments pursuant to Section 2.16.

(b)
If at any time, (i) the sum of the aggregate principal Dollar Amount of all of the Revolving Credit Exposures (calculated, with respect to those Credit Events denominated in Foreign Currencies, as of the most recent Revaluation Date with respect to each such Credit Event) exceeds the Aggregate Commitment or (ii) solely as a result of fluctuations in currency exchange rates, the sum of the aggregate principal Dollar Amount of all of the outstanding LC Exposures (so calculated), as of the most recent Revaluation Date, exceeds 105% of the Letter of Credit Sublimit, the Borrowers shall in each case immediately repay Borrowings or Cash Collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.21, as applicable, in an aggregate principal amount sufficient to cause (i) the aggregate principal Dollar Amount of all Revolving Credit Exposures (so calculated) to be less than or equal to the Aggregate Commitment or (ii) the aggregate principal Dollar amount of LC Exposures (so calculated and net of any Cash Collateral provided pursuant to this Section 2.11(b)) to be less than or equal to the Letter of Credit Sublimit, as applicable. Notwithstanding anything to the contrary in this Section 2.11, no prepayment by a Foreign Obligor shall be used to pay or be applied against any Obligations of or attributable to any U.S. Loan Party (other than for the avoidance of any doubt, the Foreign Obligations of a Foreign Obligor which may also be Guaranteed by a U.S. Loan Party) or any Domestic Subsidiary.

SECTION 2.12 Fees.

(a)
The Company shall pay to the Administrative Agent for the account of each Lender (subject to the provisions of Section 2.26) in accordance with its Applicable Percentage, a unused fee in Dollars equal to the Applicable Rate times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the outstanding principal amount of all Revolving Loans and (ii) LC Exposures, subject to adjustment as provided in Section 2.26. For the avoidance of doubt, the outstanding amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate Commitments for purposes of determining the unused fee. The unused fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Effective Date, and on the last day of the Availability Period. The unused fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(b)
Each applicable Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee in Dollars with respect to its participations in Letters of Credit issued for the account of such Borrower, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Term SOFR Loans on the average daily Dollar Amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to the Issuing Bank for its own account a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily Dollar Amount of the aggregate LC Exposure attributable to Letters of Credit issued by the Issuing Bank for the account of such Borrower during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit issued for the account of such Borrower or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the first Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Participation fees and fronting fees in respect of Letters of Credit shall be paid in Dollars. For purposes of computing the Dollar Amount of any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.10.
(c)
The Company shall pay to the parties entitled thereto for their own respective account, in Dollars, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(d)
The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.
(e)
All fees payable hereunder shall be paid on the dates due, in Dollars and Same Day Funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of unused fees and participation fees, to the Lenders. Fees paid shall be fully earned when paid and shall not be refundable under any circumstances.

SECTION 2.13 Interest.

(a)
The Loans comprising each (i) ABR Borrowing (including each Swing Line Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate and (ii) Term SOFR Borrowing shall bear interest at Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(b)
The Loans comprising each (i) Alternative Currency Daily Rate Loan Borrowing shall bear interest at the Alternative Currency Daily Rate plus the Applicable Rate and (ii) Alternative Currency Term Rate Loan Borrowing for the Interest Period in effect shall bear interest at the Alternative Currency Term Rate plus the Applicable Rate.
(c)
Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.
(d)
Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan, upon termination of the Commitments and at such other times as specified herein; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term SOFR Loan or Alternative Currency Term Rate Loan, as applicable, prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgement, and before and after the commencement of any proceeding under any Debtor Relief Law.
(e)
All computations of fees and interest hereunder (other than Alternative Currency Loans with respect to SARON) shall be computed on the basis of a year of 360 days, except (i) that interest computed by reference to the Alternate Base Rate (including the Alternate Base Rate determined by reference to Term SOFR) shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed and (ii) in the case of interest in respect of Loans denominated in Foreign Currencies as to which market practice differs from the foregoing, in accordance with such market practice and generally consistent with the Administrative Agent’s practice for other similarly situated syndicated credit facilities. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is repaid, provided, that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.18, bear interest for one day. The applicable interest rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. With respect to Foreign Currencies where market practice differs from the foregoing, the calculation of the applicable interest rate shall be determined in accordance with the then-prevailing market practice.
(f)
(i) The interest rates provided for in this Agreement, including this Section 2.13 are minimum interest rates, (ii) when entering into this Agreement, the parties have assumed that the interest payable at the rates set out in this Section or in other Sections of this Agreement is not and will not become subject to the Swiss Federal Withholding Tax, (iii) notwithstanding that the parties do not anticipate that any payment of interest will be subject to the Swiss Federal Withholding Tax, they agree that, in the event that the Swiss Federal Withholding Tax should be imposed on interest payments, the payment of interest due by any Borrower shall, to the extent provided in Section 2.17 (including the limitations therein), be increased to an amount which (after making any deduction of the Non-Refundable Portion (as defined below) of the Swiss Federal Withholding Tax) results in a payment to each Lender entitled to such payment of an amount equal to the payment which would have been due had no deduction of Swiss Federal Withholding Tax been required, (iv) for this purpose, the Swiss Federal Withholding Tax shall be calculated on the full grossed-up interest amount and (v) such Borrower shall provide to the Administrative Agent the documents required by law or applicable double taxation treaties for the Lenders to claim a refund of any Swiss Federal Withholding Tax so deducted. For the purposes of this Section, “Non-Refundable Portion” shall mean Swiss Federal Withholding Tax at the standard rate (being, as at the date hereof, 35%) unless a tax ruling issued by the Swiss Federal Tax Administration (SFTA) confirms that, in relation to a specific Lender based on an applicable double tax treaty, the Non-Refundable Portion is a specified lower rate in which case such lower rate shall be applied in relation to such Lender.

(g)
If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, the Company or the Lenders determine that (i) the Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the applicable Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the Issuing Bank, as the case may be, promptly on written demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under any Debtor Relief Law, automatically and without further action by the Administrative Agent, any Lender or the Issuing Bank), an amount equal to the excess of the amount of interest and/or fees that should have been paid for such period over the amount of interest and/or fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Bank, as the case may be, under Section 2.06(d)(iii), Section 2.12(b) or Section 2.13(a) or under Article VII. The Company’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.
(h)
Notwithstanding any other provision contained herein, if a Swiss Tax Deduction is required by law in respect of any interest payable by a Loan Party under a Loan Document and should it be unlawful for any Loan Party to comply with clause (h) of Section 2.13 for any reason, where this would otherwise be required by the terms of clause (h) of Section 2.13, then (taking into account the exclusions in clause (h) of Section 2.17):
(i)
the applicable interest rate in relation to that interest payment shall be the interest rate which would have applied to that interest payment as provided for by clauses (a) to (g) of Section 2.13 divided by one minus the rate at which the relevant Swiss Tax Deduction is required to be made under Swiss domestic tax law and/or applicable double taxation treaties (where the rate at which the relevant Swiss Tax Deduction is required to be made is for this purpose expressed as a fraction of one); and

(ii) the Loan Party shall (A) pay the relevant interest at the adjusted rate in accordance with paragraph (i) above and (B) make the Swiss Tax Deduction on the interest so recalculated, and all references to a rate of interest under the Loan Documents shall be construed accordingly.

SECTION 2.14 Illegality; Inability to Determine Rates.

(a)
Illegality. If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office

to perform any of its obligations hereunder or make, maintain or fund or charge interest with respect to any Loan or Letter of Credit, as applicable, or to determine or charge interest rates based upon Term SOFR, Alternative Currency Daily Rate or Alternative Currency Term Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Foreign Currency in the applicable interbank market, then, on written notice thereof by such Lender to the Company through the Administrative Agent, (i) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Loan or Letter of Credit or to make or continue Term SOFR Loans, Alternative Currency Daily Rate Loans or Alternative Currency Term Rate Loans in the affected currency or currencies or, in the case of Term SOFR Loans in Dollars, to convert ABR Loans to Term SOFR Loans, shall, subject to clause (x) below, be suspended, (ii) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Term SOFR component of the Alternate Base Rate, the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and the Company in writing that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon written demand from such Lender (with a copy to the Administrative Agent) and subject to clause (y), (1) prepay or, if applicable and such Loans are denominated in Dollars, convert all Term SOFR Loans of such Lender to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Alternate Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loans or (2) if such Loan is a Foreign Currency Loan, prepay such applicable Foreign Currency Loan and reborrow the same in Dollars in an amount equal to the Dollar Amount of such Foreign Currency Loan and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Term SOFR, Alternative Currency Daily Rate or Alternative Currency Term Rate, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Term SOFR. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

(b)
Inability to Determine Rates. If in connection with any request for a Term SOFR Loan or an Alternative Currency Loan or a conversion to or continuation thereof, (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (x) no Successor Rate for the Relevant Rate for the applicable currency has been determined in accordance with (A) Section 2.14(c) and the circumstances under Section 2.14(c)(i) or the SOFR Scheduled Unavailability Date has occurred with respect to Term SOFR or (B) Section 2.14(d) and the circumstances under Section 2.14(d)(i) or the Scheduled Unavailability Date has occurred with respect to such Relevant Rate (as applicable), or (y) adequate and reasonable means do not otherwise exist for determining the Relevant Rate for the applicable currency for any determination date(s) or requested Interest Period, as applicable, with respect to a proposed Term SOFR Loan, Alternative Currency Loan or ABR Loan, or (b) the Administrative Agent or the Required Lenders determine that for any reason that the Relevant Rate with respect to a proposed Loan denominated in any currency for any requested Interest Period or determination date(s) does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Loans in the affected currencies, as applicable, shall, subject to the immediately succeeding paragraph below, be suspended in each case to the extent of the affected Term SOFR Loan, Alternative Currency Loans or Interest Period or determination date(s), as applicable, in each case until (i) the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (b) of this Section, until the Administrative Agent upon instruction of the Required Lenders) revokes such notice or (ii) a

Successor Rate is determined and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Alternate Base Rate, the utilization of the Term SOFR component in determining the Alternate Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.

Upon receipt of such notice, (A) the Company may revoke any pending request for a Borrowing of, or continuation of Term SOFR Loan or Alternative Currency Loans to the extent of the affected Term SOFR Loan, Alternative Currency Loans or Interest Period or determination date(s), as applicable or, failing that, will be deemed to have converted such request into a request for a Borrowing of ABR Loans denominated in Dollars in the Dollar Amount of the amount specified therein and (B) any outstanding affected Term SOFR Loans or Alternative Currency Loans, at the Company’s election, shall either (1) be converted into a Borrowing of ABR Loans denominated in Dollars in the Dollar Amount of the amount of such outstanding Alternative Currency Loan immediately, in the case of an Alternative Currency Daily Rate Loan or, at the end of the applicable Interest Period, in the case of a Term SOFR Loan or an Alternative Currency Term Rate Loan or (2) be prepaid in full immediately, in the case of an Alternative Currency Daily Rate Loan, or at the end of the applicable Interest Period, in the case of a Term SOFR Loan or an Alternative Currency Term Rate Loan; provided that if no election is made by the Company (x) in the case of an Alternative Currency Daily Rate Loan, by the date that is three Business Days after receipt by the Company of such notice or (y) in the case of a Term SOFR Loan or an Alternative Currency Term Rate Loan, by the last day of the current Interest Period for the applicable Term SOFR Loan or Alternative Currency Term Rate Loan, the Company shall be deemed to have elected clause (1) above.

(c)
Replacement of Term SOFR or SOFR Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Company) that the Company or Required Lenders (as applicable) have determined, that:
(i)
adequate and reasonable means do not exist for ascertaining one month or three month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)
CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month and three month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of U.S. Dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of Term SOFR on a representative basis after such specific date (the latest date on which one month and three month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer representative or available permanently or indefinitely, the “SOFR Scheduled Unavailability Date”);

then, on a date and time promptly determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the SOFR Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “SOFR Successor Rate”).

If the SOFR Successor Rate is Daily Simple SOFR, all interest payments will be payable on a monthly basis with respect to such Daily Simple SOFR Loans. Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 2.14(c)(i) or (ii) have occurred with respect to the SOFR Successor Rate then in effect, then in each case, the Administrative Agent and the Company may jointly amend this Agreement solely for the purpose of replacing Term SOFR or any then current SOFR Successor Rate in accordance with this Section 2.14(c) at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with another alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “SOFR Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent and the Company shall have executed such amendment and shall have posted such proposed amendment to all Lenders unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

(d)
Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Company) that the Company or Required Lenders (as applicable) have determined, that:
(i)
adequate and reasonable means do not exist for ascertaining the Relevant Rate (other than Term SOFR) for an Agreed Currency (other than Dollars) because none of the tenors of such Relevant Rate (including any forward-looking term rate thereof) is available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)
the Applicable Authority has made a public statement identifying a specific date after which all tenors of the Relevant Rate (other than Term SOFR) for an Agreed Currency (other than Dollars) (including any forward-looking term rate thereof) shall or will no longer be representative or made available, or used for determining the interest rate of loans denominated in such Agreed Currency, or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of the Relevant Rate (other than Term SOFR) for such Agreed Currency (other than Dollars) (the latest date on which all tenors of the Relevant Rate for such Agreed Currency (including any forward-looking term rate thereof) are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”); or
(iii)
syndicated loans currently being executed and agented in the United States, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the Relevant Rate (other than Term SOFR) for an Agreed Currency (other than Dollars), or if the events or circumstances of the type described in 2.14(d)(i), (ii) or (iii) have occurred with respect to the Non-SOFR Successor Rate then in effect, then, the Administrative Agent and the Company may jointly amend this Agreement solely for the purpose of replacing the Relevant Rate for an Agreed Currency or any then current Non-SOFR Successor Rate for an Agreed Currency in accordance with this Section 2.14(d) with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the United States and denominated in such Agreed Currency for such alternative benchmark, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the United States and denominated in such Agreed Currency for such benchmarks (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Non-SOFR Successor Rate,” and collectively with the SOFR Successor Rate, each a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent and the Company shall have executed such amendment and shall have posted such proposed amendment to all Lenders unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

(e)
Successor Rate. The Administrative Agent will promptly (in one or more notices) notify the Company and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein or in the Credit Agreement, if at any time any Successor Rate as so determined would otherwise be less than zero%, the Successor Rate will be deemed to be zero% for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall (i) promptly notify the Borrowers in writing of such Conforming Changes upon the effectiveness thereof and (ii) post each such amendment implementing such Conforming Changes to the Lenders reasonably promptly after such amendment becomes effective.

SECTION 2.15 Increased Costs.

(a)
If any Change in Law shall:
(i)
impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement, other than as set forth below) or the Issuing Bank;
(ii)
impose on any Lender or the Issuing Bank or the relevant interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or
(iii)
subject any Recipient of any payments hereunder to any Taxes (other than

(A) Indemnified Taxes, (B) Taxes described in clause (b) of the definition of Excluded Taxes (including changes in the rate or basis of the imposition thereof) and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Person of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency) or to increase the cost to such Person of participating in, issuing or maintaining any Letter of Credit (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency) or to reduce the amount of any sum received or receivable by such Person hereunder, whether of principal, interest or otherwise (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency), then the applicable Borrower will pay to such Person such additional amount or amounts as determined by such Person in good faith as will compensate such Person for such additional costs incurred or reduction suffered; provided, however, that it is generally the practice of such Person to charge similarly situated borrowers for such amounts under comparable provisions of other financing agreements.

(b)
If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the applicable Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as calculated by such Person in good faith as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered; provided, however, that it is generally the practice of such Person to charge similarly situated borrowers for such amounts under comparable provisions of other financing agreements.
(c)
A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay, or cause the other applicable Borrowers to pay, such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)
Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided, further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
(e)
Each applicable Borrower shall pay to each Lender, as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of Term SOFR Loans or Alternative Currency Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of such notice.
(f)
Notwithstanding the foregoing, the rights of any Lender and the Issuing Bank to receive compensation from any Borrower pursuant to this Section 2.15 shall only be available to the extent that such compensation is reasonably requested by such Lender or Issuing Bank and not invoked in an arbitrary or capricious manner.

SECTION 2.16 Break Funding Payments. In the event of (a) the payment of any principal of any Term SOFR Loan or Alternative Currency Term Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (b) the conversion of any Term SOFR Loan or Alternative Currency Term Rate Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term SOFR Loan or Alternative Currency Term Rate Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(a) and is revoked in accordance therewith) or (d) the assignment of any Term SOFR Loan or Alternative Currency Term Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.19, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Term SOFR or Alternative Currency Term Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the relevant currency of a comparable amount and period from other banks in the market for such currency. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

SECTION 2.17 Taxes.

(a)
Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law; provided that if any Indemnified Taxes or Other Taxes are required to be deducted or withheld from such payments under applicable law (as determined in the good faith discretion of the applicable Withholding Agent), then (i) the sum payable shall be increased as necessary so that after making all required deductions or withholdings (including deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the relevant Withholding

Agent shall make such deductions or withholding and (iii) the relevant Withholding Agent shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

(b)
In addition, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law or at the option of the Administrative Agent, timely reimburse it for the payment of any Other Taxes.
(c)
The Loan Parties shall indemnify the applicable Recipient, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes payable or paid by such Recipient or required to be withheld or deducted from any payment to such Recipient (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.
(d)
As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)
(i) Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to such Borrower (with a copy to the Administrative Agent), at the time or times reasonably requested by such Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by such Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate. Each Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such documentation reasonably requested by the Company or the Administrative Agent as will enable the Company or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(e)(ii)(A) and (ii)(B) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)
Without limiting the generality of the foregoing, in the event that the Borrower is the Company:
(A)
any Lender that is not a Foreign Lender shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), whichever of the following is applicable:
(1)
in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W- 8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)
in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, executed copies of IRS Form W-8ECI;
(3)
in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or
(4)
to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W- 8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax

Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner; and

(C)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of any other form reasonably requested by the Company or the Administrative Agent as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be reasonably requested by the Company or the Administrative Agent to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(f)
If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that each Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the applicable Recipient be required to pay any amount to such Loan Party pursuant to this paragraph (f) the payment of which would place the Recipient in a less favorable net after-Tax position than the Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Loan Party or any other Person.
(g)
To the extent that interest payable by a Swiss Borrower under a Loan Document becomes subject to Swiss Federal Withholding Tax, each relevant Lender and such Swiss Borrower shall, at such Swiss Borrower’s reasonable request, promptly cooperate in completing any procedural formalities (including submitting forms and documents required by the appropriate tax authorities) to the extent possible and necessary for such Swiss Borrower to obtain authorization to make interest payments without them being subject to Swiss Federal Withholding Tax or to being subject to Swiss Federal Withholding Tax at a rate reduced under an applicable double taxation treaty. Notwithstanding anything to the contrary, the completion of any procedural formalities or the execution and submission of such documentation shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(h)
No Loan Party is required to make an increased payment to a specific Lender (i.e. without prejudice to the rights of all other Lenders hereunder) under clause (a) of this Section 2.17 above or clause
(f)
of Section 2.13, or to make an increased interest payment in accordance with clause (h) of Section 2.13 in connection with the deduction of Swiss Federal Withholding Tax:
(i)
if a Swiss Loan Party has breached the Swiss Ten Non-Bank Rule or the Swiss Twenty Non-Bank Rule as a direct consequence of that Lender:
(A)
not complying with its obligations under clause (b) of Section 9.05; or
(B)
having acquired any rights pursuant to clause (b) of Section 9.05 against such Swiss Loan Party as a result of such breach;
(ii)
if the payment could have been made to the relevant Lender without a Swiss Tax Deduction, but, provided such Lender confirmed that it was a Swiss Qualifying Bank, (A) never was a Swiss Qualifying Bank or (B) on that date that Lender has ceased to be a Swiss Qualifying Bank other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or double taxation treaty, or any published practice or published concession of any relevant taxing authority; or
(iii)
if and to the extent the Company and/or the relevant Swiss Loan Party making the payment is able to demonstrate that the payment could have been made to that Lender with a smaller or without a Swiss Tax Deduction had that Lender complied with its obligations under clause (h) of Section 2.13.

(i)
Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes or Other Taxes, only to the extent that the Loan Parties have not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Loan Parties to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with this Agreement (including any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.05(c) relating to the maintenance of a Participant Register) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.17(i) shall be paid within ten (10) days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (h).
(j)
The indemnification under clause (c) of Section 2.17 shall not apply to the extent a loss, liability or cost would have been compensated for by an increased payment under clause (h) of Section 2.17, clause (f) of Section 2.13 or clause (h) of Section 2.13 but was not so compensated solely because one of the exclusions in clause (h) of Section 2.17 applied.
(k)
If a payment made to a Lender under this Agreement would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Administrative Agent as may be necessary for the Administrative Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(k), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(l)
All amounts payable by the Borrowers to each Recipient under this Agreement or any other Loan Documents are exclusive of any VAT and if any VAT becomes payable, the Borrowers shall increase the amount of the payment by an amount equal to such VAT. Should VAT become chargeable retroactively, the Recipient may retroactively charge, and the Borrowers shall pay, such VAT. Where this Agreement or any other Loan Documents require the Borrowers to reimburse or indemnify the Recipients for any cost or expense, the Borrowers shall reimburse or indemnify (as the case may be) the Recipients for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that the Recipient reasonably determines in its own discretion that it is entitled to credit or repayment in respect of such VAT from the relevant Governmental Authority.

SECTION 2.18 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)
Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14(b), Section 2.16 or Section 2.17, or otherwise) prior to (i) in the case of payments denominated in Dollars, 12:00 noon time and (ii) in the case of payments denominated in a Foreign Currency, 12:00 noon, Local Time, in each case on the date when due, in Same Day Funds, free and clear of and without condition or deduction for any counterclaim, defense, recoupment or set-off. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. Except as otherwise set forth herein, all such payments shall be made (i) in the same currency in which the applicable Credit Event was made and (ii) to the Administrative Agent at the Administrative Agent’s Office, except payments to be made directly to the Issuing Bank or Swing Line Lender as expressly provided herein and except that payments pursuant to Section 2.14(b), Section 2.16, Section 2.17 and Section 9.04 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments denominated in the same currency received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Subject to the terms and conditions hereof, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Notwithstanding the foregoing provisions of this Section, if, after the making of any Credit Event in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Credit Event was made (the “Original Currency”) no longer exists or any Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by such Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations.
(b)
If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and

(ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)
If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swing Line Loans held by it resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swing Line Loans and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (i) notify the Administrative Agent of such fact, and (ii) purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swing Line Loans of other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing to them; provided that (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to (y) any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in LC Disbursements and Swing Line Loans to any assignee or participant, other than an assignment to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d)
Unless the Administrative Agent shall have received notice from the relevant Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the relevant Lenders or the Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the relevant Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand in Same Day Funds the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.
(e)
If any Lender shall fail to make any payment to the Administrative Agent, the Swing Line Lender or the Issuing Bank required to be made by it pursuant to Section 2.05(c), Section 2.06(d), Section 2.07(b), Section 2.18(d), Section 9.04(c) or any other provision of this Agreement, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent, the Swing Line Lender or the Issuing Bank to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as Cash Collateral for, and application to, any future funding obligations of such Lender under such Sections; in the case of each of (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.19 Mitigation Obligations; Replacement of Lenders.

(a)
If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment

(i) would eliminate or reduce amounts payable pursuant to Section 2.15 or Section 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)
If (i) any Lender requests compensation under Section 2.15, (ii) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender becomes a Defaulting Lender or (iv) the Company elects to replace a Lender in accordance with the provisions of Section 2.21(c), then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or Section 2.17) and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Bank and the Swing Line Lender), which consent shall not unreasonably be withheld or delayed,

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swing Line Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.16), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments, (iv) the Company shall have paid to the Administrative Agent the assignment fee (if any) specified by Section 9.05(b), and (v) such assignment does not conflict with applicable laws. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

SECTION 2.20 Expansion Option. The Company may from time to time elect to increase the Commitments or enter into one or more tranches of term loans (each an “Incremental Term Loan”), in each case in minimum increments of $20,000,000 so long as, after giving effect thereto, the aggregate amount of such increases and all such Incremental Term Loans does not exceed $400,000,000. The Company may arrange for any such increase or tranche to be provided by one or more Lenders (each Lender so agreeing to an increase in its Commitment, or to participate in such Incremental Term Loans, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender”; provided that no Ineligible Institution may be an Augmenting Lender), which agree to increase their existing Commitments, or to participate in such Incremental Term Loans, or provide new Commitments, as the case may be; provided that (i) each Augmenting Lender, shall be subject to the approval of the Company and the Administrative Agent and

(ii) (x) in the case of an Increasing Lender, the Company and such Increasing Lender execute an agreement substantially in the form of Exhibit C hereto, and (y) in the case of an Augmenting Lender, the Company and such Augmenting Lender execute an agreement substantially in the form of Exhibit D hereto. No consent of any Lender (other than the Lenders participating in the increase or any Incremental Term Loan) shall be required for any increase in Commitments or Incremental Term Loan pursuant to this Section 2.20. Increases and new Commitments and Incremental Term Loans created pursuant to this Section 2.20 shall become effective on the date agreed by the Company, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no increase in the Commitments (or in the Commitment of any Lender) or tranche of Incremental Term Loans shall become effective under this paragraph unless, (i) on the proposed date of the effectiveness of such increase or Incremental Term Loans, (A) the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied or waived by the Required Lenders and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer of the Company and (B) the Company shall be in compliance (on a Pro Forma Basis reasonably acceptable to the Administrative Agent) with the covenants contained in Section 6.10 and (ii) the Administrative Agent shall have received documents and opinions consistent with those delivered on the Effective Date as to the organizational power and authority of the Borrowers to borrow hereunder after giving effect to such increase. On the effective date of any increase in the Commitments or any Incremental Term Loans being made, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in Same Day Funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its Applicable Percentage of such outstanding Revolving Loans, and (ii) except in the case of any Incremental Term Loans, the Borrowers shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the applicable Borrower, or the Company on behalf of the applicable Borrower, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Term SOFR Loan and each Alternative Currency Term Rate Loan, shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods. The Incremental Term Loans (a) shall rank pari passu in right of payment with the Revolving Loans, (b) shall not mature earlier than the Maturity Date (but may have amortization prior to such date) and (c) shall be treated substantially the same as (and in any event no more favorably than) the Revolving Loans; provided that (i) the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the Maturity Date may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the Maturity Date and (ii) the Incremental Term Loans may be priced differently than the Revolving Loans. Incremental Term Loans may be made hereunder pursuant to an amendment or restatement (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, each Increasing Lender participating in such tranche, each Augmenting Lender participating in such tranche, if any, and the Administrative Agent. The Incremental Term Loan Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section

2.20. Nothing contained in this Section 2.20 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder, or provide Incremental Term Loans, at any time. This Section 2.20 shall supersede any provisions in Section 2.18 or Section 9.03 to the contrary.

SECTION 2.21 Extension of Maturity Date.

(a)
The Company may, by notice to the Administrative Agent from time to time, request an extension (each, an “Extension”) of the maturity date of any Class of Commitments of Revolving Loans; provided that no Extension shall be longer than one (1) year from the applicable existing maturity date and no more than two (2) Extensions shall be permitted hereunder during the term of this Agreement. Such notice shall (i) set forth the amount of the applicable Commitments that will be subject to the Extension (which shall be in minimum increments of $25,000,000 and a minimum amount of $25,000,000) and (ii) set forth the date on which such Extension is requested to become effective (which shall be not less than ten (10) Business Days nor more than sixty (60) days after the date of such Extension notice (or such longer or shorter periods as the Administrative Agent shall agree in its sole discretion)). Each Lender in the relevant Class shall be offered (each such offer, an “Extension Offer”), without the need for the consent of any other Lender and without any obligation to accept such offer, an opportunity to participate in such Extension on a pro rata basis and on the same terms and conditions as each other Lender pursuant to procedures established by, or reasonably acceptable to, the Administrative Agent and the Company. If the aggregate principal amount of Commitments in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Commitments subject to the Extension Offer as set forth in the Extension notice, then the Commitments of Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts with respect to which such Lenders have accepted such Extension Offer.
(b)
The following shall be conditions precedent to the effectiveness of any Extension: (i) no

Default or Event of Default shall have occurred and be continuing prior to and after giving effect to such Extension, (ii) the representations and warranties set forth in Article III and in each other Loan Document shall be deemed to be made and shall be true and correct in all material respects on and as of the effective date of such Extension, (iii) the Issuing Bank and the Swing Line Lender shall have consented to any Extension of the Commitments, to the extent that such Extension provides for the issuance or extension of Letters of Credit or making of Swing Line Loans at any time during the extended period and (iv) the terms of such Extended Commitments shall comply with clause (d) of this Section 2.21.
(c)
The Company shall have the right to replace each Lender that determines not to so accept an Extension Offer (each, a “Non-Extending Lender”) with, and add as “Lenders” under this Agreement in place thereof, one or more assignees (each, an “Additional Commitment Lender”) as provided in Section

2.19; provided that each of such Additional Commitment Lenders shall enter into an Assignment and Assumption pursuant to which such Additional Commitment Lender shall, effective as of the existing Maturity Date for such Class, undertake a Commitment under such Class (and, if any such Additional Commitment Lender is already a Lender under such Class, its Commitment shall be in addition to any other Commitment under such Class of such Lender hereunder on such date).

(d)
The terms of each Extension shall be determined by the Administrative Agent, the Company and the applicable Extending Lenders and set forth in an Extension Amendment; provided that

(i) the final maturity date of any Extended Commitment shall be no earlier than the maturity date of the Class of Commitments being extended, (ii) there shall be no scheduled amortization of the Extended Loans or scheduled reductions of the Extended Commitments, (iii) the Extended Loans will rank pari passu in right of payment with the existing Loans and the borrower and guarantors of the Extended Commitments shall be the same as the Borrowers and Guarantors with respect to the existing Loans, (iv) the interest rate margin, rate floors, fees, original issue discount and premium applicable to any Extended Commitment (and the Extended Loans thereunder) shall be substantially identical to the terms set forth herein, except as otherwise agreed by the Company and the applicable Extending Lenders, (v) borrowing and prepayment of Extended Loans, or reductions of Extended Commitments, and participation in Letters of Credit and Swing Line Loans, shall be on a pro rata basis with the other Revolving Loans and Commitments (other than upon the maturity of the non-extended Revolving Loans and Commitments) and (vi) the terms of the Extended Commitments shall be substantially identical to the terms set forth herein (except as set forth in clauses (i) through (v) above).

(e)
In connection with any Extension, the Company, the Administrative Agent and each applicable Extending Lender shall execute and deliver to the Administrative Agent an Extension Amendment and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extension. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension. Any Extension Amendment may, without the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to implement the terms of any such Extension, including any amendments necessary to establish Extended Commitments as a new Class or tranche of Commitments and such other technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Company in connection with the establishment of such new Class or tranche (including to preserve the pro rata treatment of the extended and non-extended Classes or tranches and to provide for the reallocation of Revolving Credit Exposure upon the expiration or termination of the commitments under any Class or tranche), in each case on terms consistent with this Section 2.21. This Section 2.21 shall supersede any provisions in Section 2.18 or Section 9.03 to the contrary.

SECTION 2.22 Cash Collateral.

(a)
Certain Credit Support Events. If (i) the Issuing Bank has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an LC Borrowing, (ii) as of the Letter of Credit Expiration Date, any LC Obligation for any reason remains outstanding, (iii) the Borrowers shall be required to provide Cash Collateral pursuant to Article VII or (iv) there shall exist a Defaulting Lender, the applicable Borrowers (or the Company, on behalf of all Borrowers) shall immediately (in the case of clause (iii) above) or within two Business Days (in all other cases) following receipt of any written request by the Administrative Agent or the Issuing Bank, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.26(c) and any Cash Collateral provided by the Defaulting Lender). Additionally, if any Borrower shall be required to Cash Collateralize LC Exposure as provided in Section 2.11(b), then, within two Business Days such Borrower (or, the Company on behalf of such Borrower) shall provide Cash Collateral for the outstanding amount of the LC Exposure in an amount required by Section 2.11(b).
(b)
Grant of Security Interest. Each Borrower furnishing such Cash Collateral, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Bank and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.22(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the Issuing Bank as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, each applicable Borrower (or, the Company on behalf of such Borrower) will, promptly upon written demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. Each Borrower shall pay on demand therefor from time to time all reasonable and customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(c)
Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Agreement, including any of this Section 2.21, Section 2.11, Section 2.26 or Article VII in respect of Letters of Credit shall be held and applied to the satisfaction of the specific LC Exposure, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein. Notwithstanding anything to the contrary in this Section 2.212, Section 2.11, Section 2.26 or Article VII, no Cash Collateral furnished by a Foreign Obligor shall be used to pay or be applied against any Obligations of or attributable to any U.S. Loan Party (other than for the avoidance of any doubt, such Foreign Obligations of a Foreign Obligor which may also be Guaranteed by a U.S. Loan Party) or any Domestic Subsidiary.
(d)
Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 9.05(b)(ii)(G))) or (ii) the reasonable determination by the Administrative Agent and the Issuing Bank that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the Issuing Bank may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

SECTION 2.23 Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of each Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and

(b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.18, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to such Borrower.

SECTION 2.24 Designated Borrowers.

(a)
Effective as of the date hereof Bruker Invest and Bruker Finance shall each be a “Designated Borrower” hereunder and may receive Loans for its account on the terms and conditions set forth in this Agreement.
(b)
The Company may at any time, upon not less than 15 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), request that any additional Wholly-Owned Subsidiary (other than any SPV) of the Company (an “Applicant Borrower”) be designated as a Designated Borrower to receive Loans hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit F-1 (a “Designated Borrower Request and Assumption Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein the Administrative Agent and the Lenders shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be reasonably required by the Administrative Agent or the Lenders, and promissory notes signed by such new Borrowers to the extent any Lenders so require. If the Administrative Agent and each Lender agrees that an Applicant Borrower shall be entitled to receive Loans hereunder, then promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information, the Administrative Agent shall send a notice in substantially the form of Exhibit F-2 (a “Designated Borrower Notice”) to the Company and the Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Designated Borrower to receive

Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that no Borrowing Notice or Letter of Credit Application may be submitted by or on behalf of such Designated Borrower until the date that is five Business Days after such effective date.

(c)
The Obligations of the Company and each U.S. Loan Party that is a Borrower shall be joint and several in nature. The Foreign Obligations of each Foreign Obligor that is a Designated Borrower shall be joint and several in nature, provided that each U.S. Loan Party shall Guarantee all such Foreign Obligations. The Foreign Obligors shall not under any circumstances be liable for any Obligations of the Company or any U.S. Loan Party (other than for the avoidance of any doubt, such Foreign Obligations of a Foreign Obligor which may also be Guaranteed by a U.S. Loan Party).
(d)
Each Subsidiary of the Company that is or becomes a “Designated Borrower” pursuant to this Section 2.24 hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made by the Lenders to any such Designated Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.
(e)
The Company may from time to time, upon not less than 15 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Designated Borrower’s status as such, provided that (i) no Default or Event of Default shall then exist or result therefrom and (ii) there are no outstanding Loans payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Loans made to it, as of the effective date of such termination. The Administrative Agent will promptly notify the Lenders of any such termination of a Designated Borrower’s status.

SECTION 2.25 Senior Debt. The Company hereby designates all Obligations now or hereinafter incurred or otherwise outstanding, and agrees that the Obligations shall at all times constitute, senior indebtedness and designated senior indebtedness, or terms of similar import, which are entitled to the benefits of the subordination provisions of all Subordinated Indebtedness.

SECTION 2.26 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)
fees shall cease to accrue on the Commitment of such Defaulting Lender pursuant to Section 2.12(a);
(b)
the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.03); provided, that, except as otherwise provided in Section 9.03, this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;
(c)
if any Swing Line Exposure or LC Exposure exists at the time such Lender becomes a

Defaulting Lender then:
(i)
all or any part of the Swing Line Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swing Line Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments;
(ii)
if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Company shall within five (5) Business Days following notice by the Administrative Agent (x) first, prepay such Swing Line Exposure and (y) second, Cash Collateralize for the benefit of the Issuing Bank only the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.21 for so long as such LC Exposure is outstanding;
(iii)
if the Company Cash Collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is Cash Collateralized;
(iv)
if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause

(i)
above, then the fees payable to the Lenders pursuant to Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and
(v)
if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor Cash Collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all unused fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until and to the extent that such LC Exposure is reallocated and/or Cash Collateralized; and
(d)
so long as such Lender is a Defaulting Lender, the Swing Line Lender shall not be required to fund any Swing Line Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or Cash Collateral will be provided by the Company in accordance with Section 2.26(c), and participating interests in any such newly made Swing Line Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.26(c)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) the Swing Line Lender or the Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swing Line Lender shall not be required to fund any Swing Line Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Swing Line Lender or the Issuing Bank, as the case may be, shall have entered into arrangements with the Company or such Lender, satisfactory to the Swing Line Lender or the Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

Subject to Section 9.18, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

(e)
Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.09 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank or Swing Line Lender hereunder; third, to Cash Collateralize the Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.26; fourth, as the Company may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as reasonably determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.21; sixth, to the payment of any amounts owing to the Lenders, the Issuing Bank or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Bank or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Exposure owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Exposure owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Exposure and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.26(c). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.26(e) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

In the event that the Administrative Agent, the Company, the Swing Line Lender and the Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto in writing, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein that Lender will cease to be a Defaulting Lender and (i) the Swing Line Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swing Line Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage and (ii) any cash, or portion thereof, as applicable, provided by the Company as Cash Collateral under this Section 2.26 shall be promptly released and returned to the Company.

SECTION 2.27 Foreign Subsidiaries Not Obligated For Obligations of U.S. Loan Parties. Notwithstanding any contrary provisions in any Loan Document, all references in the Loan Documents to payments, proceeds, liabilities, Obligations, Loans, fees, collections, Guarantees, security interests, pledges, provision of Cash Collateral, LC Advances, LC Borrowings and any other arrangement affecting the payment obligations of the Borrowers and the other Loan Parties and their responsibilities to the Administrative Agent, the Lenders, Swing Line Lender, Issuing Bank and any other recipient of any payment to be made by or on account of the obligation of any Loan Party hereunder, shall mean, in the case of and as applied to any U.S. Loan Party (other than for the avoidance of any doubt, such Foreign Obligations of a Foreign Obligor which may also be Guaranteed by a U.S. Loan Party), only such U.S. Loan Party and the other U.S. Loan Parties Guaranteeing the Obligations of such U.S. Loan Party, such that no payments received from, or collections on account of the property or assets of, a Foreign Obligor (or rights to such receipt or such collection) shall be applied to such U.S. Loan Party’s Obligations (or the Obligations of any other Domestic Subsidiary) (other than for the avoidance of any doubt, such Foreign Obligations of a Foreign Obligor which may also be Guaranteed by a U.S. Loan Party), it being the intention of the parties hereto to avoid adverse tax consequences due to the application of Section 956 of the Code. All provisions contained in any Loan Document shall be interpreted consistently with this Section 2.27 to the extent possible, and where such other provisions conflict with the provisions of this Section 2.27, the provisions of this Section 2.27 shall govern. The Loan Parties acknowledge and agree that (x) each U.S. Loan Party has Guaranteed, inter alia, all Obligations of the Foreign Obligors and the Foreign Subsidiaries and (y) each Foreign Obligor has Guaranteed, inter alia, all Foreign Obligations of each other Foreign Obligor and the Foreign Subsidiaries, provided that no such Foreign Obligor and/or such Foreign Subsidiary shall Guarantee the Obligations of any U.S. Loan Party or other Domestic Subsidiary. The foregoing shall in no event abrogate the obligations of the Loan Parties to make any and all required payments (in full in cash) in respect of their respective Obligations as and when required by the Loan Documents, it being understood and agreed that all such Obligations are absolute, unconditional and irrevocable.

SECTION 2.28 Lender Status Confirmation.

(a)
Each Lender (as of the date of this Agreement and the Effective Date) confirms that it is a Swiss Qualifying Bank. Each Lender which becomes a Party to this Agreement after the date of this Agreement shall indicate, in the Assignment and Assumption which it executes on becoming a Party, and for the benefit of the Administrative Agent and without liability to any Loan Party, which of the following categories it falls in:
(i)
a Swiss Qualifying Bank;
(ii)
a Swiss Non-Qualifying Bank.

If a New Lender fails to indicate its status in accordance with this Section 2.28 then such New Lender shall be treated for the purposes of this Agreement (including by each Loan Party) as if it is not a Swiss Qualifying Bank until such time as it notifies the Administrative Agent which category applies (and the Administrative Agent, upon receipt of such notification, shall inform the Company). For the avoidance of doubt, an Assignment and Assumption shall not be invalidated by any failure of a Lender to comply with this Section 2.28.

ARTICLE III

Representations and Warranties

Each Borrower represents and warrants to the Lenders that:

SECTION 3.01 Organization; Powers; Subsidiaries. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the laws of the jurisdiction of its organization, except where the failure to so be in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect), has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing (to the extent such concept is applicable) in, every jurisdiction where such qualification is required, except where the failure to be so qualified or in good standing would not reasonably be expected to result in a Material Adverse Effect. Schedule 3.01 hereto (as supplemented from time to time) identifies each Subsidiary, noting whether such Subsidiary is a Material Domestic Subsidiary or a Material Foreign Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Company and the other Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on Schedule 3.01 as owned by the Company or another Subsidiary are owned, beneficially and of record, by the Company or any Subsidiary free and clear of all Liens (other than Liens permitted by Section 6.02). Except as set forth on Schedule 3.01, there are no outstanding commitments or other obligations of the Company or any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of the Company or any Subsidiary. For the purposes of the Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (as amended from time to time, the “Insolvency Regulation”), each Dutch Borrower’s centre of main interests (as that term in used in Article 3(1) of the Insolvency Regulation) is situated in its jurisdiction of incorporation and it has no “establishment” (as that term is used in Article 2(10) of the Insolvency Regulation) in any other jurisdiction. There is no works council with jurisdiction over the transaction as envisaged by any Loan Document to which a Dutch Borrower or a Dutch Subsidiary Guarantor is a party and there is no obligation for a Dutch Borrower or a Dutch Subsidiary Guarantor to establish a works council pursuant to the Dutch Works Council Act (Wet op de Ondernemingsraden).

SECTION 3.02 Authorization; Enforceability. The Transactions are within each Loan Party’s corporate powers and have been duly authorized by all necessary corporate and, if required, shareholder action. The Loan Documents to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or (except as set forth on Schedule 3.03) any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect,

(b)
will not contravene the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries, (c) will not (x) violate any order of any Governmental Authority or (y) violate in any material respect any applicable law or regulation, (d) will not violate in any material respect or result in a material default under any indenture, agreement or other instrument binding upon the Company or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment (other than payments contemplated by the Loan Documents) to be made by the Company or any of its Subsidiaries, and (e) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries (except as otherwise provided herein).

SECTION 3.04 Financial Condition; No Material Adverse Change.

(a)
The Company has heretofore furnished or otherwise made available to the Lenders its consolidated balance sheet and related statements of income and comprehensive income (loss), redeemable noncontrolling interest and shareholders’ equity and cash flows (i) as of and for the fiscal year ended December 31, 2022 reported on by Pricewaterhouse Coopers L.L.P., independent public accountants, and
(ii)
as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2023, June 30, 2023 and September 30, 2023. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.
(b)
Since December 31, 2022, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole.

SECTION 3.05 Properties.

(a)
Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and Liens permitted by Section 6.02.
(b)
Each of the Company and its Subsidiaries owns, or is licensed to use or has a right to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06 Litigation and Environmental Matters.

(a)
Except as disclosed prior to the Effective Date on the Company’s public filings on Forms 10-K, 10-Q and 8-K, there are no actions, suits, proceedings or investigations by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Borrower, threatened in writing against or affecting the Company or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions. There are no labor controversies pending against or, to the knowledge of the Company, threatened in writing against or affecting the Company or any of its Subsidiaries (i) which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (ii) that involve this Agreement or the Transactions.
(b)
Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(c)
Neither the Company nor any Subsidiary is subject to any law, regulation, rule or order, or any obligation under any agreement or instrument, that has a Material Adverse Effect.

SECTION 3.07 Compliance with Laws and Agreements.

(a)
Each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except in any case where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(b)
Each of the Swiss Loan Parties represents and warrants that it is in compliance with the Swiss Non-Bank Rules at all times, provided that a Swiss Loan Party shall not be in breach of this representation if such numbers of creditors is exceeded solely by reason of:
(i)
one or more Lenders (A) not complying with their obligations under clause (b)(iii) of Section 9.05 or (B) having acquired any rights pursuant to clause (b)(iii) of Section 9.05 against such Swiss Loan Party as a result of such breach;
(ii)
one or more Lenders did confirm that they were a Swiss Qualifying Bank but (A) never was a Swiss Qualifying Bank or (B) has ceased to be a Swiss Qualifying Bank as a result of any reason attributable to such Lender(s) other than as a result of any change after the date it or they became a Lender under this Agreement in or in the interpretation, administration, or application of (x) any law or treaty, or any published practice or (y) concession of any relevant taxing authority); or
(iii)
any of the confirmations made by an original lender in Section 2.27 or by a new Lender made in an Assignment and Assumption is incorrect.
(c)
For the purposes of this Section 3.07, each Swiss Loan Party shall assume that the aggregate number of Lenders which are Swiss Non-Qualifying Banks is ten.

SECTION 3.08 Investment Company Status. Neither the Company nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 3.09 Taxes.

(a)
Each of the Company and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
(b)
It is not required to make any deduction for or on account of Tax from any payment a Loan Party may make under any Loan Document to a Lender which is a Swiss Qualifying Bank.
(c)
No Swiss Loan Party shall be in breach of the representation made under (b) above in case a Swiss Tax Deduction is required as a consequence of:
(i)
one or more Lenders:
(A)
not complying with their obligations under clause (b)(iii) of Section 9.05; or
(B)
having acquired any rights pursuant to clause (b)(iii) of Section 9.05 against such Swiss Loan Party as a result of such breach;
(ii)
one or more Lenders did confirm that they were a Swiss Qualifying Bank but (A) never was a Swiss Qualifying Bank or (B) has ceased to be a Swiss Qualifying Bank as a result of any reason attributable to such Lender(s) other than as a result of any change after the date it or they became a Lender under this Agreement in or in the interpretation, administration, or application of (i) any law or treaty, or any published practice or (ii) concession of any relevant taxing authority);
(iii)
any of the confirmations made by an original Lender in Section 2.28 or by a New Lender made in an Assignment and Assumption is incorrect; or
(iv)
a payment under Section 10.03(b).

SECTION 3.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. No Borrower is or will be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.

SECTION 3.11 Disclosure. The reports, financial statements, certificates or other information furnished by or on behalf of the Company or any Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished or filed with the SEC) when taken as a whole and when taken together with the Company’s filings with the SEC prior to the date hereof contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that (a) with respect to forecasts or projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time made (it being understood that such forecasts and projections may vary from actual results and such variances may be material) and (b) no representation is made with respect to general economic or industry data.

SECTION 3.12 Federal Reserve Regulations. No part of the proceeds of any Loan have been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 3.13 Liens. There are no Liens on any of the real or personal properties of the Company or any Subsidiary except for Liens permitted by Section 6.02.

SECTION 3.14 No Default. Each Borrower is in full compliance with this Agreement and no Default or Event of Default has occurred and is continuing.

SECTION 3.15 No Burdensome Restrictions. On the date hereof, no Borrower is subject to any Burdensome Restrictions except Burdensome Restrictions permitted under Section 6.08.

SECTION 3.16 Solvency.

(a)
Immediately after the consummation of the Transactions to occur on the Effective Date, the Company and its Subsidiaries, taken as a whole, are Solvent.
(b)
Neither the Company nor any of its Subsidiaries intend to, and the Company does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

SECTION 3.17 Anti-Corruption Laws and Sanctions. The Company and its Subsidiaries (a) have conducted their businesses in compliance in all material respects with all Anti-Corruption Laws and

(b) have implemented and maintain in effect policies and procedures reasonably designed to promote compliance by the Company, its Subsidiaries and their respective directors, officers, employees, agents, affiliates or representatives thereof with Anti-Corruption Laws and applicable Sanctions. The Company and its Subsidiaries and, to the knowledge of the Company their respective officers, employees, directors, agents, affiliates or representatives thereof, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not engaged in any activity that could reasonably be expected to result in such Borrower being designated as a Sanctioned Person. None of the Company, any Subsidiary or to the knowledge of the Company or such Subsidiary any of their respective directors, officers, employees, agents, affiliates or representatives thereof is an individual or entity that is, or is owned or controlled by any individual or entity that is a Sanctioned Person.

SECTION 3.18 Representations as to Foreign Obligors. Each of the Company and each Foreign Obligor represents and warrants to the Administrative Agent and the Lenders that:

(a)
Such Foreign Obligor is subject to civil and commercial laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Obligor, the “Applicable Foreign Obligor Documents”), and the execution, delivery and performance by such Foreign Obligor of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Obligor is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents.
(b)
The Applicable Foreign Obligor Documents are in proper legal form under the laws of the jurisdiction in which such Foreign Obligor is organized and existing for the enforcement thereof against such Foreign Obligor under the laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the

Applicable Foreign Obligor Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.

(c)
There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Obligor is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents or (ii) on any payment to be made by such Foreign Obligor pursuant to the Applicable Foreign Obligor Documents, except as has been disclosed to the Administrative Agent.
(d)
The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by such Foreign Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Obligor is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

SECTION 3.19 Affected Financial Institutions. No Loan Party is an Affected Financial Institution.

SECTION 3.20 Covered Party. No Loan Party is a Covered Party.

SECTION 3.21 Beneficial Ownership Certification. As of the Effective Date, the information included in any Beneficial Ownership Certification delivered by or on behalf of the Borrowers is true and correct in all respects.

SECTION 3.22 Fiscal Unity for Dutch Tax Purposes. Any fiscal unity (fiscale eenheid) for Dutch corporate income tax (vennootschapsbelasting) or Dutch value added tax (omzetbelasting) purposes in which a Loan Party is included consists of Loan Parties only, unless with the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed).

SECTION 3.23 Residency for Dutch Tax Purposes. Each Dutch Borrower or Dutch Subsidiary Guarantor is resident for tax purposes in the Netherlands only and does not have any permanent establishment or other taxable presence outside the Netherlands, unless with the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed.

ARTICLE IV

Conditions

SECTION 4.01 Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.03):

(a)
The Administrative Agent (or its counsel) shall have received from (i) each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) each initial Subsidiary Guarantor either (A) a counterpart of the Subsidiary Guaranty signed on behalf of such Subsidiary Guarantor or (B) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of the Subsidiary Guaranty) that such Subsidiary Guarantor has signed a counterpart of the Subsidiary Guaranty.
(b)
The Administrative Agent shall have received a favorable written opinion (addressed to the

Administrative Agent and the Lenders and dated the Effective Date) of each of (i) Nixon Peabody LLP, special U.S. counsel for the Loan Parties, (ii) CMS von Erlach Poncet AG, special Swiss counsel for the Loan Parties, (iii) CMS Hasche Sigle, special German counsel for the Loan Parties, and (iv) CMS Derks Star Busmann NV, special Dutch counsel for the Loan Parties, and, in each case, covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request. The Company hereby requests such counsels to deliver such opinions.
(c)
The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the initial Loan Parties, the authorization of the Transactions and any other legal matters relating to such Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel and as further described in the list of closing documents attached as Exhibit E.
(d)
The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Responsible Officer of the Company, certifying (i) that the conditions set forth in paragraphs

(a) and (b) of Section 4.02 have been satisfied and (ii) that since December 31, 2022 there has been no event or condition (including any action, suit, investigation or proceeding pending or, to the knowledge of a Responsible Officer of the Company, threatened in writing) that has had or could be reasonably expected to have a Material Adverse Effect.

(e)
The Administrative Agent, the Lenders and the Arrangers shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.
(f)
The Lenders shall have completed a due diligence investigation of the Loan Parties and their respective Subsidiaries in scope, and with results, satisfactory to the Lenders, with respect to Anti- Corruption Laws and “know your customer” due diligence. The Loan Parties shall have provided to the Administrative Agent and the Lenders, at least three (3) business days prior to the Effective Date, the documentation and other information requested by the Administrative Agent and the Lenders in order to comply with applicable law, including without limitation, the Patriot Act, in each case, requested in writing by the Administrative Agent on behalf of the Lenders at least ten (10) days prior to the Effective Date.
(g)
At least five (5) days prior to the Effective Date, any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certification in relation to such Borrower.
(h)
The Administrative Agent shall have received evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect.

The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

SECTION 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)
The representations and warranties of the Borrowers set forth in this Agreement shall be true and correct in all material respects (or in all respects if qualified by material adverse change or other materiality qualifier) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, unless specifically stated to have been made on a previous date, in which case such representation and warranty shall be true and correct in all material respects (or in all respects if qualified by material adverse change or other materiality qualifier) as of such date.

(b)
At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.
(c)
No law or regulation shall prohibit, and no order, judgment or decree of any Governmental Authority shall enjoin, prohibit or restrain, any Lender from making the requested Loan or the Issuing Bank or any Lender from issuing, renewing, extending or increasing the face amount of or participating in the Letter of Credit requested to be issued, renewed, extended or increased.
(d)
The Administrative Agent and, if applicable, the Issuing Lender or the Swing Line Lender shall have received a Borrowing Request or Swing Line Loan Notice, as applicable, in accordance with the requirements hereof.
(e)
If the applicable Borrower is a Designated Borrower, then the conditions of Section 2.24 to the designation of such Borrower as a Designated Borrower shall have been met to the satisfaction of the Administrative Agent.
(f)
In the case of a Loan or Letter of Credit to be denominated in a Foreign Currency, such currency remains an Eligible Currency.

Each Borrowing (provided that a conversion or a continuation of a Borrowing shall not constitute a “Borrowing” for purposes of this Section) and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated (or otherwise become subject to Cash Collateralization or other arrangements reasonably satisfactory to the Administrative Agent and Issuing Bank) and all LC Disbursements shall have been reimbursed, the Borrowers covenant and agree with the Lenders that:

SECTION 5.01 Financial Statements and Other Information. The Company will furnish to the Administrative Agent for distribution to each Lender:

(a)
within ninety (90) days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of income and comprehensive income (loss), redeemable noncontrolling interest and shareholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Pricewaterhouse Coopers L.L.P. or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)
within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its unaudited consolidated balance sheet and unaudited related statements of income and comprehensive income (loss), redeemable noncontrolling interest and shareholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers (which certification shall be satisfied by the certification provided in Exhibit 31.2 to the Company’s applicable Quarterly Report on Form 10-Q) as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(c)
concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company, substantially in the form of Exhibit H, (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.10, (iii) (A) certifying that there has been no change to the list of Material Domestic Subsidiaries and Material Foreign Subsidiaries since the Effective Date or since the date of the most recently delivered certificate pursuant to this Section 5.01(c), as applicable, or (B) setting forth all Material Domestic Subsidiaries and all Material Foreign Subsidiaries and the Consolidated EBITDA and Consolidated Total Assets attributable to such Material Domestic Subsidiaries and Material Foreign Subsidiaries and (iv) stating whether, to the knowledge of such Financial Officer, any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
(d)
as soon as available, but in any event not more than ninety (90) days following the beginning of each fiscal year of the Company, a copy of the plan and forecast of the Company for the upcoming fiscal year in form as presented to the Board of Directors of the Company;
(e)
promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be; and
(f)
promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request; provided that the Company will not be required to provide any information (i) that constitutes non-financial trade secrets or non-financial proprietary information of the Company or any of its Subsidiaries or any of their respective customers or suppliers (in each case, unless an Event of Default has occurred and is continuing, provided that, in such case, such information shall be available to the Administrative Agent on behalf of the Lenders (or to any Lender to the extent such visit or inspection is coordinated through the Administrative Agent, provided that, in connection with such information, each such Lender shall be subject to customary “clean- room” restrictions that are reasonably satisfactory to each of the Administrative Agent and the Company)),

(ii) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives) is prohibited by applicable law or (iii) the revelation of which would violate any confidentiality obligations owed to any third party by the Company or any Subsidiary (other than to any

Affiliate), provided, further, that in the event that information is withheld in reliance on this provision, the Company shall (x) in the case of any confidentiality obligation, use commercially reasonable efforts to obtain waivers of such confidentiality obligations or eliminate any such restriction or communicate, to the extent permitted, the applicable information in a way that would not violate such restrictions and (y) notify the Administrative Agent to the extent the Company and its Subsidiaries are not providing otherwise requested information.

Documents required to be delivered pursuant to Section 5.01(a), (b) and (e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents on the SEC’s website at www.sec.gov or on the Company’s website at the address communicated to the Administrative Agent and the Lenders in accordance with Section 9.01 or (ii) on which similar website, if any, to which the Administrative Agent and each Lender has access (whether a commercial, third-party website or whether a website sponsored by the Administrative Agent), provided that (A) the Company shall have notified (which notice may be by facsimile or electronic mail and shall be given in accordance with Section 9.01) the Administrative Agent of the posting of any such documents and (B) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request by a Lender for delivery, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Company.

Each Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders and the Issuing Bank materials and/or information provided by or on behalf of such Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to any of the Borrowers or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Arrangers, the Issuing Bank and the Lenders to treat such Borrower Materials as not containing any material non- public information with respect to the Borrowers or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.13); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, no Borrower shall be under any obligation to mark any Borrower Materials “PUBLIC.”

SECTION 5.02 Notices of Material Events. The Company will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)
the occurrence of any Default;
(b)
the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against, or to the knowledge of a Responsible Officer, affecting the Company or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
(c)
the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and
(d)
any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03 Existence; Conduct of Business. The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its (a) legal existence and (b) the rights, qualifications, licenses, permits, privileges, franchises, governmental authorizations and intellectual property rights material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; except, in the case of clause (b), to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

SECTION 5.04 Payment of Obligations. The Company will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05 Maintenance of Properties; Insurance. The Company will, and will cause each of its Subsidiaries to, (a) keep and maintain in all material respects all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

SECTION 5.06 Books and Records; Inspection Rights. The Company will, and will cause each of its Subsidiaries (other than Immaterial Subsidiaries) to, keep proper books of record and account from which financial statements may be prepared in accordance with GAAP and, in any event, consistent with the Company’s (or such Subsidiary’s, as the case may be) past practice or changes in such practice necessary to meet the requirements of GAAP. The Company will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon at least three (3) Business Days’ prior written notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested, provided that, excluding any such visits and inspections during the continuation of an Event of Default, (a) only the Administrative Agent on behalf of the Lenders (or a Lender to the extent such visit or inspection is coordinated through the Administrative Agent) may exercise the rights under this Section 5.06, (b) the Administrative Agent and the Lenders, collectively, shall not exercise such rights more often than two times during any calendar year absent the existence of an Event of Default and only one such time shall be at the Company’s expense absent the existence of an Event of Default and (c) the Person exercising such rights shall attempt not to exercise such rights during the first thirty (30) days of any of the Company’s fiscal quarters. Notwithstanding anything to the contrary in this Section 5.06 or any other Loan Document, none of the Company or any Subsidiary shall be required to disclose, permit the inspection, examination or making of copies or abstracts of, or discussion of, any document, information or other matter (a) that constitutes non-financial trade secrets or non-financial proprietary information (in each case, unless an Event of Default has occurred and is continuing, provided that, in such case, such information shall be available to the Administrative Agent on behalf of the Lenders (or to any Lender to the extent such visit or inspection is coordinated through the Administrative Agent, provided that, in connection with such information, each such Lender shall be subject to customary “clean-room” restrictions that are reasonably satisfactory to each of the Administrative Agent and the Company)), (b) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives) is prohibited by any law or any binding contractual agreement or (c) is subject to attorney-client or similar privilege or constitutes attorney work product; provided, further, that that in the event that any information is not provided in reliance on this provision, the Company shall provide notice to the Administrative Agent that such information is being withheld and the Company shall use its commercially reasonable efforts to communicate, to the extent feasible, the applicable information in a way that would not violate the applicable agreement or risk waiver of such privilege.

SECTION 5.07 Compliance with Laws and Material Contractual Obligations. The Company will, and will cause each of its Subsidiaries to, (i) comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including without limitation Environmental Laws) and (ii) perform in all material respects its obligations under material agreements to which it is a party, in the case of (i) and (ii), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Company will conduct its businesses in compliance in all material respects with Anti-Corruption Laws and will maintain in effect and enforce policies and procedures reasonably designed to promote compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions; provided, however, that no covenant shall be made with respect to any German Subsidiary to the extent it would violate section 7 of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung).

SECTION 5.08 Swiss Non-Bank Rules.

(a)
Each Swiss Loan Party shall at all times during the term of this Agreement be in compliance with the Swiss Non-Bank Rules, provided that a Swiss Loan Party shall not be in breach of this undertaking if such numbers of creditors is exceeded solely by reason of:
(i)
one or more Lenders:
(A)
not complying with their obligations under clause (b)(iii) of Section 9.05; or
(B)
having acquired any rights pursuant to clause (b)(iii) of Section 9.05 against such Swiss Loan Party as a result of such breach;
(ii)
one or more Lenders did confirm that they were a Swiss Qualifying Bank but (A) never was a Swiss Qualifying Bank or (B) has ceased to be a Swiss Qualifying Bank as a result of any reason attributable to such Lender(s) other than as a result of any change after the date it or they became a Lender under this Agreement in or in the interpretation, administration, or application of (i) any law or treaty, or any published practice or (ii) concession of any relevant taxing authority); or

(iii)
any of the confirmations made by an original Lender in Section 2.27 or by a new Lender made in an Assignment an Assumption is incorrect.
(b)
For the purposes of this Section 5.08 each Swiss Loan Party shall assume that the aggregate number of Lenders which are Swiss Non-Qualifying Banks is ten.

SECTION 5.09 Use of Proceeds. The proceeds of the Loans will be used only to (i) finance the working capital needs and for general corporate purposes, of the Company and its Subsidiaries in the ordinary course of business, including Acquisitions not prohibited by the terms of this Agreement, and (ii) refinance existing Indebtedness, including to reduce the Indebtedness outstanding under the Existing Credit Agreement. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. No Borrower will request any Borrowing or Letter of Credit, and no Borrower shall use, and the Company shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 5.10 Subsidiary Guaranty. As promptly as possible but in any event within thirty (30) days (or such later date as may be agreed upon by the Administrative Agent) after any Person becomes a Subsidiary or any Subsidiary qualifies independently as, or is designated by the Company or the Administrative Agent as, a Material Domestic Subsidiary or a Material Foreign Subsidiary (including, without limitation, upon the formation of any Subsidiary that is a Division Successor), the Company shall provide the Administrative Agent with written notice thereof setting forth information in reasonable detail describing the material assets of such Person and shall cause each such Material Domestic Subsidiary and/or Material Foreign Subsidiary (other than any SPV) (to the extent such Subsidiary is not already a Borrower or a Subsidiary Guarantor) to deliver to the Administrative Agent a joinder to the Subsidiary Guaranty (in the form contemplated thereby) pursuant to which such Subsidiary agrees to be bound by the terms and provisions of thereof, such joinder to the Subsidiary Guaranty to be accompanied by appropriate corporate resolutions, other corporate documentation and legal opinions in form and substance reasonably satisfactory to the Administrative Agent and its counsel; provided, however, that, notwithstanding the foregoing (or any limitation set forth in the definition of “Subsidiary Guarantor”, the Company will cause each of its Subsidiaries that guarantees or otherwise becomes liable at any time, whether as a borrower, an additional or co-borrower, Guarantor or otherwise, for or in respect of any Indebtedness under the 2012 Senior Notes, the 2019 Senior Notes, the 2021 Senior Notes, or any other Material Indebtedness (other than any SPV with respect to any Permitted Securitization Indebtedness) to concurrently therewith to become a Subsidiary Guarantor hereunder. For the Avoidance of any doubt, no Foreign Subsidiary shall be required to Guarantee the Obligations of a U.S. Loan Party (other than for the avoidance of any doubt, such Obligations of a Foreign Obligor which may also be Guaranteed by a U.S. Loan Party) or any other Domestic Subsidiary. Notwithstanding the foregoing to the contrary, to the extent that the Administrative Agent and the Company reasonably agree that the cost or other consequences (including tax consequences) of providing a Guarantee of the Obligations by a Subsidiary is likely to be excessive in relation to the value to be afforded thereby, such Subsidiary shall not be required to Guarantee the Obligations.

SECTION 5.11 KYC/Beneficial Ownership. Promptly following any written request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the Patriot Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws.

SECTION 5.12 Fiscal Unity for Dutch Tax Purposes. Procure that any fiscal unity (fiscale eenheid) for Dutch corporate income tax (vennootschapsbelasting) or Dutch value added tax (omzetbelasting) purposes in which a Loan Party is included consists of Loan Parties only, unless with the prior written consent of the Administrative Agent (which shall not be unreasonably withheld, conditioned or delayed).

SECTION 5.13 Residency for Dutch Tax Purposes. Procure that each Dutch Borrower or Dutch Subsidiary Guarantor is resident for tax purposes in the Netherlands only and does not have any permanent establishment or other taxable presence outside the Netherlands, unless with the prior written consent of the Administrative Agent (which shall not be unreasonably withheld, conditioned or delayed).

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated (or otherwise become subject to Cash Collateralization or other arrangements reasonably satisfactory to the Administrative Agent and the Issuing Bank), and all LC Disbursements shall have been reimbursed, the Borrowers covenant and agree with the Lenders that:

SECTION 6.01 Indebtedness. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(a)
the Obligations and any other Indebtedness created under the Loan Documents;
(b)
Indebtedness existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness with Indebtedness of a similar type that does not increase the outstanding principal amount thereof;
(c)
Indebtedness of the Company to any Subsidiary and of any Subsidiary to the Company or any other Subsidiary (provided that all such Indebtedness in an aggregate amount in excess of the Dollar Amount of Ten Million Dollars ($10,000,000) of any (x) Loan Party owing to any Subsidiary that is not a Loan Party or (y) any U.S. Loan Party owing to any Foreign Obligor shall, in each case, be subordinated to the Obligations on terms reasonably acceptable to the Administrative Agent);
(d)
Guarantees by the Company of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Company or any other Subsidiary (provided that any such Guarantee provided by a Loan Party shall be made only to the extent that such Loan Party is otherwise permitted to incur such Indebtedness directly) pursuant to the other provisions of this Section 6.01, provided that any such Indebtedness of any Subsidiary or any such Guarantee of any Subsidiary that is not a U.S. Loan Party shall be made pursuant to the other provisions of this Section 6.01;
(e)
Indebtedness of the Company or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets (including any replacement thereof, and additions and accessions to such asset and the proceeds and products thereof (and any customary security deposits made in connection therewith)) prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed

$100,000,000 at any time outstanding;

(f)
Indebtedness of the Company or any Subsidiary as an account party in respect of letters of credit (other than Letters of Credit issued under this Agreement) or bankers’ acceptances or similar instruments in an aggregate principal amount not to exceed $400,000,000 at any time;
(g)
Indebtedness of any Subsidiary that is not a U.S. Loan Party and Indebtedness of the Company or any Subsidiary secured by a Lien on any asset of the Company or any Subsidiary; provided that the aggregate outstanding principal amount of Indebtedness permitted by this clause (g) shall not exceed, at the time of the incurrence thereof, 10% of Consolidated Total Assets (determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.04(a));
(h)
unsecured Indebtedness of any U.S. Loan Party in an aggregate principal amount not exceeding $50,000,000 at any time outstanding; provided that no such Dollar limitation shall apply to any incurrence of such unsecured Indebtedness (and, for the avoidance of doubt, no such unsecured Indebtedness so incurred shall be counted against such Dollar limitation) so long as at the time of the incurrence thereof and after giving effect thereto (on a Pro Forma Basis) (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Company shall be in compliance with the financial covenants set forth in Section 6.10;
(i)
Indebtedness owed to any Person (including obligations in respect of letters of credit for the benefit of such Person) providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;
(j)
Indebtedness of the Company or any Subsidiary (including obligations in respect of letters of credit for the benefit of the issuer thereof) in respect of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees and similar obligations (other than in respect of other Indebtedness), in each case provided in the ordinary course of business;
(k)
Indebtedness in respect of Swap Agreements permitted by Section 6.05;
(l)
Indebtedness arising in connection with customary cash management services and from the honoring by a bank or financial institution of a check, draft or similar instrument drawn against insufficient funds, in each case in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days after its incurrence;
(m)
Indebtedness representing deferred compensation to employees of the Company or any Subsidiary incurred in the ordinary course of business;
(n)
Indebtedness consisting of promissory notes issued by the Company or any Subsidiary to current or former officers, directors or employees or to their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests (or any option, warrant or other right to acquire any Equity Interests) permitted by Section 6.07;

(o)
customer deposits and advance payments received by the Company or any Subsidiary in the ordinary course of business from customers for goods or services purchased in the ordinary course of business;
(p)
Indebtedness of the Company or any Subsidiary consisting of (A) Indebtedness owed to any insurance provider for the financing of insurance premiums so long as such Indebtedness shall not be in excess of the amount of such premiums, and shall be incurred only to defer the cost of such premiums, for the annual period in which such Indebtedness is incurred or (B) take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business; and
(q)
Indebtedness of any Person that becomes a Subsidiary after the date hereof or is merged with and into the Company or any Subsidiary, provided that (x) such Indebtedness exists at the time such Person becomes a Subsidiary or is merged with and into the Company or such Subsidiary, as the case may be, and is not created in contemplation of such Person becoming a Subsidiary or being merged with and into the Company or such Subsidiary, as the case may be, (y) the aggregate principal amount of Indebtedness outstanding under this clause (q) shall not exceed $100,000,000 in the aggregate and extensions, renewals, replacements and refinancings of any such Indebtedness so long as the principal amount (or accreted value, if applicable) of such extensions, renewals, replacements and refinancings does not exceed the principal (or accreted value, if applicable) of the Indebtedness being extended, renewed, replaced or refinanced (plus any accrued but unpaid interest and redemption premium payable by the terms of such Indebtedness thereon and other reasonable amounts paid, and reasonable fees and expenses incurred, in connection with such extension, renewal, replacement or refinancing; provided, further that, immediately after giving effect to such incurrence of Indebtedness pursuant to this clause (q), no Event of Default exists and the covenants in Section 6.10 would be met on a Pro Forma Basis.

SECTION 6.02 Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)
Permitted Encumbrances;
(b)
any Lien on any property or asset of the Company or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals, replacements and refinancings thereof that do not increase the outstanding principal amount thereof (plus any accrued but unpaid interest and premium payable by the terms of such obligations thereon and other reasonable amounts paid, and reasonable fees and expenses incurred, in connection with such extension, renewal, replacement or refinancing);
(c)
any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary or is merged with and into the Company or any Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary, (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and (iv) such security interests secure Indebtedness permitted by clause (q) of Section 6.01, and extensions, renewals, replacements and refinancings thereof that do not increase the outstanding principal amount thereof;
(d)
Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (e) of Section

6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within ninety

(90) days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Company or any Subsidiary;

(e)
Liens of a collecting bank arising in the ordinary course of business under Section 4208 of the Uniform Commercial Code in effect in the State of New York (or, if applicable, the corresponding section of the Uniform Commercial Code in effect in the relevant jurisdiction), in each case covering only the items being collected upon;
(f)
Liens representing any interest or title of a licensor, lessor, sublicensor or sublessor under any lease or license permitted by this Agreement (so long as any such Lien does not secure Indebtedness);
(g)
Liens attaching to commodity trading accounts or brokerage accounts incurred in the ordinary course of business;
(h)
pledges or deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations to (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Company or any Subsidiary;
(i)
Liens representing any interest of a licensee, lessee, sublicense or sublessee arising by virtue of being granted a license, sublease, sublicense or sublease (including the provision of software under an open source license) permitted by this Agreement (so long as any such Lien does not secure any Indebtedness);
(j)
Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(k)
Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any Subsidiary in the ordinary course of business;
(l)
Liens that are customary contractual liens (including rights of set-off and pledges) encumbering deposits and accounts and (A) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of any Indebtedness, (B) relating to pooled deposit or sweep accounts of the Company or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred by the Company or any Subsidiary in the ordinary course of business or

(C) relating to purchase orders and other agreements entered into with customers of the Company or any Subsidiary in the ordinary course of business;

(m)
Liens solely on cash earnest money deposits or deposits in connection with indemnity obligations made by the Company or any Subsidiary in connection with any letter of intent or purchase agreement entered into in connection with any Acquisition by the Company or any Subsidiary permitted hereunder;
(n)
Liens arising from precautionary Uniform Commercial Code financing statement filings solely as a precautionary measure in connection with operating leases or consignment of goods;
(o)
Liens on insurance policies and the proceeds thereof granted in the ordinary course of business to secure the financing of insurance premiums with respect thereto as permitted under Section 6.01(p);

(p)
customary Liens securing any overdraft and related liabilities arising from treasury, depository or cash management services or automated clearing house transfers of funds, all in favor of the provider of such services;
(q)
any encumbrance or restriction (including put and call arrangements) with respect to the transfer of the Equity Interests of any joint venture or similar arrangement pursuant to the terms thereof;
(r)
Liens on specific items of inventory or other goods and the proceeds thereof securing obligations in respect of documentary letters of credit or bankers’ acceptances issued or created for the account of the Company or any Subsidiary in the ordinary course of business to facilitate the purchase, shipment or storage of such inventory or other goods;
(s)
Liens arising by operation of law under §1120 of the German Civil Code (Bürgerliches Gesetzbuch), under §369 of the German Commercial Code (Handelsgesetzbuch) or under similar provisions of Swiss law; and
(t)
Liens on assets of the Company and its Subsidiaries not otherwise permitted above so long as the aggregate principal amount of the Indebtedness subject to such Liens does not exceed, at the time of the incurrence of such Indebtedness, 7.5% of Consolidated Total Assets (determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.04(a)).

For purposes of this Section 6.02, Treasury Stock to the extent constituting Margin Stock shall be deemed not to be an asset of the Company and its Subsidiaries.

Notwithstanding the foregoing to the contrary, no Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien upon any Material Intellectual Property to secure any Indebtedness.

SECTION 6.03 Fundamental Changes and Asset Sales.

(a)
The Company will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person (including, in each case, pursuant to a Division), or permit any other Person to merge into or consolidate with it, or Dispose of (in one transaction or in a series of transactions) any of its assets, (including pursuant to a Sale and Leaseback Transaction), or any of the Equity Interests of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing:
(i)
any Person may merge into the Company in a transaction in which the Company is the surviving corporation;
(ii)
any Subsidiary may merge into a Loan Party in a transaction in which the surviving entity is such Loan Party (provided that any such merger involving the Company must result in the Company as the surviving entity);
(iii)
any Subsidiary may Dispose of its property and assets to a Loan Party;
(iv)
the Company and its Subsidiaries may (A) sell inventory in the ordinary course of business, (B) effect sales, trade-ins or other Dispositions of used equipment for value in the ordinary course of business consistent with past practice, (C) enter into licenses of technology in the ordinary course of business, and (D) make any other sales, transfers, leases or other Dispositions (including any Originator or SPV pursuant to a Permitted Receivables Transfer so long as the aggregate outstanding amount of all Permitted Securitization Indebtedness shall not at any time exceed the greater of (x) $300,000,000 and (y) 10% of Consolidated Tangible Assets, determined as of the end of the fiscal quarter immediately preceding such sale, lease or other Disposition) that, together with all other property of the Company and its Subsidiaries previously leased, sold or otherwise Disposed of as permitted by this clause (D) during any fiscal year of the Company, does not exceed, as of the time of making such sale, transfer, lease or other Disposition, 10% of Consolidated Total Assets (determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.04(a));
(v)
any Subsidiary may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders; or
(vi)
any Subsidiary which is not a Loan Party may merge with or consolidate into another Subsidiary which is not a Loan Party.
(b)
The Company will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Company and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.
(c)
The Company will not change its fiscal year from the basis in effect on the Effective Date.

For purposes of this Section 6.03, Treasury Stock to the extent constituting Margin Stock shall be deemed not to be an asset of the Company and its Subsidiaries.

SECTION 6.04 [Intentionally Omitted].

SECTION 6.05 Swap Agreements. The Company will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Company or any Subsidiary has actual or reasonably forecasted exposure (other than those in respect of Equity Interests of the Company or any of its Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Company or any Subsidiary.

SECTION 6.06 Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable (taken as a whole) to the Company or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Company and its Wholly-Owned Subsidiaries not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.07; (d) loans or advances to employees not prohibited by the terms of this Agreement, (e) payroll, travel, moving and similar advances to cover matters not prohibited by the terms of this Agreement, (f) the payment of reasonable fees to, and the reimbursement of reasonable out-of-pocket expenses (to the extent incurred in any such Person’s capacity as a director) of, directors of the Company or any Subsidiary who are not employees of the Company or any Subsidiary, and compensation, severance and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Company or the Subsidiaries in the ordinary course of business, (g) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by the Company’s board of directors (or a committee thereof) and (h) employment and severance arrangements or similar arrangements entered into in the ordinary course of business between any employee and the Company or any Subsidiary and any thereof.

SECTION 6.07 Restricted Payments. The Company will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment (it being understood and agreed that the Company and the Subsidiaries shall be permitted to agree to pay or make a Restricted Payment, or incur any obligation (contingent or otherwise) to do so, so long as the actual payment or making of such Restricted Payment is contingent upon (x) receipt of the consent therefor (via a waiver or amendment to this Section 6.07) from the requisite number of Lenders in accordance with Section 9.03 or (y) the Commitments having expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable (other than contingent amounts not yet due) under any Loan Document having been paid in full in cash and all Letters of Credit having expired or been terminated (or otherwise having become subject to Cash Collateralization or other arrangements reasonably satisfactory to the Administrative Agent and the Issuing Bank (including in respect of fees that would otherwise be payable in connection with such Letters of Credit pursuant to the terms of this Agreement), and all LC Disbursements having been reimbursed, except (a) the Company may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (c) the Company may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Company and its Subsidiaries and (d) the Company and its Subsidiaries may make any other Restricted Payment (including without limitation the payment of dividends in cash with respect to its Equity Interests) so long as no Default or Event of Default has occurred and is continuing prior to making such Restricted Payment or would arise after giving effect (including pro forma effect) thereto and the aggregate amount of such Restricted Payments does not exceed $75,000,000 during any fiscal year of the Company; provided that no such Dollar limitation shall apply so long as at the time of making such Restricted Payment and after giving pro forma effect thereto, the Borrowers shall be in compliance (on a Pro Forma Basis) with the financial covenants set forth in Section 6.10.

SECTION 6.08 Restrictive Agreements. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to holders of its Equity Interests or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Indebtedness of the Company or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (iv) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof, (v) the foregoing shall not apply to restrictions on cash or other deposits imposed by customers of the Company or any Subsidiary under contracts entered into in the ordinary course of business, (vi) the foregoing shall not apply to restrictions (A) set forth in any instrument or agreement governing the terms of Indebtedness permitted under Section 6.01(q) or (B) that are binding on a non-Loan Party Subsidiary at the time such Person first becomes a Subsidiary or any assets acquired by a non-Loan Party Subsidiary at the time such assets are acquired, in the case of each of clauses (A) and (B), so long as such restrictions were not created in contemplation of such Person becoming a Subsidiary or the acquisition of such assets and apply only to the assets of such Subsidiary or such assets so acquired, as the case may be, (vii) the foregoing shall not apply to customary restrictions arising in connection with the incurrence of Indebtedness permitted under Section 6.01 by any Subsidiary that is not a Loan Party (except to the extent relating to the ability of any Subsidiary to create, incur or permit to exist any Lien upon any Material Intellectual Property), (viii) the forgoing shall not apply to restrictions under arrangements with any Governmental Authority imposed on any Foreign Subsidiary in connection with government grants, financial aid, subsidies, tax holidays or other similar benefits or economic incentives (so long as such restrictions apply only to the assets of such Foreign Subsidiary) and (ix) the foregoing shall not apply to customary restrictions and conditions on then-market terms contained in the 2012 Senior Note Purchase Documents, the 2019 Senior Note Purchase Documents, the 2021 Senior Note Purchase Documents, or any other agreements relating to issuances of Indebtedness of one or more Loan Parties pursuant to a privately placed note offering to institutional investors with a maturity date that is no earlier than the Maturity Date (including, for the avoidance of doubt, any such issuances of Indebtedness pursuant to any 2024 Private Placement Debt Transaction).

SECTION 6.09 Subordinated Indebtedness and Amendments to Subordinated Indebtedness Documents. The Company will not, and will not permit any Subsidiary to, directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Subordinated Indebtedness or any Indebtedness from time to time outstanding under the Subordinated Indebtedness Documents (other than Subordinated Indebtedness permitted under Section 6.01(c) (“Subordinated Intercompany Indebtedness”), subject to the subordination terms applicable to such Subordinated Intercompany Indebtedness). Furthermore, the Company will not, and will not permit any Subsidiary to, amend the Subordinated Indebtedness Documents or any document, agreement or instrument evidencing any Indebtedness incurred pursuant to the Subordinated Indebtedness Documents (or any replacements, substitutions, extensions, renewals or refinancings thereof) (other than any such documents evidencing any Subordinated Intercompany Indebtedness, subject to the subordination terms applicable to such Subordinated Intercompany Indebtedness) or pursuant to which such Indebtedness is issued where such amendment, modification or supplement provides for the following or which has any of the following effects:

(a)
increases the overall principal amount of any such Indebtedness or increases the amount of any single scheduled installment of principal or interest;
(b)
shortens or accelerates the date upon which any installment of principal or interest becomes due or adds any additional mandatory redemption provisions;
(c)
shortens the final maturity date of such Indebtedness or otherwise accelerates the amortization schedule with respect to such Indebtedness;
(d)
increases the rate of interest accruing on such Indebtedness;
(e)
provides for the payment of additional fees or increases existing fees;
(f)
amends or modifies any financial or negative covenant (or covenant which prohibits or restricts the Company or any Subsidiary from taking certain actions) in a manner which is more onerous or more restrictive in any material respect to the Company or such Subsidiary or which is otherwise materially adverse to the Company, any Subsidiary and/or the Lenders or, in the case of any such covenant, which places material additional restrictions on the Company or such Subsidiary or which requires the Company or such Subsidiary to comply with more restrictive financial ratios or which requires the Company to better its financial performance, in each case from that set forth in the existing applicable covenants in the Subordinated Indebtedness Documents or the applicable covenants in this Agreement; or
(g)
amends, modifies or adds any affirmative covenant in a manner which (i) when taken as a whole, is materially adverse to the Company, any Subsidiary and/or the Lenders or (ii) is more onerous than the existing applicable covenant in the Subordinated Indebtedness Documents or the applicable covenant in this Agreement.

SECTION 6.10 Financial Covenants.

(a)
Maximum Leverage Ratio. The Company will not permit the ratio (the “Leverage Ratio”), determined as of the end of each of its fiscal quarters ending on and after December 31, 2023, of

(i) Consolidated Total Indebtedness to (ii) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending with the end of such fiscal quarter, all calculated for the Company and its Subsidiaries on a consolidated basis, to be greater than 3.50 to 1.00 (the “Stated Ratio”); provided, however, that, upon the election of the Company (which may be exercised not more than four (4) times during the term of this Agreement) following a Material Acquisition, the Company may increase the maximum Leverage Ratio by 0.50x above the Stated Ratio (the “Adjusted Leverage Ratio”), provided, further, that the Adjusted Leverage Ratio (i) shall step down by 0.25x after two (2) full fiscal quarters following the date of such Material Acquisition and (ii) shall return to the otherwise Stated Ratio after four (4) full fiscal quarters following the date of such Material Acquisition, provided, that the Company may not elect to increase the maximum Leverage Ratio to the Adjusted Leverage Ratio unless there shall be at least one (1) full fiscal quarter immediately prior to such election during which the Stated Ratio is in effect.

(b)
Minimum Interest Coverage Ratio. To the extent and for so long as any Loan Party is required to maintain a minimum interest coverage ratio under any Incorporated Interest Coverage Ratio Provision, the Company will not permit the interest coverage ratio required under any such Incorporated Interest Coverage Ratio Provision, determined as of the end of each of its fiscal quarters ending on and after December 31, 2023, in each case for the period of four (4) consecutive fiscal quarters ending with the end of such fiscal quarter, all calculated for the Company and its Subsidiaries on a consolidated basis, to be less than the minimum interest coverage ratio required under any such Incorporated Interest Coverage Ratio Provision.

SECTION 6.11 Sanctions. Directly or indirectly, use the proceeds of any Credit Event, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any Sanctioned Person to the extent such activities or business would be prohibited by Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arrangers, Administrative Agent, Issuing Bank, Swing Line Lender, or otherwise) of Sanctions; provided, however, that no covenant shall be made with respect to any German Subsidiary to the extent it would violate section 7 of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung).

SECTION 6.12 Anti-Corruption Laws. Directly or indirectly use the proceeds of any Credit Event for any purpose which would breach any Anti-Corruption Laws.

ARTICLE VII

Events of Default

SECTION 7.01 Events of Default. If any of the following events (“Events of Default”) shall occur:

(a)
any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable and in the currency required herein, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)
any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable and in the currency required hereunder, and such failure shall continue unremedied for a period of five (5) Business Days;
(c)
any representation or warranty made or deemed made by or on behalf of any Borrower or any Subsidiary in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;
(d)
(i) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, Section 5.03 (with respect to any Borrower’s existence), Section 5.08 or Section 5.10, in Article VI or in Article X or (ii) any Loan Document shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void, or any Loan Party party thereto takes any action for the purpose of terminating, repudiating or rescinding any Loan Document or any of its obligations thereunder;
(e)
any Borrower or any Subsidiary Guarantor, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a),

(b) or (d) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after written notice thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender);

(f)
the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace period;
(g)
any event or condition occurs that results in any Material Indebtedness becoming due and payable prior to its scheduled maturity or that enables or permits, in each case, after the applicable grace period, the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, in any case, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer or other Disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (for the avoidance of any doubt, Indebtedness that is repaid as a result of a refinancing thereof permitted by Section 6.01 shall not be deemed to have been due and payable for purposes of this clause (g)).
(h)
an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Subsidiary (other than an Immaterial Subsidiary) or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary (other than an Immaterial Subsidiary) or for a substantial part of its assets, and, in any such case, except if a bankruptcy is declared (faillissement is uitgesproken) under the Dutch Bankruptcy Act (Faillissementswet), such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)
the Company or any Subsidiary (other than an Immaterial Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect,

(ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary (other than an Immaterial Subsidiary) or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)
the Company or any Subsidiary (other than an Immaterial Subsidiary) shall become unable, admit in writing its inability or fail generally to pay its debts (other than intercompany indebtedness which may be capitalized from time to time) as they become due;
(k)
without prejudice to the provisions of clauses (h) to (j) (each inclusive), any of the following occurs in respect of a German Borrower or a German Subsidiary: (i) it is or admits to be, unable to pay its debts as they fall due (Zahlungsunfähigkeit) within the meaning of section 17 of the German Insolvency Code (Insolvenzordung), or it suspends (aussetzen) making payments on all or a material part of its debts or it announces an intention to do so or commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness; or (ii) it is over-indebted (Überschuldung) within the meaning of section 19 of the German Insolvency Code (Insolvenzordung); or (iii) for any of the reasons set out in section 17 through 19 (inclusive) of the German Insolvency Code (Insolvenzordung), it files for insolvency in accordance with the German Insolvency Code (Antrag auf Eröffnung eines Insolvenzverfahrens) or its directors are required by law to file for insolvency; or (iv) a third party creditor files for insolvency against it unless the petition is frivolous or vexatious and is discharged or dismissed within 60 days of commencement or, if earlier, the date on which it is advertised; or (v) a competent court takes any of the actions set out in section 21 of the German Insolvency Code (Insolvenzordung) or a competent court institutes or rejects (for reason of insufficiency of its funds to implement such proceedings) insolvency proceedings against it (Eröffnung des Insolvenzverfahrens); or (vi) any action taken by a restructuring court (Restrukturierungsgericht) under section 29 paragraph 2 German Stabilisation and Restructuring of Businesses Act (Unternehmensstabilisierungs- und Restrukturierungsgesetz).
(l)
without prejudice to the provisions of clauses (h) to (j) inclusive, any of the following occurs in respect of a Swiss Subsidiary: (i) it is deemed unable or admits inability to pay its debts as they fall due or is deemed to or declared to be unable to pay its debts or insolvent (zahlungsunfähig) under applicable law, (ii) it ceases or suspends making payments on any of its debts or announces any intention to do so (or is so deemed for the purposes of any law applicable to it) (Zahlungseinstellung), (iii) by reason of actual or anticipated financial difficulties, it commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness, (iv) it files a petition for the opening of bankruptcy proceedings because of insolvency (Zahlungsunfähigkeit) pursuant to Section 191(1) of the Swiss Federal Debt Enforcement and Bankruptcy Act (Bundesgesetz über Schuldbetreibung und Konkurs) or such bankruptcy is declared otherwise (Konkurseröffnung und Konkurs), or (v) its liabilities are not covered by its assets (overindebtedness) within the meaning of art. 725b para. 1 and art. 820 of the Swiss Federal Code of Obligations (CO) (Überschuldung); (vi) composition with creditors (Nachlassverfahren) including in particular moratorium (Nachlassstundung) and proceedings regarding composition agreements (Nachlassvertrag) and emergency moratorium (Notstundung), (vii) proceedings regarding postponement of the opening of bankruptcy; or (viii) dissolution/liquidation (Auflösung / Liquidation);

(m)
one or more judgments for the payment of money in an aggregate amount in excess of

$40,000,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment and has not denied or failed to acknowledge coverage thereof) shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged or unpaid for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;

(n)
an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
(o)
a Change in Control shall occur;
(p)
the occurrence of any “default”, as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace or cure therein provided; or
(q)
any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms;

then, and in every such event (other than an event with respect to any Borrower described in clause (h) or

(i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by written notice to the Company, take any of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Borrowers accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers and (iii) require that the Company Cash Collateralize the LC Exposure (in an amount equal to the Minimum Collateral Amount with respect thereto); and in case of any event with respect to any Loan Party described in Sections 7.01(h) and 7.01(i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations accrued hereunder and under the other Loan Documents, shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the LC Exposure in accordance with clause (iii) above shall be automatically required, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

SECTION 7.02 Application of Funds. After the exercise of remedies provided for in Section 7.01 (or after the Loans have automatically become immediately due and payable and the LC Exposure has automatically been required to be Cash Collateralized as set forth in Section 7.01), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.21 and Section 2.26, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including reasonable and documented out-of-pocket fees, charges and disbursements of outside counsel to the Administrative Agent and amounts payable under Article II) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal, interest and Letter of Credit fees) payable to the Lenders and the Issuing Bank (including reasonable and documented out-of-pocket fees, charges and disbursements of outside counsel to the respective Lenders and the Issuing Bank and amounts payable under Article II), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees and interest on the Loans, LC Disbursements and other Obligations, ratably among the Lenders and the Issuing Bank in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting (i) unpaid principal of the Loans and LC Disbursements and (ii) amounts owing under Banking Services Agreements and Guaranteed Hedge Agreements, ratably among the Lenders and their Affiliates and the Issuing Bank in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the Issuing Bank, to Cash Collateralize that portion of the LC Exposure in an amount equal to the Minimum Collateral Amount to the extent not otherwise Cash Collateralized by the Company pursuant to Sections 2.22; and

Last, the balance, if any, after all of the Obligations have been paid in full in cash, to the Company or as otherwise required by Law.

Subject to Section 2.21, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE VIII

The Administrative Agent

SECTION 8.01 Appointment and Authority. Each of the Lenders and the Issuing Bank hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Bank, and neither the Company nor any other Loan Party or Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law.

Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

SECTION 8.02 Appointment of the Administrative Agent for Swiss Security.

(a)
The Administrative Agent shall:
(i)
enter into, execute, hold, administer and, as the case may be, realize or release any non-accessory Swiss Security (nicht-akzessorische Transaktionssicherheit) as indirect representative (indirekter Stellvertreter) in its own name but on behalf and for the benefit of the Lenders and the Issuing Bank; and
(ii)
hold and administer any accessory Swiss Security (akzessorische Transaktionssicherheit) (e.g. a right of pledge) (a "Swiss Accessory Security") for itself (including as creditor of any parallel debt or similar obligations) and as direct representative (direkter Stellvertreter) in the name and on behalf of the Lenders and the Issuing Bank.
(b)
In relation to any Swiss Accessory Security each present and future Lender and the Issuing Bank (in each case other than the Administrative Agent) hereby appoints and authorizes the Administrative Agent to do all acts in the name and for the account of such Lender and/or Issuing Bank as its direct representative (direkter Stellvertreter), including, without limitation :
(i)
to (i) enter into, accept and execute and (ii) hold, administer and, if necessary, enforce the Swiss Accessory Security granted under any of the Swiss Accessory Security;
(ii)
to agree to amendments, restatements and other alterations to Swiss Accessory Security;
(iii)
to effect any release of the Swiss Accessory Security under, and the termination of, any Swiss Accessory Security; and
(iv)
to exercise such other rights, powers, authorities and discretions granted to the Administrative Agent hereunder, any other Loan Documents or under the relevant Swiss Accessory Security,

SECTION 8.03 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 8.04 Exculpatory Provisions.

(a)
The Administrative Agent or the Arrangers, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent or the Arrangers, as applicable:

(i)
shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii)
shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;
(iii)
shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or the Issuing Bank, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent, Arrangers, or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein;
(iv)
shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Article VII or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Company, a Lender or the Issuing Bank; and
(v)
shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
(b)
Neither the Administrative Agent nor any of its Related Parties (other than any such Person’s obligations hereunder with respect to the Disqualified Institutions in its capacity as a Lender) shall be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (i) be obligated to ascertain, monitor or inquire as to whether any other Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (ii) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.

SECTION 8.05 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.06 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

SECTION 8.07 Resignation of Administrative Agent.

(a)
The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Bank and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender or a Disqualified Institution. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)
If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Company and such Person remove such Person as Administrative Agent and, in consultation with the Company, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)
With effect from the Resignation Effective Date or the Removal Effective Date (as

applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Bank directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.
(d)
Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Bank and Swing Line Lender. If Bank of America resigns as an Issuing Bank, it shall retain all the rights, powers, privileges and duties of the Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Bank and all LC Exposure with respect thereto, including the right to require the Lenders to make ABR Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.06(d). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make ABR Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.05(c). Upon the appointment by the Company of a successor Issuing Bank or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank or Swing Line Lender, as applicable, (b) the retiring Issuing Bank and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

SECTION 8.08 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Bank expressly acknowledges that none of the Administrative Agent nor any Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or any Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or any Arranger to any Lender or the Issuing Bank as to any matter, including whether the Administrative Agent or such Arranger have disclosed material information in their (or their Related

Parties’) possession. Each Lender and the Issuing Bank represents to the Administrative Agent and each Arranger that it has, independently and without reliance upon the Administrative Agent, the Arrangers, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and the Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or the Issuing Bank for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or the Issuing Bank, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and the Issuing Bank agrees not to assert a claim in contravention of the foregoing. Each Lender and the Issuing Bank represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such the Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

SECTION 8.09 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers, Co-Syndication Agents, Co-Documentation Agents or Managing Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Bank hereunder.

SECTION 8.10 Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or LC Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise.

(a)
to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letters of Credit and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Bank and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Bank and the Administrative Agent under Section 2.12 and Section 9.07) allowed in such judicial proceeding; and
(b)
to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Bank, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 2.12 and Section 9.07.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the Issuing Bank to authorize the Administrative Agent to vote in respect of the claim of any Lender or the Issuing Bank in any such proceeding.

SECTION 8.11 Guaranteed Banking Services Agreements and Guaranteed Hedge Agreements. Except as otherwise expressly set forth herein, no Lender or any of its Affiliate that is party to a Banking Services Agreement or Guaranteed Hedge Agreement that obtains the benefit of the provisions of Section

7.02 or the Subsidiary Guaranty by virtue of the provisions hereof shall have any right to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Subsidiary Guaranty (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof of or the Subsidiary Guaranty) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents (it being understood that Administrative Agent may take any and all action expressly specified in Section 8.12). Notwithstanding any other provision of this Article VIII to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Guaranteed Obligations arising under Banking Services Agreements and Guaranteed Hedge Agreements except to the extent expressly provided herein and unless the Administrative Agent has received a notice of such Guaranteed Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Lender or Affiliate of such Lender, as the case may be. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Guaranteed Obligations arising under Banking Services Agreements and Guaranteed Hedge Agreements in the case of a termination of this Agreement and the other Loan Documents. Each Lender hereby acknowledges and agrees (including on behalf of any of its Affiliates that may be a party to a Banking Services Agreement or Guaranteed Hedge Agreement) that (x) obligations of the Company or any of its Subsidiaries under any Banking Services Agreement or Guaranteed Hedge Agreement shall be guaranteed pursuant to the Subsidiary Guaranty only until such time as the Subsidiary Guaranty terminates pursuant to the terms thereof and (y) any release of Guarantors and/or Designated Borrowers effected in a manner not prohibited by this Agreement and the other Loan Documents shall not require the consent of holders of obligations under Banking Services Agreements or Guaranteed Hedge Agreements.

SECTION 8.12 Guaranty Matters. The Lenders and the Issuing Bank irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty pursuant to this Section 8.12.

SECTION 8.13 Lender Representations.

(a)
Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such

Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that at least one of the following is and will be true:

(i)
such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3- 101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,
(ii)
the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)
(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement,

(C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)
such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)
In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that:
(i)
none of the Administrative Agent or the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),
(ii)
the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii)
the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),
(iv)
the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and
(v)
no fee or other compensation is being paid directly to the Administrative Agent or the Arrangers or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.
(c)
The Administrative Agent and the Arrangers hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, unused fees, arrangement fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

SECTION 8.14 Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Recipient Party, whether or not in respect of an Obligation due and owing by any Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party in Same Day Funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount.

ARTICLE IX

Miscellaneous

SECTION 9.01 Notices.

(a)
Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number as follows:
(i)
if to any Loan Party, the Administrative Agent, the Issuing Bank, or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 9.01; and
(ii)
if to any other Lender, to it at its address, telecopy number, electronic mail address or telephone number set forth in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Company).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)
Electronic Communications. Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, the Issuing Bank or the Company may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)
The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. Except to the extent resulting from the gross negligence or willful misconduct of the Agent Parties (as determined by final, non- appealable judgement of a court of competent jurisdiction), in no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, the Issuing Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Company’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.

(d)
Change of Address, Etc. Each of the Borrowers, the Administrative Agent, the Issuing Bank and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the Issuing Bank and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Company or its securities for purposes of United States Federal or state securities laws.

SECTION 9.02 Reliance by Administrative Agent, Issuing Bank and Lenders. The Administrative Agent, the Issuing Bank and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Borrowing Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, the Issuing Bank, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

SECTION 9.03 Waivers; Amendments.

(a)
No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b)
Except as provided in Section 2.14(c), Section 2.14(d), Section 2.20 or Section 2.21, or pursuant to any fee letter entered into by the Company in connection with this Agreement, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall

(i) increase any Commitment of any Lender without the written consent of such Lender, (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby (except that any amendment or modification of the financial covenants in this Agreement (or defined terms used in the financial covenants in this Agreement) shall not constitute a reduction in the rate of interest or fees for purposes of this clause (ii)), (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.18(b) or (c) or Section 7.02, in each case, in a manner that would alter the pro rata sharing of payments or the order of priority of payments, as the case may be, required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (it being understood that, solely with the consent of the parties prescribed by Section

2.20 to be parties to an Incremental Term Loan Amendment, Incremental Term Loans may be included in the determination of Required Lenders on substantially the same basis as the Commitments and the Loans are included on the Effective Date), (vi) release the Company or all or substantially all of the Subsidiary Guarantors from their obligations under Article X or the Subsidiary Guaranty, as applicable, without the written consent of each Lender; or (vii) subordinate the Obligations hereunder to any other Indebtedness of the Company or any Loan Party without the written consent of each Lender; provided, further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swing Line Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swing Line Lender, as the case may be (it being understood that any change to Section 2.26 shall require the consent of the Administrative Agent, the Issuing Bank and the Swing Line Lender). Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be directly affected by such amendment, waiver or other modification.

(c)
Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (x) to add one or more credit facilities (in addition to the Incremental Term Loans pursuant to an Incremental Term Loan Amendment) to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans, Incremental Term Loans, Extended Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders.

(d)
In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders or all affected Lenders, if the consent of the Required Lenders to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as Administrative Agent is not a Non-Consenting Lender, the Company may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, require such Non- Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (a) the Company shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld or delayed, (b) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swing Line Loans, accrued and unpaid interest thereon, accrued and unpaid fees and all other amounts payable to it hereunder (including any amounts under Section 2.16) from the assignee (to the extent of such outstanding principal and accrued and unpaid interest and fees) or the Company (in the case of all other amounts),

(c) such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.05(b), (d) such assignment does not conflict with applicable Laws, and (e) the applicable assignee shall have consented to the applicable amendment, waiver or consent.

(e)
Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrowers only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.

SECTION 9.04 Expenses; Indemnity; Damage Waiver.

(a)
The Borrowers shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender (including the reasonable fees, charges and disbursements of one primary counsel and one additional local counsel in each applicable jurisdiction for the Administrative Agent and the Issuing Bank and one additional counsel for all the Lenders (other than the Administrative Agent) and one additional counsel (for each affected class) in light of actual or potential conflicts of interest or the availability of different claims of defenses) in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)
The Borrowers shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable and documented out-of-pocket expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit),

(iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any of its Subsidiaries, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE

NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (A) the gross negligence, bad faith or willful misconduct of such Indemnitee or its affiliates or controlling persons or any of the officers, directors, employees, agents or members of any of the foregoing, (B) any material breach of the Loan Documents by such Indemnitee or its affiliates or controlling persons or any of the officers, directors, employees, agents or members of any of the foregoing or (C) disputes between and among Indemnitees (not arising as a result of any act or omission by the Company or any of its Affiliates and, subject to subclause (A) above, other than any claim against the Administrative Agent, any Arranger, the Issuing Bank or the Swingline Lender in its capacity or in fulfilling its role as an agent, arranger, issuing lender, swingline lender or any similar role with respect to this Agreement). This Section 9.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)
To the extent that the Borrowers fail to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swing Line Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swing Line Lender, as the case may be, in each case, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the Borrowers’ failure to pay any such amount shall not relieve the Borrowers of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swing Line Lender in its capacity as such.
(d)
To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) in the absence of willful misconduct, bad faith or gross negligence (as determined by a court of competent jurisdiction in a final, non-appealable decision). To the extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, and acknowledges that no other Person shall have, any claim against any other party hereto on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this

Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)
All amounts due under this Section shall be payable not later than fifteen (15) days after written demand therefor. Notwithstanding anything to the contrary herein, the Foreign Obligors shall not be required to make any payment under this Section 9.04 in respect of any Obligations allocable to any U.S. Loan Party (other than for the avoidance of any doubt, such Foreign Obligations of a Foreign Obligor which may also be Guaranteed by a U.S. Loan Party) and such Foreign Obligors shall only be required to make payments under this Section 9.04 in respect of Obligations allocable to Foreign Obligors and Foreign Subsidiaries (it being understood and agreed that all other Loan Parties shall be jointly and severally liable of all payments required under this Section 9.04).

SECTION 9.05 Successors and Assigns.

(a)
The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by any Loan Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder or under any other Loan Document except in accordance with this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)
(i) Subject to the conditions set forth in paragraph (b)(ii) and (b)(iii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) (the “New Lender”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in LC Exposure and in Swing Line Loans) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of (for the avoidance of doubt, no other consents shall be required):
(a)
the Company (provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof); provided, further, that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;
(b)
the Administrative Agent;
(c)
the Issuing Bank; and
(d)
the Swing Line Lender.

(ii)
Assignments shall be subject to the following additional conditions:
(a)
Minimum Amounts.
(1)
in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment or contemporaneous assignments to related Approved Funds (determined after giving effect to such Assignments) that equal at least the amount specified in paragraph (b)(ii)(A)(2) of this Section in the aggregate and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(2)
in any case not described in subsection (b)(ii)(A)(1) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than

$5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed);

(b)
each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not (i) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans, or (ii) be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;
(c)
the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment;
(d)
the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material nonpublic information about the Company and its affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws;
(e)
any assignment or transfer to or assumption by any Person of all or a portion of a Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments or Loans) with respect to a Dutch Borrower shall only be permitted if such Person is a Dutch Non-Public Lender; and
(f)
in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Bank or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(iii)
Notwithstanding any other provision of this Agreement, if the proposed New Lender is a Swiss Non-Qualifying Bank, no existing Lender may make an assignment or transfer of its rights and/or obligations of its Commitment and the Loans to that Swiss Non-Qualifying Bank without the prior written consent of the Company and no assignment or transfer shall be valid without such consent, provided that consent:
(a)
is not required where an Event of Default is continuing;
(b)
may only be (under the title of this paragraph Section 9.05(b)(iii)) withheld if as a result of such assignment or transfer the number Lenders that are Swiss Non-Qualifying Banks would exceed the number of ten.

For the purposes of this Section 9.05(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means (a) a natural person (or any holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural persons), (b) a Defaulting Lender, its subsidiaries or its Lender Parent, (c) the Company, any of its Subsidiaries or any of its Affiliates,

(d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof or (e) a Disqualified Institution.

(iv)
Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.15, Section 2.16, Section 2.17 and Section 9.04) with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, each Borrower (at its expense) shall execute and deliver a promissory note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.05 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(v)
The Administrative Agent, acting for this purpose solely as a non-fiduciary agent of each Borrower (and such agency shall be solely for tax purposes), shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(c)
(i) Subject to clause (b)(iii) of Section 9.05, any Lender may, without the consent of any Borrower, the Administrative Agent, the Issuing Bank or the Swing Line Lender, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.03(b) that affects such Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of Section 2.15, Section 2.16 and Section 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(e) (it being understood that the documentation required under Section 2.17(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant

(A) agrees to be subject to the provisions of Section 2.18 and Section 2.19 as if it were an assignee under paragraph (b) of this Section.

(ii) A Participant shall not be entitled to receive any greater payment under Section

2.15 or Section 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless such Participant agrees, for the benefit of the Company, to comply with Section 2.17(e) as though it were a Lender (it being understood that the documentation required under Section 2.17(e) shall be delivered to the participating Lender). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of each Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in the obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such interest is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, (i) each Lender shall be responsible for the indemnity under Section 9.04(c) without regard to the existence of any participation, and (ii) the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)
Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its promissory note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(e)
Disqualified Institutions.
(i)
No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign or grant a participation in all or a portion of its rights and obligations under this Agreement to such Person (unless the Company has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee or Participant that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee or Participant shall not retroactively be disqualified from becoming a Lender or Participant and (y) the execution by the Company of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment or participation in violation of this clause (e)(i) shall not be void, but the other provisions of this clause (e) shall apply.
(ii)
If any assignment is made to any Disqualified Institution without the Company’s prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Company may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Commitment of such Disqualified Institution and repay all obligations of the Borrowers owing to such Disqualified Institution in connection with such Commitment, and/or (B) require such Disqualified Institution to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 9.05), all of its interest, rights and obligations under this Agreement and related Loan Documents to one or more Persons (other than an Ineligible Institution) satisfying the requirements of Section 9.05(b) that shall assume such obligations at the lesser of (1) the principal amount thereof and (2) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and other the other Loan Documents; provided, that, (x) the Company shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.05(b), and (y) such assignment does not conflict with applicable laws.

(iii)
Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (1) have the right to receive information, reports or other materials provided to Lenders by or on behalf of the Loan Parties, the Administrative Agent or any other Lender, (2) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (3) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (1) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (2) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (“Plan of Reorganization”), each Disqualified Institution party hereto hereby agrees (I) not to vote on such Plan of Reorganization, (II) if such Disqualified Institution does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (I), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (III) not to contest any request by any party for a determination by the bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (II).
(iv)
The Administrative Agent shall have the right, and the Company hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Company and any updates thereto from time to time (collectively, the “DQ List”) on a Platform, including that portion of such Platform that is designated for “public side” Lenders and/or

(B) provide the DQ List to each Lender requesting the same.

(v)
Neither the Administrative Agent nor its Related Parties (other than any such Person’s obligations hereunder with respect to the Disqualified Institutions in its capacity as a Lender) shall be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, by any other Person to any Disqualified Institution.
(f)
Resignation as Issuing Bank or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitments and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days’ written notice to the Company and the Lenders, resign as Issuing Bank and/or (ii) upon 30 days’ written notice to the Company, resign as Swing Line Lender. In the event of any such resignation as Issuing Bank or Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor Issuing Bank or Swing Line Lender hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of Bank of America as Issuing Bank or Swing Line Lender, as the case may be. If Bank of America resigns as Issuing Bank, it shall retain all the rights, powers, privileges and duties of the Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Bank and all LC Exposure with respect thereto (including the right to require the Lenders to make ABR Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.06(d)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make ABR Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.05(c). Upon the appointment of a successor Issuing Bank and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank or Swing Line Lender, as the case may be, and (b) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

(g)
In addition to the other rights provided to Lenders under this Section 9.05, each Lender may without consulting with or obtaining consent from any Loan Party, at any time charge, assign or otherwise create security in or over (whether by way of collateral or otherwise) all or any of its rights under any Loan Document to secure obligations of that Lender including, without limitation:
(i)
any charge, assignment or other security to secure obligations to a federal reserve or central bank; and
(ii)
in the case of any Lender which is a fund, any charge, assignment or other security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or security shall:

(i)
release a Lender from any of its obligations under the Loan Documents or substitute the beneficiary of the relevant charge, assignment or security for the Lender as a party to any of the Loan Documents; or
(ii)
require any payments to be made by a Loan Party other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Loan Documents;

and further provided that any such charge, assignment or other security shall provide that, upon any enforcement thereof, any resulting assignment, transfer or sub-participation of any such rights under the Loan Documents shall be made in accordance with this Section 9.05.

SECTION 9.06 Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 2.15, Section 2.16, Section 2.17 and Section 9.04 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

SECTION 9.07 Counterparts; Integration; Effectiveness; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including, without limitation, Assignment and Assumptions, amendments or other modifications, Borrowing Requests, Swing Line Loan Notices, waivers and consents) shall be deemed to include Electronic Signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

SECTION 9.08 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and

(b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 9.08, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the Issuing Bank or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

SECTION 9.09 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Bank or any such Affiliate to or for the credit or the account of the Company or any other Loan Party against any and all of the obligations of the Company or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, Issuing Bank or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Company or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or the Issuing Bank different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.26 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Bank and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent and the Company a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Bank or their respective Affiliates may have. Each Lender and the Issuing Bank agrees to notify the Company and the Administrative Agent in writing promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 9.10 Governing Law; Jurisdiction; Consent to Service of Process.

(a)
GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)
SUBMISSION TO JURISDICTION. THE COMPANY AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE ISSUING BANK, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING BANK MAY OTHERWISE HAVE TO BRING ANY ACTION OR

PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE COMPANY OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)
WAIVER OF VENUE. THE COMPANY AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)
SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.01. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. WITHOUT LIMITING THE FOREGOING, EACH LOAN PARTY THAT IS A FOREIGN SUBSIDIARY IRREVOCABLY DESIGNATES AND APPOINTS THE COMPANY AS SUCH PERSON’S AUTHORIZED AGENT, TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF, SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY ACTION, LITIGATION OR PROCEEDING, AND AGREES THAT THE FAILURE OF THE COMPANY TO GIVE ANY NOTICE OF ANY SUCH SERVICE SHALL NOT IMPAIR OR AFFECT THE VALIDITY OF SUCH SERVICE OR OF ANY JUDGMENT RENDERED IN ANY ACTION, LITIGATION OR PROCEEDING BASED THEREON. THE COMPANY HEREBY CONFIRMS THAT IT HAS AGREED TO ACCEPT SUCH APPOINTMENT (AND ANY SIMILAR APPOINTMENT BY ANY OTHER PERSON THAT IS A FOREIGN SUBSIDIARY THAT BECOMES A PARTY TO THIS AGREEMENT AFTER THE EFFECTIVE DATE). THE DESIGNATION AND APPOINTMENT MADE PURSUANT TO THE PRECEDING SENTENCE SHALL BE IRREVOCABLE BY THE COMPANY AND EACH LOAN PARTY THAT IS A FOREIGN SUBSIDIARY. IF THE FOREGOING APPOINTMENT IS TERMINATED FOR ANY REASON, THE COMPANY WILL APPOINT A REPLACEMENT AGENT FOR SERVICE OF PROCESS.
(e)
Waiver of Immunities. Each Loan Party, on behalf of itself and its Subsidiaries (and its and their respective process agents), and each such Person’s properties and revenues of any kind, hereby irrevocably agrees that, to the extent that such Loan Party or any of its Subsidiaries or any such Person’s properties or revenues has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, from any legal proceedings, to enforce or collect upon the Obligations, including immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property or revenues from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, each Loan Party, on behalf of itself and its Subsidiaries, hereby expressly waives, to the fullest extent permissible under applicable Law, any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United States or elsewhere. Without limiting the generality of the foregoing, each Loan Party further agrees that the waivers set forth in this Section 9.10(e) shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 (U.S.) and other applicable Law and are intended to be irrevocable for purposes of the Foreign Sovereign Immunities Act of 1976 (U.S.) and such other applicable Law.

SECTION 9.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO

(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND

(B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.12 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.13 Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) on a need to know basis to its Affiliates, its auditors and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners),

(c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process,

(d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, in any case, other than to a Disqualified Institution (it being understood that the DQ List may be disclosed to any assignee or Participant, or prospective assignee or Participant, in reliance on this clause (f) so long as such Person is not listed on such DQ List) or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any of the Borrowers and their obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the written consent of the Company, (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Company, or (j) to the extent required by a potential or actual insurer or reinsurer in connection with providing insurance, reinsurance or credit risk mitigation coverage under which payments are to be made or may be made by reference to this Agreement. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For purposes of this Section, “Information” means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Bank on a nonconfidential basis prior to disclosure by the Company or any Subsidiary, provided that, in the case of information received from the Company or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential or otherwise requested in writing to be held confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the Issuing Bank acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

SECTION 9.14 USA PATRIOT Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Patriot Act.

SECTION 9.15 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 9.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees that:

(i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers, and the Lenders are arm’s-length commercial transactions between the Company, each other Loan Party, and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders and their Affiliates, on the other hand, (B) each of the Company and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Company and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents;

(ii) (A) the Administrative Agent, the Arrangers and each of the Lenders and their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Company, any other Loan Party or any of their respective Affiliates, or any other Person and (B) none of the Administrative Agent, the Arrangers, any Lender nor any of their Affiliates has any obligation to the Company, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except, in the case of a Lender, those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Borrower and its Affiliates, and no Lender or any of its Affiliates has any obligation to disclose any of such interests to the Company, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Company and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers or any Lenders and their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.17 Attorney Representation. If a Dutch Borrower or another Loan Party incorporated under the laws of the Netherlands is represented by an attorney in connection with the signing and/or execution of the Agreement and/or any other Loan Document it is hereby expressly acknowledged and accepted by the parties to the Agreement and/or any other Loan Document that the existence and extent of the attorney’s authority and the effects of the attorney’s exercise or purported exercise of his or her authority shall be governed by the laws of the Netherlands.

SECTION 9.18 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender or Issuing Bank that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or Issuing Bank that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)
the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or Issuing Bank that is an Affected Financial Institution; and
(b)
the effects of any Bail-In Action on any such liability, including, if applicable:
(i)
a reduction in full or in part or cancellation of any such liability;
(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)
the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.19 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)
As used in this Section 9.19, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

SECTION 9.20 Enforcement. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Article VII for the benefit of all the Lenders and the Issuing Bank; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the Issuing Bank or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuing Bank or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 9.05 (subject to the terms of Section 2.18(c)), or

(d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Article VII and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.18(c), any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to them and as authorized by the Required Lenders.

SECTION 9.21 Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, the Issuing Bank or any Lender, or the Administrative Agent, the Issuing Bank or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the Issuing Bank severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the Issuing Bank under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

SECTION 9.22 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

SECTION 9.23 Amendment and Restatement of Existing Credit Agreement. On the Effective Date, (a) this Agreement shall amend, restate and supersede the Existing Credit Agreement in its entirety and (b) the rights and obligations of the parties evidenced by the Existing Credit Agreement and the other “Loan Documents” (as defined in the Existing Credit Agreement) shall be subsumed within and be governed by this Agreement and the other Loan Documents. Nothing contained herein shall be construed as a novation of the “Obligations” outstanding under and as defined in the Existing Credit Agreement, which shall remain in full force and effect as modified hereby.

ARTICLE X

Cross-Guarantee

SECTION 10.01 U.S. Borrower Guarantee. In order to induce the Lenders to extend credit to the other Borrowers hereunder, but subject to the limitations set forth in this Article X, the Company and each Borrower that is a U.S. Loan Party (the “U.S. Borrowers”) hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, irrespective of the validity of the Obligations, waiving all rights of objection and defense arising from the Obligations, the payment when and as due of the Obligations of the other Borrowers, the other Loan Parties and their Subsidiaries (collectively, the “Obligors”). The U.S. Borrowers further agree that the due and punctual payment of such Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Obligation.

Each U.S. Borrower waives presentment to, demand of payment from and protest to any Borrower of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of each U.S. Borrower hereunder shall not be affected by (a) the failure of the Administrative Agent, the Issuing Bank or any Lender to assert any claim or demand or to enforce any right or remedy against any Obligor under the provisions of this Agreement, any other Loan Document or otherwise; (b) any extension or renewal of any of the Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, or any other Loan Document or agreement; (d) any default, failure or delay, willful or otherwise, in the performance of any of the Obligations; (e) the failure of the Administrative Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Obligations, if any; (f) any change in the corporate, partnership or other existence, structure or ownership of any Obligor or any other guarantor of any of the Obligations; (g) the enforceability or validity of the Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Obligations or any part thereof, or any other invalidity or unenforceability relating to or against any Obligor or any other guarantor of any of the Obligations, for any reason related to this Agreement, any other Loan Document, any Guaranteed Hedge Agreement, any Banking Services Agreement or any provision of applicable law, decree, order or regulation of any jurisdiction purporting to prohibit the payment by such Obligor or any other guarantor of the Obligations, of any of the Obligations or otherwise affecting any term of any of the Obligations; or (h) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of such U.S. Borrower or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of such U.S. Borrower to subrogation.

Each U.S. Borrower further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent, the Issuing Bank or any Lender to any balance of any deposit account or credit on the books of the Administrative Agent, the Issuing Bank or any Lender in favor of any Obligor or any other Person.

The obligations of each U.S. Borrower hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Obligations, any impossibility in the performance of any of the Obligations or otherwise.

Each U.S. Borrower further agrees that its obligations hereunder shall constitute a continuing and irrevocable guarantee of all Obligations now or hereafter existing and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation (including a payment effected through exercise of a right of setoff) is rescinded, or is or must otherwise be restored or returned by the Administrative Agent, the Issuing Bank or any Lender (or any of its Affiliates) upon the insolvency, bankruptcy or reorganization of any Obligor or otherwise (including pursuant to any settlement entered into by a holder of Obligations in its discretion).

In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent, the Issuing Bank or any Lender may have at law or in equity against any U.S. Borrower by virtue hereof, upon the failure of any other Obligor to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each U.S. Borrower hereby promises to and will, upon receipt of written demand by the Administrative Agent, the Issuing Bank or any Lender, forthwith pay, or cause to be paid, to the Administrative Agent, the Issuing Bank or any Lender in cash an amount equal to the unpaid principal amount of such Obligations then due, together with accrued and unpaid interest thereon. Each U.S. Borrower further agrees that if payment in respect of any Obligation shall be due in a currency other than Dollars and/or at a place of payment other than the Administrative Agent’s Office and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of the Administrative Agent, the Issuing Bank or any Lender, disadvantageous to the Administrative Agent, the Issuing Bank or any Lender in any material respect, then, at the election of the Administrative Agent, such Borrower shall make payment of such

Obligation in Dollars (based upon the applicable Dollar Amount in effect on the date of payment) at such Administrative Agent’s Office as is designated by the Administrative Agent and, as a separate and independent obligation, shall indemnify the Administrative Agent, the Issuing Bank and any Lender against any losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment.

Upon payment by any U.S. Borrower of any sums as provided above, all rights of such U.S. Borrower against any other Obligor arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations owed by such Obligor to the Administrative Agent, the Issuing Bank and the Lenders.

Nothing shall discharge or satisfy the liability of any U.S. Borrower hereunder except the full performance and payment of the Obligations.

The Company hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Subsidiary Guarantor to honor all of its obligations under the Subsidiary Guaranty in respect of Specified Swap Obligations (provided, however, that the Company shall only be liable under this paragraph for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this paragraph or otherwise under this Article X voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The Company intends that this paragraph constitute, and this paragraph shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Subsidiary Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 10.02 Foreign Borrower Guarantee. In order to induce the Lenders to extend credit to the other Borrowers that are Foreign Obligors hereunder (the “Foreign Borrowers”), but subject to the limitations set forth in this Article X, each Foreign Borrower hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, irrespective of the validity of the Foreign Obligations, waiving all rights of objection and defense arising from the Foreign Obligations, the payment when and as due of the Foreign Obligations of the other Foreign Obligors and their Subsidiaries. The Foreign Borrowers further agree that the due and punctual payment of such Foreign Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Foreign Obligation.

Each Foreign Borrower waives presentment to, demand of payment from and protest to any Foreign Borrower of any of the Foreign Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of each Foreign Borrower hereunder shall not be affected by (a) the failure of the Administrative Agent, the Issuing Bank or any Lender to assert any claim or demand or to enforce any right or remedy against any Foreign Obligor or any of their Subsidiaries under the provisions of this Agreement, any other Loan Document or otherwise; (b) any extension or renewal of any of the Foreign Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, or any other Loan Document or agreement; (d) any default, failure or delay, willful or otherwise, in the performance of any of the Foreign Obligations; (e) the failure of the Administrative Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Foreign Obligations, if any; (f) any change in the corporate, partnership or other existence, structure or ownership of any Foreign Obligor, any of their Subsidiaries or any other guarantor of any of the Foreign Obligations; (g) the enforceability or validity of the Foreign Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Foreign Obligations or any part thereof, or any other invalidity or unenforceability relating to or against any Foreign Obligor or any other guarantor of any of the Foreign Obligations, for any reason related to this Agreement, any other Loan Document, any Guaranteed Hedge Agreement, any Banking Services Agreement or any provision of applicable law, decree, order or regulation of any jurisdiction purporting to prohibit the payment by such Foreign Obligor, any of their Subsidiaries or any other guarantor of the Foreign Obligations, of any of the Foreign Obligations or otherwise affecting any term of any of the Foreign Obligations; or (h) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of such Foreign Borrower or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of such Foreign Borrower to subrogation.

Each Foreign Borrower further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Foreign Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent, the Issuing Bank or any Lender to any balance of any deposit account or credit on the books of the Administrative Agent, the Issuing Bank or any Lender in favor of any Foreign Obligor or any other Person.

The obligations of each Foreign Borrower hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Foreign Obligations, any impossibility in the performance of any of the Foreign Obligations or otherwise.

Each Foreign Borrower further agrees that its obligations hereunder shall constitute a continuing and irrevocable guarantee of all Foreign Obligations now or hereafter existing and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Foreign Obligation (including a payment effected through exercise of a right of setoff) is rescinded, or is or must otherwise be restored or returned by the Administrative Agent, the Issuing Bank or any Lender (or any of its Affiliates) upon the insolvency, bankruptcy or reorganization of any Foreign Obligor, any Subsidiary or otherwise (including pursuant to any settlement entered into by a holder of Foreign Obligations in its discretion).

In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent, the Issuing Bank or any Lender may have at law or in equity against any Foreign Borrower by virtue hereof, upon the failure of any other Foreign Obligor, any Subsidiary to pay any Foreign Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Foreign Borrower hereby promises to and will, upon receipt of written demand by the Administrative Agent, the Issuing Bank or any Lender, forthwith pay, or cause to be paid, to the Administrative Agent, the Issuing Bank or any Lender in cash an amount equal to the unpaid principal amount of such Foreign Obligations then due, together with accrued and unpaid interest thereon. Each Foreign Borrower further agrees that if payment in respect of any Foreign Obligation shall be due in a currency other than Dollars and/or at a place of payment other than the Administrative Agent’s Office and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Foreign Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of the Administrative Agent, the Issuing Bank or any Lender, disadvantageous to the Administrative Agent, the Issuing Bank or any Lender in any material respect, then, at the election of the Administrative Agent, such Foreign Borrower shall make payment of such Foreign Obligation in Dollars (based upon the applicable Dollar Amount in effect on the date of payment) at such Administrative Agent’s Office as is designated by the Administrative Agent and, as a separate and independent obligation, shall indemnify the Administrative Agent, the Issuing Bank and any Lender against any losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment.

Upon payment by any Foreign Borrower of any sums as provided above, all rights of such Foreign Borrower against any other Foreign Obligor or Subsidiary arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full in cash of all the Foreign Obligations owed by such Foreign Obligor or such Subsidiary to the Administrative Agent, the Issuing Bank and the Lenders.

Nothing shall discharge or satisfy the liability of any Foreign Borrower hereunder except the full performance and payment of the Foreign Obligations.

Nothing in this Section 10.02 shall oblige a Foreign Borrower that is a German GmbH to make a payment in respect of this Section 10.02 if and to the extent that this Section 10.02 shall secure obligations of such Foreign Borrower’s shareholders and/or affiliated companies (verbundene Unternehmen) of such shareholder within the meaning of Section 15 of the German Stock Corporation Act (Aktiengesetz) (other than the Subsidiaries of such Foreign Borrower that is a German GmbH) and such payment would cause such Foreign Borrower that is a German GmbH not to have sufficient net assets (Reinvermögen) to maintain its stated share capital (Stammkapital) and as a result cause a violation of Sections 30, 31 of the German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung).

SECTION 10.03 Guarantee limitation for Swiss Loan Parties.

(a)
If and to the extent that:
(i)
a Swiss Loan Party under this Article X or any other Loan Document guarantees and/or secures obligations other than obligations of one of its direct or indirect Subsidiaries (i.e. obligations of a Swiss Loan Party’s direct or indirect parent companies (up-stream liabilities) or sister companies (cross-stream liabilities)) (“Restricted Obligations”); and
(ii)
a guarantee payment in fulfilling such obligations would, under Swiss law and practice, constitute a repayment of capital (Einlagerückgewähr), a violation of the legally protected reserves (gesetzlich geschützte Reserven) or the payment of a (constructive) dividend (Gewinnausschüttung) by such Swiss Loan Party or would otherwise be restricted under Swiss corporate law, such Restricted Obligations (and the amount of any payment in relation thereto) shall from time to time be limited to the amount permitted to be paid under Swiss law and practice, provided that, such limited amount shall at no time be less than the profits and reserves of such Swiss Loan Party available for distribution as dividends (being - according to Swiss law and practice as of the date of this Agreement – the balance sheet profits and any reserves available for this purpose, in each case in accordance with art. 675(2) and (3), art. 671 and art. 672 CO) at the time or times payment under or pursuant to this Article X or otherwise under a Loan Document is requested from such Swiss Loan Party and further provided that such limitation (as may apply from time to time or not) shall not (generally or definitively) free such Swiss Loan Party from payment obligations hereunder in excess thereof, but merely postpone the payment date therefor until such times as payment is again permitted notwithstanding such limitation. Any and all indemnities and guarantees of such Swiss Loan Party contained in any Loan Documents shall be construed in a manner consistent with the provisions herein contained.

(b)
In case a Swiss Loan Party who must make a payment in respect of Restricted Obligations under this Agreement is obliged to withhold Swiss Federal Withholding Tax in respect of such payment, such Swiss Loan Party shall:
(i)
procure that such payments can be made without deduction of Swiss Federal

Withholding Tax, or with deduction of Swiss Federal Withholding Tax at a reduced rate, by discharging the liability to such tax by notification pursuant to applicable law (including double tax treaties) rather than payment of the tax;
(ii)
if the notification procedure pursuant to sub-paragraph (i) above does not apply, deduct Swiss Federal Withholding Tax at the rate of 35% (or such other rate as in force from time to time), or if the notification procedure pursuant to sub-paragraph (i) above applies for a part of the Swiss Federal Withholding Tax only, deduct Swiss Federal Withholding Tax at the reduced rate resulting after the discharge of part of such tax by notification under applicable law, from any payment made by it in respect of Restricted Obligations and promptly pay any such taxes to the Swiss Federal Tax Administration;
(iii)
notify the Administrative Agent that such notification, or as the case may be, deduction has been made and provide the Administrative Agent with evidence that such a notification of the Swiss Federal Tax Administration has been made or, as the case may be, such taxes deducted have been paid to the Swiss Federal Tax Administration;
(iv)
in the case of a deduction of Swiss Federal Withholding Tax, use its best efforts to ensure that any person other than the Administrative Agent, which is entitled to a full or partial refund of the Swiss Federal Withholding Tax deducted from such payment in respect of Restricted Obligations, will, as soon as possible after such deduction:
(A)
request a refund of the Swiss Federal Withholding Tax under applicable law (including tax treaties) and pay to the Administrative Agent upon receipt any amounts so refunded; or
(B)
if the Administrative Agent or a Lender is entitled to a full or partial refund of the Swiss Federal Withholding Tax deducted from such payment and if requested by the Administrative Agent, provide the Administrative Agent or such Lender with those documents that are required by law and applicable tax treaties to be provided by the payer of such tax in order to enable the Administrative Agent or such Lender to prepare a claim for refund of Swiss Federal Withholding Tax.
(c)
If a Swiss Loan Party is obliged to withhold Swiss Federal Withholding Tax in accordance with paragraph (b) above, the Administrative Agent shall be entitled to further request payment under the guarantee as per this Article X and other indemnity granted to it under this Agreement and apply proceeds therefrom against the Restricted Obligations up to an amount which is equal to that amount which would have been obtained if no withholding of Swiss Federal Withholding Tax were required, whereby such further payments shall always be limited to the maximum amount of the freely distributable capital of such Swiss Loan Party as set out in paragraph (a) above.
(d)
If and to the extent requested by the Administrative Agent and if and to the extent this is from time to time required under Swiss law (restricting profit distributions), in order to allow the Administrative Agent (and the Lenders and the Issuing Bank) to obtain a maximum benefit under the Loan Documents and, in particular, this clause, the Swiss Loan Party shall promptly implement the following:
(i)
the preparation of an up-to-date audited (interim) balance sheet of such Swiss Loan

Party;

(ii)
the confirmation of the auditors of such Swiss Loan Party that the relevant amount represents (the maximum of) freely distributable profits;
(iii)
the prompt convening of a meeting of the shareholders of such Swiss Loan Party which will approve the (resulting) profit distribution;
(iv)
if the enforcement of any Restricted Obligations would be limited as a result of any matter referred to in this clause, such Swiss Loan Party shall, to the extent permitted by applicable law, (A) write up or realize any of its assets shown in its balance sheet with a book value that is significantly lower than the market value of the assets, in case of realization, however, only if such assets are not necessary for such Swiss Loan Party’s business (nicht betriebsnotwendig) and/or (B) reduce its share capital; and
(v)
all such other measures reasonably necessary and/or to promptly procure the fulfilment of all prerequisites reasonably necessary to allow such Swiss Loan Party and relevant parent company to promptly make the payments and perform the obligations agreed hereunder from time to time with a minimum of limitations.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BRUKER CORPORATION,

as the Company

By: -2 ,It .,

Name: rald N. Herman Title: Chief Financial Officer

BRUKER INVEST AG

By: Name: Patrick Minhorst

Title: Delegate Director

BRUKER INVEST AG

By: Name: Gerald N. Hennan

Title: Director

By:._ .?_,---;

Name: Title:

BRUKER FINANCE B./

By:

-:;;:Ni"::a::rn::e-.-:O:Z: ----''----:-----

Title:

By: -----+---::;;,,- -+.,.;=-...::::...---

Narne:

Signature Page to Amendt:d <1ml Restated Credit Agreement

BANK OF AMERICA, N.A., individually as a Lender, as the Swing Line Lender, and as the Issuing Bank

By:._( --

Name: Karen Yap

Title: Senior Vice President

BANK OF AMERICA, N.A., as Administrative Agent

By: Name: Felicia Brinson

Title: Assistant Vice President

BANK OF AMERICA, N.A., individually as a Lender, as the Swing Line Lender, and as the Issuing Bank

By: Name: Karen Yap

Title: Senior Vice President

BANK OF AMERICA, N.A., as Administrative Agent

By

Name on

Title: Assistant Vice President

WELLS FARGO BANK, NATIONAL

ASSOCIATION, individually as a Lender

By: Name: Yinghua Zhang

Title: Senior Vice President

DEUTSCHE BANK AG NEW YORK BRANCH,

individually as a Lender

By� a e: ing . Chu

c:

'"'1..., -1 /7 � "

By: r -""--=\._,-,,

Name: MarktJ Lukin

Title: Vice President

: BLidL�der

Name: Steve Levi " Title: Senior Vice President

Signature Page to Amended and Rest:ite Cr_edit Agreement

JPMORGAN CHASE BANK, N.A., individually as a Lender

CITIZENS BANK, N.A..• dividually as a Lender

CREDIT SUISSE (SWITZERLAND) LTD.,

individually as a Lender

By: Li

Name:

WlTitle:

Philipp Horat Director

Stefan Willi Director

:i,idmlOj/})PNC BANK, NATIONAL ASSOCIATION,

NamTRobe1t Novak

Title: Senior Vice President

/JING BANK N.V., DUBLIN BRANCH, individually as a Lender

By C

Name: Cormac I:angford Title: Director

=0 - 2

Name:Lo

Title: Vice President

SCHEDULES TO CREDIT AGREEMENT

January 18, 2024

These schedules and all attachments hereto (each of which is incorporated herein by this reference) constitute the “Schedules” to that certain Amended and Restated Credit Agreement, dated as of January 18, 2024, between Bruker Corporation, the Designated Borrowers, the Lenders and Bank of America, N.A., as Administrative Agent, Issuing Bank and Swing Line Lender (the “Credit Agreement”).

Unless the context otherwise requires, all capitalized terms used in these Schedules shall have the respective meanings assigned to them in the Credit Agreement. These Schedules are qualified in their entirety by reference to specific provisions of the Credit Agreement, and are not intended to constitute, and shall not be construed as constituting, representations or warranties of the parties except as and to the extent provided in the Credit Agreement. References to or descriptions of any document herein do not purport to be complete and are qualified in entirety by the document itself.

11728968

SCHEDULE 2.01

COMMITMENTS AND APPLICABLE PERCENTAGES

	Lender	Revolving Commitment	Letter of Credit Sublimit	Swingline Sublimit	Applicable Percentage
1.	Bank of America, N.A.	$125,000,000.00	$25,000,000.00	$100,000,000.00	13.888888888%
2.	Deutsche Bank AG New York Branch	$112,500,000.00			12.500000000%
3.	JPMorgan Chase Bank, N.A.	$112,500,000.00			12.500000000%
4.	TD Bank, N.A.	$112,500,000.00			12.500000000%
5.	Wells Fargo Bank, National Association	$112,500,000.00			12.500000000%
6.	Citizens Bank, N.A.	$72,500,000.00			8.055555556%
7.	Credit Suisse (Switzerland) Ltd.	$72,500,000.00			8.055555556%
8.	U.S. Bank National Association	$72,500,000.00			8.055555556%
9.	ING Bank N.V.	$53,750,000.00			5.972222222%
10.	PNC Bank, N.A.	$53,750,000.00			5.972222222%
	TOTAL:	$900,000,000.00	$25,000,000.00	$100,000,000.00	100.000000000%

SCHEDULE 2.02 COMPETITORS

ABB Ltd.	Nikon Corporation
Accelerate Diagnostics, Inc.	Olympus Corporation
AES Corporation	Nanalysis Scientific Corp.
Akoya Biosciences, Inc.	Oxford Instruments plc
Park Systems Corp.	Pacific Biosciences of California, Inc.
Agilent Technologies, Inc.	Revvity, Inc.
AMETEK, Inc.	Renishaw plc
American Superconductor Corporation	Rigaku Corporation
Bio-Rad Laboratories, Inc.	Roka Bioscience, Inc.
bioMerieux S.A.	RS2D
BUCHI Labortechnik AG	Shimadzu Corporation
Charles River Laboratories International, Inc.	Smiths Group plc
Coherent, Inc.	Horiba, Ltd.
CPI International, Inc.	SuNam Co., Ltd.
Danaher Corporation	Superconductor Technologies, Inc.
FLIR Systems, Inc.	Thales Group
Fluidigm Corporation	Thermo Fisher Scientific Inc.
FMB Feinwerk and Messtechnik GmbH	Toshiba Corporation
Foss	TriFoil Imaging Inc.
Fujikura Ltd.	Varian Medical Systems, Inc.
Furukawa Electric Co., Ltd.	Veeco Instruments Inc.
General Electric Company	Waters Corporation
Harvard Bioscience, Inc.	Ettore Zanon S.P.A.
Hitachi, Ltd.	Carl Zeiss AG
Hologic, Inc.	Bio-Techne Corporation
HTG Molecular Diagnostics, Inc.	Luminex Corporation
Illumina, Inc.	GenMark Diagnostics, Inc.
JASCO	NanoString Technologies, Inc.
JEOL, Ltd.	T2 BioSystems, Inc.
KLA-Tencor Corporation	Oxford Immunotec Global
Luvata Group	10X Genomics
Mediso Ltd.	PANalytical
Mettler-Toledo International Inc.	Western Superconducting Technologies
Mitsubishi Electric Corporation	Jastec Co., Ltd.
Mitsubishi Heavy Industries, Ltd.	Avantor, Inc.
MR Solutions Ltd.	Qiagen NV
Sartorius AG	Merck KGaA

SCHEDULE 3.01 SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Incorporation	Percentage Ownership/Class of Equity Interest	Subsidiary Guarantor	Material Domestic /Foreign Subsidiary
Bruker Energy & Supercon Technologies, Inc.	Delaware, U.S.A.	100% of common stock owned by Bruker Corporation	No
Bruker AXS Holdings, Inc.	Delaware, U.S.A.	100% of membership interests owned by Bruker Corporation	Yes	X
Bruker BioSpin Corporation	Massachusetts, U.S.A.	100% of common stock owned by Bruker Corporation	Yes	X
Bruker Scientific LLC (formerly known as Bruker Optics Inc.)	Delaware, U.S.A.	100% of membership interests owned by Bruker Corporation	Yes	X
Hydrostatic Extrusions Ltd.	United Kingdom	100% of common stock owned by Bruker Energy & Supercon Technologies, Inc.	No
Bruker OST LLC	Delaware, U.S.A.	100% of membership interests owned by Bruker Energy & Supercon Technologies, Inc.	No
Bruker EAS GmbH	Germany	100% of ordinary shares owned by Bruker Energy & Supercon Technologies, Inc.	No
RI Research Instruments GmbH	Germany	52.49% of ordinary shares owned by Bruker Energy & Supercon Technologies, Inc.	No
Bruker AXS GmbH	Germany	90% of ordinary shares owned by Bruker AXS Holdings Inc. and 10% of ordinary shares owned by Bruker Corporation	Yes	X
Bruker Nano, Inc.	Arizona, United States	100% of common stock owned by Bruker AXS Holdings Inc.	Yes	X
Vutara LLC	Delaware, U.S.A.	100% of membership interests owned by Bruker Nano, Inc.	No
Anasys Instruments	Delaware, U.S.A.	100% of common stock	No

Name of Subsidiary	Jurisdiction of Incorporation	Percentage Ownership/Class of Equity Interest	Subsidiary Guarantor	Material Domestic /Foreign Subsidiary
Corp.		owned by Bruker Nano, Inc.
Bruker Austria GmbH	Austria	100% of ordinary shares owned by Bruker AXS GmbH	No
Bruker Singapore Pte Ltd	Singapore	100% of common stock owned by Bruker Invest AG	No
Bruker do Brasil Ltda.	Brazil	100% of common stock owned by Bruker AXS GmbH	No
Bruker Mexicana S.A. de C.V.	Mexico	99.99% of common stock owned by Bruker AXS GmbH and 0.01% of common stock owned by Bruker AXS Holdings Inc.	No
Bruker Polska Sp. Z.o.o.	Poland	100% of membership interests owned by Bruker AXS GmbH	No
Bruker South Africa (Pty) Ltd.	South Africa	100% of common stock owned by Bruker AXS GmbH	No
InCoaTec GmbH	Germany	100% of ordinary shares owned by Bruker AXS GmbH	No
Bruker Nano GmbH	Germany	100% of ordinary shares owned by Bruker AXS GmbH	Yes	X
Bruker Invest AG	Switzerland	90% of ordinary registered shares owned by Bruker BioSpin Corp. and 10% of ordinary registered shares owned by Bruker Corporation	No	X
Bruker Switzerland AG	Switzerland	100% of ordinary registered shares owned by Bruker Invest AG	Yes	X
Mestrelab Research S.L.	Spain	80.97% of membership interests owned by Bruker Switzerland AG	No
PMOD Technologies LLC	Switzerland	100% of membership interests owned by Bruker Switzerland AG	No
Agapetus GmbH	Austria	100% of ordinary	No

Name of Subsidiary	Jurisdiction of Incorporation	Percentage Ownership/Class of Equity Interest	Subsidiary Guarantor	Material Domestic /Foreign Subsidiary
shares owned by Bruker Switzerland AG
Alicona Imaging GmbH	Austria	100% of ordinary shares owned by Agapetus GmbH	No
Bruker Espanola S.A.	Spain	100% of common stock owned by Bruker Invest AG	No
Bruker Japan K.K.	Japan	100% of common stock owned by Bruker Invest AG	Yes	X
Bruker Korea Co. Ltd.	Korea	100% of common stock owned by Bruker Invest AG	No
Luxendo GmbH	Germany	100% of ordinary shares owned by Bruker Invest AG	No
Bruker Nederland B.V.	Netherlands	100% of membership interests owned by Bruker Invest AG	No
Bruker Ltd.	Canada	100% of common stock owned by Bruker Invest AG	No
Bruker UK Limited.	United Kingdom	100% of common stock owned by Bruker Invest AG	Yes	X
Bruker JV UK Ltd.	United Kingdom	100% of common stock owned by Bruker UK Ltd.	No
Bruker France S.A.S.	France	100% of ordinary shares owned by Bruker Invest AG	Yes	X
Bruker Belgium S.A./N.V.	Belgium	99.99% of common stock owned by Bruker Invest AG and .01% of common stock owned by Bruker Switzerland AG	No
Bruker Turkey Teknolojik Sistemler Ticaret Ltd. Sirketi	Turkey	100% of common stock owned by Bruker Invest AG	No
Bruker Italia S.r.l.	Italy	100% of membership interests owned by Bruker Invest AG	No
XGLabs S.r.l.	Italy	100% of membership interests owned by	No

Name of Subsidiary	Jurisdiction of Incorporation	Percentage Ownership/Class of Equity Interest	Subsidiary Guarantor	Material Domestic /Foreign Subsidiary
Bruker Italia S.r.l.
Bruker Portugal Unipessoal Lda.	Portugal	100% of common stock owned by Bruker Invest AG	No
Bruker Scientific Israel Ltd.	Israel	100% of common stock owned by Bruker Invest AG	No
Bruker Technologies Ltd.	Israel	100% of common stock owned by Bruker Scientific Israel Ltd.	No
Bruker (Beijing) Scientific Technology Co., Ltd.	China	100% of common stock owned by Bruker Singapore Pte. Ltd.	No
Bruker (Malaysia) SDN BHD	Malaysia	100% of membership interests owned by Bruker Invest AG	No
Bruker Ltd.	Russia	100% of common stock owned by Bruker Invest AG	No
Bruker India Scientific PVT, Ltd.	India	70.41% of common stock owned by Bruker Invest AG, 7.32% of common stock owned by Bruker Daltonik GmbH and 22.21% of common stock owned by Bruker AXS GmbH	No
Bruker PTY Ltd.	Australia	100% of common stock owned by Bruker Invest AG	No
Bruker-Physik GmbH	Germany	50.5% of ordinary shares owned by Bruker BioSpin Corporation, 24.75% of ordinary shares owned by Bruker Daltonik GmbH and 24.75% of ordinary shares owned by Bruker Optik Holding GmbH	Yes	X
Bruker BioSpin Holding GmbH	Germany	96.63% of ordinary shares owned by Bruker Physik GmbH, 3.37% owned by Bruker Invest AG	Yes	X
Bruker Daltonik GmbH	Germany	90% of ordinary shares owned by Bruker	Yes	X

Name of Subsidiary	Jurisdiction of Incorporation	Percentage Ownership/Class of Equity Interest	Subsidiary Guarantor	Material Domestic /Foreign Subsidiary
Scientific LLC and 10% of ordinary shares owned by Bruker Corporation
Bruker Taiwan Co. Ltd.	Taiwan	100% of common stock owned by Bruker Scientific LLC	No
Bruker Finance B.V.	Netherlands	100% of membership interests owned by Bruker Scientific LLC	No	X
Bruker Daltonics Ltd.	United Kingdom	100% of common stock owned by Bruker Scientific LLC	No
Bruker Detection Corporation	Massachusetts, U.S.A.	100% of common stock owned by Bruker Scientific LLC	No
Bruker Nordic AB	Sweden	100% of membership interests owned by Bruker Scientific LLC	No
Hain LifeScience GmbH	Germany	100% of ordinary shares owned by Bruker Daltonics GmbH & Co. KG	No
Hain LifeScience E.A. Ltd.	Kenya	100% of membership interests owned by Hain LifeScience GmbH	No
Bruker Norway AS	Norway	100% of membership interests owned by Hain LifeScience GmbH	No
SAS Biocentric	France	100% of ordinary shares owned by Hain LifeScience GmbH	No
Bruker Business Support Center sp. Z.o.o.	Poland	100% of membership interests owned by Bruker Finance B.V.	No
Bruker s.r.o.	Czech Republic	100% of membership interests owned by Bruker Daltonics GmbH & Co KG	No
Merlin Diagnostika GmbH	Germany	100% of ordinary shares owned by Bruker Daltonics GmbH & Co KG	No
InVivo Biotech Svs GmbH	Germany	100% of ordinary shares owned by Bruker Daltonics GmbH & Co	No

Name of Subsidiary	Jurisdiction of Incorporation	Percentage Ownership/Class of Equity Interest	Subsidiary Guarantor	Material Domestic /Foreign Subsidiary
KG
Bruker Optik Holding GmbH	Germany	100% of ordinary shares owned by Bruker Scientific LLC	Yes	X
Bruker Scientific Instruments Hong Kong Co. Limited	China	100% of common stock owned by Bruker Invest AG	Yes	X
Acquifer Imaging GmbH	Germany	100% of ordinary shares owned by Bruker Nano, Inc.	No
Acuity Spatial Genomics, Inc.	Delaware, USA	97.9% of shares owned by Bruker Nano, Inc. 2.1% owned by a third party	No
Berkeley Lights Life Science (Shanghai) Co. Ltd.	China	100% of membership interests owned by BLI International LLC	No
Berkeley Lights Life Science (Singapore) Pte. Ltd.	Singapore	100% of membership interests owned by BLI International LLC	No
Biognosys AG	Switzerland	97.2% of membership interests owned by Bruker Invest AG	No
Biognosys Inc.	Delaware	100% of membership interests owned by Biognosys AG	No
BLI Europe International, Ltd.	United Kingdom	100% of membership interests owned by Bruker Cellular Analysis, Inc.	No
BLI International LLC	Delaware, USA	100% of membership interests owned by Bruker Cellular Analysis, Inc.	No
Bruker Arabia Limited	Saudi Arabia	100% of membership interests owned by Bruker Switzerland AG	No
Bruker AXS LLC	Delaware, USA	100% of membership interests owned by Bruker Nano, Inc.	No
Bruker BioSpin GmbH & Co. KG	Germany	100% of membership interests owned by Bruker BioSpin Holding GmbH	Yes
Bruker BioSpin Verwaltungs GmbH	Austria	100% of membership interests owned by	No

Name of Subsidiary	Jurisdiction of Incorporation	Percentage Ownership/Class of Equity Interest	Subsidiary Guarantor	Material Domestic /Foreign Subsidiary
Bruker BioSpin Holding GmbH
Bruker Cellular Analysis, Inc.	Delaware, USA	100% of common shares owned by Bruker Corporation	No
Bruker Daltonics GmbH & Co. KG	Germany	100% of membership interests owned by Bruker Daltonik GmbH	Yes	X
Bruker Microbiology Technology (Beijing) Co., Ltd.	China	100% of membership interests owned by Bruker (Beijing) Scientific Technology Co., Ltd.	No
Bruker Optics GmbH & Co. KG	Germany	100% of membership interests owned by Bruker Optik Holding GmbH	Yes
Bruker Optics Verwaltungs GmbH	Germany	100% of membership interests owned by Bruker Optik Holding GmbH	No
Bruker Verwaltungs GmbH	Germany	100% of membership interests owned by Bruker Daltonik GmbH	No
Canopy BioScience LLC	Delaware, USA	100% of membership interests owned by Bruker Nano, Inc.	No
Deltabyte GmbH	Germany	100% of membership interests owned by Bruker Nano GmbH	No
Fasmatech Science and Technology SA	Greece	100% of membership interests owned by Bruker Invest AG	No
Inscopix Neuroscience, Inc.	Canada	100% of common stock owned by Inscopix, Inc.	No
Inscopix, Inc.	Delaware, USA	100% of common stock owned by Bruker Nano, Inc.	No
Interherence GmbH	Germany	100% of membership interests owned by Bruker Optik Holding GmbH	No
IsoPlexis Corporation	Delaware, USA	100% of common stock owned by Bruker Cellular Analysis, Inc.	No
IsoPlexis Corporation	United Kingdom	100% of membership	No

Name of Subsidiary	Jurisdiction of Incorporation	Percentage Ownership/Class of Equity Interest	Subsidiary Guarantor	Material Domestic /Foreign Subsidiary
UK Limited		interests owned by IsoPlexis Corporation
IsoPlexis Trading Co., Ltd.	China	100% of membership interests owned by IsoPlexis Corporation	No
Lifescience Solutions Africa (Pty) Ltd.	South Africa	100% of membership interests owned by Hain Lifescience GmbH	No
Miro Analytical AG	Switzerland	58.26% of membership interests owned by Bruker Invest AG	No
Molecubes NV	Belgium	100% of membership interests owned by Bruker Invest AG	No
Molecubes, Inc.	Delaware, USA	100% of common stock owned by Molecubes NV	No
Neuresence Inc.	Canada	100% of common stock owned by Bruker Ltd.	No
Nion LLC	Delaware, USA	100% of membership interests owned by Bruker AXS LLC	No
Optimal Industrial Automation Limited	United Kingdom	100% of membership interests owned by Bruker Invest AG	No
Optimal Industrial Technologies Limited	United Kingdom	100% of membership interests owned by Bruker Invest AG	No
OSTHUS Beteiligungs GmbH	Germany	60% of membership interests owned by Bruker Switzerland AG	No
OSTHUS Group GmbH	Germany	100% of membership interests owned by OSTHUS Beteiligungs GmbH	No
PepSep Aps	Denmark	100% of membership interests owned by Bruker Daltonics GmbH & Co. KG	No
PhenomeX Japan K.K.	Japan	100% of membership interests owned by BLI International LLC	No
Pinpoint Testing LLC	Delaware, USA	70% of membership interests owned by Bruker Scientific LLC	No
Precision Diagnostics,	Delaware, USA	100% of common stock	No

Name of Subsidiary	Jurisdiction of Incorporation	Percentage Ownership/Class of Equity Interest	Subsidiary Guarantor	Material Domestic /Foreign Subsidiary
Inc.		owned by Canopy Bioscience LLC
PreOmics GmbH	Germany	100% of membership interests owned by Bruker Daltonics GmbH & Co. KG	No
PreOmics Inc.	Delaware, USA	100% of common stock owned by PreOmics GmbH	No
Prolab Instruments GmbH	Germany	100% of membership interests owned by Bruker Invest AG	No
SmartTip B.V.	Netherlands	100% of membership interests owned by Bruker Nederland BV	No
Tornado Medical Systems Inc.	Canada	100% of common stock owned by Bruker Ltd	No
Tornado Spectral Systems US, Inc.	Delaware, USA	100% of common stock owned by Tornado Medical Systems, Inc.	No
Zellkraft Werk GmbH	Germany	100% of membership interests owned by Canopy Bioscience LLC	No
Zontal Data Information Technology (Dalian) Co., Ltd.	China	100% of membership interests owned by Zontal GmbH	No
Zontal GmbH	Germany	99.996% of membership interests owned by Zontal, Inc., 0.004% owned by OSTHUS Group GmbH	No
Zontal, Inc.	Delaware, USA	100% of common stock owned by OSTHUS Group GmbH	No

The following is a list of options, warrants or other rights of any Person to acquire, or obligations of the Company or any Subsidiary to issue, any shares of any class of capital stock or other equity interests of the Company or any Subsidiary:

•
Pursuant to the Bruker Corporation 2001 Stock Option Plan, the Company is authorized to grant Company directors, officers and employees up to 12,000,000 options to purchase shares of the Company’s common stock or grant restricted shares of the Company’s common stock.

•
Pursuant to the Bruker Corporation 2010 Incentive Compensation Plan, the Company is authorized to grant Company directors, officers and employees up to 1,178,778 options to purchase shares of the Company’s common stock or grant restricted shares of the Company’s common stock.

•
Pursuant to the Bruker Corporation 2016 Incentive Compensation Plan, the Company is authorized to grant of awards of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, unrestricted stock, restricted stock units, performance shares and performance units, as well as cash-based awards, and to issue up to 9,500,000 shares of the Company’s common stock to Company directors, officers and employees.
•
Pursuant to the Agreement and Plan of Merger dated as of December 6, 2016 (the “Agreement and Plan of Merger”) by and among the Company and Active Spectrum, Inc., the Company may be required, subject to satisfaction of certain performance conditions set forth in the Agreement and Plan of Merger, to issue shares of its common stock to the former stockholders of Active Spectrum, Inc., in an aggregate value equal to approximately $200,000.

SCHEDULE 3.03 REQUIRED CONSENTS

None.

SCHEDULE 6.01 INDEBTEDNESS

Legal Entity	Description	Amount Outstanding
($ in thousands)
Except if stated otherwise
Bruker Corporation	US Dollar term loan under the Existing 2012 Senior Note Purchase Agreement	100,000
Bruker Corporation	2019 Senior Note Purchase Agreement	297,000 CHF
Million
	2021 Senior Note Purchase Agreement	300,000 CHF
million
150,000 Euro
million

SCHEDULE 6.01

INDEBTEDNESS

(continued from previous page)

Bruker Legal Entity	EID	210410 ‐ Current Portion of LT Debt ‐ Finance Leases	220215 ‐ LT Finance Leases	Total
		4,953,152.68	15,900,125.00	20,853,277.68
Bruker Switzerland AG	1100	600,771.27	5,861,564.66	6,462,335.94
Bruker BioSpin GmbH	1101	565,873.23	4,275,451.35	4,841,324.58
Bruker‐Physik GmbH	1103	33,201.57	52,080.25	85,281.83
Bruker France S.A.S.	1109	115,204.21	251,176.24	366,380.45
Bruker UK Limited	1110	3,332.53	38,621.86	41,954.39
Bruker Japan K.K.	1111	101,908.58	119,952.80	221,861.38
Bruker Italia Srl	1114	124,656.67	5,447.64	130,104.32
Bruker Pty. Ltd.	1115	1,331.00	3,904.79	5,235.79
Bruker Nederland B.V.	1121	137,794.24	86,252.98	224,047.22
Bruker Singapore Pte. Ltd	1122	3,216.09	(0.46)	3,215.62
BRUKER ESPANOLA S.A.	1123	13,254.16	4,114.93	17,369.09
Bruker Switzerland AG (Thailand Branch)	1125	(0.01)	(0.00)	(0.01)
BRUKER LTD.	1126	1,496.35	0.00	1,496.35
Bruker (Malaysia) Sdn Bhd	1127	11,222.80	15,212.47	26,435.27
Bruker India Scientific Pvt Ltd	1128	792.09	923.94	1,716.03
Bruker Korea Co., Ltd.	1139	151.23	572.16	723.40
BRUKER BIOSPIN CORP	1140	2,538.80	3,435.85	5,974.65
Bruker Portugal Unipessoal LDA	1148	10,434.21	12,289.82	22,724.02
Bruker (Beijing) Scientific Technology Co Ltd	1153	20,524.47	27,478.41	48,002.88
Bruker Belgium NV	1154	13,309.80	7,043.87	20,353.67
Molecules Belgium NV	1155	15,338.89	46,970.95	62,309.84
Bruker Scientific Instrumts HKCoLtd	1157	1,447.89	365.07	1,812.96
Bruker Daltonics GmbH + Co. KG	1201	337,251.48	588,726.13	925,977.60
Bruker Nordic AB	1212	5,117.73		5,117.73
PREOMICS GMBH	1218	4,898.58	9,793.73	14,692.31
Bruker Taiwan Co. Ltd.	1224	5,090.67	426.81	5,517.48
Biognosys AG	1225	2,082,242.44	3,311,327.79	5,393,570.23
Bruker s.r.o.	1231	37,954.34	6,610.04	44,564.38
Bruker Scientific LLC.	1240	12,142.44	10,025.12	22,167.56
InVivo BioTech Serv GmbH	1251	8,656.55	6,797.57	15,454.12
Merlin Diagnostika GmbH	1252	15,652.02	25,647.31	41,299.33
Hain Lifescience GMBH	1261	59,208.08	111,986.60	171,194.68
SAS Biocentric	1269	6,430.58	(0.01)	6,430.57
Bruker Optics GmbH and Co. KG	1301	75,082.90	26,808.49	101,891.39
Incoatec GmbH	1502	0.01		0.01
Bruker Nano GmbH	1503	14,011.19	17,643.25	31,654.44
Bruker Nano, Inc.	1506	32,811.10	(0.04)	32,811.06
Bruker AXS LLC	1507	0.01	0.05	0.06
Bruker South Africa PTY LTD	1533	7,648.05	31,794.15	39,442.20
Bruker Austria GmbH	1540	32,575.47	14,818.22	47,393.69
Bruker DO Brasil LTDA	1550	174,710.20	768,018.85	942,729.06
Bruker Polska Sp. Z.o.o.	1552	155,067.08	133,492.39	288,559.47
Alicona Imaging GmbH	1565	66,297.57	608.13	66,905.70
Zellkraftwerk GmbH	1568	2,368.63	662.67	3,031.30
Bruker EAS GmbH	1136	9,985.63	14,644.09	24,629.71
Research Instruments GmbH	1138	24,371.28	7,712.45	32,083.73
Hydrostatic Extrusions Ltd.	1144	834.44	210.27	1,044.71
Bruker OST LLC	1149	4,944.12	(488.63)	4,455.49

SCHEDULE 6.02 LIENS

None.

SCHEDULE 9.01

CERTAIN ADDRESSES FOR NOTICES

Borrower:

c/o Bruker Corporation 40 Manning Road

Billerica, MA 01821

Attn: Gerald Herman, Executive Vice President and Chief Financial Officer / Peter Rietman, Treasurer Phone: 978.663.3660

Email: Gerald.herman@bruker.com / Peter.Rietman@bruker.com

Website Address: www.bruker.com

With a Copy to:

c/o Bruker Corporation 40 Manning Road

Billerica, MA 01821

Attn: J. Brent Alldredge, Secretary Phone: 978.313.5740

Email: Brent.Alldredge@bruker.com

Administrative Agent:

For Payments and Requests for Credit Extensions:

Bank of America, N.A.

GATEWAY VILLAGE-900 BUILDING 900 W TRADE ST

Mail Code: NC1-026-06-04 CHARLOTTE, NC 28255-0001

Attn: Dorian Cleary Phone: 980.388.1183

Email: dorian.cleary@bofa.com

Account No. (for Dollars):

Bank of America, New York, NY Ref: Bruker Corporation

ABA#: 026009593

Acct #: 1366072250600

Attn: Wire Clearing Acct for Syn Loans-LIQ

Account No. (for Euro):

Bank of America, London Ref: Bruker Corporation

Beneficiary Bank: Bank of America NT and SA (BOFAGB22)

Beneficiary Account Number: GB89BOFA16505095687029

Beneficiary: Bank of America NA

Account No. (for Sterling):

Bank of America, London Ref: Bruker Corporation

Beneficiary Bank: Bankof America NT and SA (BOFAGB22)

Beneficiary Account Number: GB90BOFA16505095687011

Beneficiary: Bank of America NA

Account No. (for Yen):

Bank of America, Tokyo Ref: Bruker Corporation

Beneficiary Bank: Bank of America NA (BOFAJPJX)

Beneficiary Account Number: 606495687013 Beneficiary: Bank of America NA

Account No. (for Swiss Francs): Bank of America, London

Ref: Bruker Corporation

Beneficiary Bank: Bank of America NA (BOFACH2X)

Beneficiary Account Number: CH6308726000095687013

Beneficiary: Bank of America NA

Other Notices for Administrative Agent:

Bank of America, N.A. Agency Management 540 W Madison St

MAILCODE: IL4-540-22-29

Chicago, IL 60661 Attn: Felicia Brinson Phone: 312.828.7299

Email: feliciabrinson@bofa.com Fax Number: 877.216.2432

L/C Issuer:

Bank of America, N.A.

MAIL CODE: PA6-580-02-30 1 FLEET WAY

SCRANTON, PA, 18507

Attn: Scranton Standby LC Department Phone: 800.370.7519

Email: scranton_standby_lc@bankofamerica.com Fax Number: 800.755.8743

Swingline Lender:

Bank of America, N.A.

GATEWAY VILLAGE-900 BUILDING 900 W TRADE ST

CHARLOTTE, NC, 28255-0001

Attn: Dorian Cleary Phone: 980.388.1183

Email: dorian.cleary@bofa.com Acct #: 1366072250600

Ref: Bruker Corporation ABA#: 026009593

EXHIBIT A ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (a) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other Loan Documents in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other Loan Documents or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (a) and (b) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.
Assignor[s]:

2.
Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

[The Assignee [is a Swiss Qualifying Bank][counts as one Swiss Non-Qualifying Bank]]5

1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

3 Select as appropriate.

4 Include bracketed language if there are either multiple Assignors or multiple Assignees.

5 Include or delete this language, as appropriate.

11721667

3.
Company: Bruker Corporation, a Delaware corporation.
4.
Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement
5.
Credit Agreement: Amended and Restated Credit Agreement, dated as of January 18, 2024 among the Company, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Issuing Bank, and Swing Line Lender
6.
Assigned Interest:

Assignor[s][6]	Assignee[s][7]	Aggregate Amount of Commitment/ Loans for all Lenders[8]	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans[9]	CUSIP Number
		$	$	%
		$	$	%
		$	$	%

[7. Trade Date: ]10

Effective Date: , 20 [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

6 List each Assignor, as appropriate.

7 List each Assignee, as appropriate.

8 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

9 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

10 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]1

[NAME OF ASSIGNOR]

By: Name: Title:

ASSIGNEE[S]2

[NAME OF ASSIGNEE]

By: Name: Title:

[Consented to and]3 Accepted:

BANK OF AMERICA, N.A., as

Administrative Agent, Issuing Bank and Swing Line Lender

By: Name: Title:

[Consented to:]4

BRUKER CORPORATION, as Company

By: Name: Title:

1 If there are multiple assignors, add signature blocks as needed.

2 If there are multiple Assignees, add signature blocks, as needed.

3 To be added only if the consent of the Administrative Agent, Issuing Bank and Swing Line Lender is required by the terms of the Credit Agreement.

4 To be added only if the consent of the Company is required by the terms of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

Standard Terms and Conditions for Assignment and Assumption

1.
Representations and Warranties.
1.1.
Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it has examined the DQ List and [the][no] Assignee is [not] a Disqualified Institution; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.
Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement,

(ii) it meets all the requirements to be an assignee under the terms of the Credit Agreement (subject to such consents, if any, as may be required under the terms of the Credit Agreement) and it has examined the DQ List and the limitations set forth in Section 9.05 of the Credit Agreement (including Section 9.05(e) of the Credit Agreement) and it is not a Disqualified Institution, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and the other Loan Documents as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder,

(iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to the terms of the Credit Agreement, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee, and (viii) (without liability towards the Company or any other Loan Party) to the extent applicable, it is a Swiss Qualifying Bank; and

(b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.
Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.
3.
General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B-1 BORROWING REQUEST

TO: Bank of America, N.A., as Administrative Agent

RE: Amended and Restated Credit Agreement, dated as of January 18, 2024, by and among Bruker Corporation, a Delaware corporation (the “Company”), the Designated Borrowers, the Lenders and Bank of America, N.A., as Administrative Agent, Issuing Bank and Swing Line Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE: [●], 20[●]1

EFFECTIVE DATE OF PROPOSED BORROWING: [●], 20[●]2

The undersigned hereby requests a Borrowing consisting of the following3:

Indicate:	Indicate:	Indicate:	Indicate:	Term SOFR	Indicate:
Applicable	Requested	Currency	ABR	Borrowings or	Location and number
Borrower	Amount		Borrowing,	Alternative Currency	of the applicable
Name			Term SOFR	Term Rate Loan	Borrower’s account
			Borrowing or	Borrowing	to which funds are to
			Alternative	Indicate:	be disbursed
			Currency Loan	Interest Period (e.g.
			Borrowing	1, 3 or, solely in the
case of an Alternative
Currency Term Rate
Loan, 6 month
interest period)

The Borrowing requested herein complies with the limitations set forth in clauses (a) and (b) of the first sentence of Section 2.01 of the Credit Agreement.

The Company hereby represents and warrants that the conditions specified in Section 4.02 of the Credit Agreement shall be satisfied on and as of the date of the proposed Credit Event.

1 Note to Borrowers. Borrowing Requests must be delivered to the Administrative Agent no later than 11:00 a.m. (i) two Business Days prior to the requested date of any Borrowing of Term SOFR Loans in Dollars, (ii) three Business Days prior to the requested date of any Borrowing of Term SOFR Loans and Alternative Currency Loans denominated in Euro, Sterling or Swiss Francs, (iii) four Business Days prior to the requested date of any Borrowing of Alternative Currency Loans denominated in Japanese Yen, (iv) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing of Alternative Currency Loans denominated in any other Foreign Currencies, and (v) on the requested date of any Borrowing of ABR Loans.

2 Note to Borrowers. All requests submitted under a single Borrowing Request must be effective on the same date. If multiple effective dates are needed, multiple Borrowing Requests will need to be prepared and signed.

3 Note to Borrowers. For multiple borrowings, fill out a new row for each borrowing.

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[BRUKER CORPORATION, as

the Company]1

By: Name: Title:

1 Update signature block if any of the Designated Borrowers is making and executing the Interest Election Request to reflect such Designated Borrower.

EXHIBIT B-2 INTEREST ELECTION REQUEST

TO: Bank of America, N.A., as Administrative Agent

RE: Amended and Restated Credit Agreement, dated as of January 18, 2024, by and among Bruker Corporation, a Delaware corporation (the “Company”), the Designated Borrowers, the Lenders and Bank of America, N.A., as Administrative Agent, Issuing Bank and Swing Line Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE: [●], 20[●]1

ELECTION EFFECTIVE DATE: [●], 20[●]2

The undersigned hereby requests the following3:

Indicate:	Indicate:	Indicate:	Indicate:	Indicate:	Term SOFR
Conversion or	Applicable	Applicable	Currency	ABR	Borrowings or
Continuation	Borrower	Borrowing		Borrowing,	Alternative Currency
	Name	Subject to		Term SOFR	Term Rate Loan
		Conversion or		Borrowing or	Borrowing
		Continuation		Alternative	Indicate:
				Currency Loan	Interest Period (e.g.
				Borrowing	1, 3 or, solely in the
case of an Alternative
Currency Term Rate
Loan, 6 month
interest period)

The Company hereby represents and warrants that the conditions specified in Section 4.02 of the Credit Agreement shall be satisfied on and as of the Election Effective Date set forth above.

1 Note to Borrowers. Interest Election must be delivered to the Administrative Agent no later than 11:00 a.m. (i) two Business Days prior to the requested date of any Borrowing of Term SOFR Loans in Dollars, (ii) three Business Days prior to the requested date of any Borrowing of Term SOFR Loans and Alternative Currency Loans denominated in Euro, Sterling or Swiss Francs, (iii) four Business Days prior to the requested date of any continuation of Alternative Currency Loans denominated in Japanese Yen, (iv) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any continuation of Alternative Currency Loans denominated in any other Foreign Currencies, and (v) on the requested date of any continuation of, or conversion to, ABR Loans.

2 Note to Borrowers. All requests submitted under a single Interest Election Request must be effective on the same date. If multiple effective dates are needed, multiple Interest Election Requests will need to be prepared and signed.

3 Note to Borrowers. For multiple conversions and/or continuations, fill out a new row for each conversion and/or continuation.

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[BRUKER CORPORATION, as

the Company]1

By: Name: Title:

1 Update signature block if any of the Designated Borrowers is making and executing the Interest Election Request to reflect such Designated Borrower.

EXHIBIT B-3

SWING LINE LOAN NOTICE

TO: Bank of America, N.A., as Administrative Agent and Swing Line Lender

RE: Amended and Restated Credit Agreement, dated as of January 18, 2024, by and among Bruker Corporation, a Delaware corporation (the “Company”), the Designated Borrowers, the Lenders and Bank of America, N.A., as Administrative Agent, Issuing Bank and Swing Line Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE: [●], 20[●]1

The undersigned hereby requests a Swing Line Loan:

1.
On [●], 20[●] (the “Credit Extension Date”).
2.
In the amount of $[●].2

The Swing Line Loan requested herein complies with the limitations set forth in clauses (i) and (ii) of the first sentence of Section 2.05(a) of the Credit Agreement.

The Company hereby represents and warrants that the conditions specified in Section 4.02 of the Credit Agreement shall be satisfied on and as of the date of the Credit Extension Date.

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

1 Note to Borrowers. Each Swing Line Loan Notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00

p.m. on the day of a proposed Swing Line Loan.

2 Note to Borrowers. Each requested Swing Line Loan must be a minimum of $100,000.

BRUKER CORPORATION, as

the Company

By: Name: Title:

EXHIBIT C

INCREASING LENDER SUPPLEMENT

INCREASING LENDER SUPPLEMENT, dated [●], 20[●] (this “Supplement”), by and among each of the signatories hereto, to the Amended and Restated Credit Agreement, dated as of January 18, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Bruker Corporation, a Delaware corporation (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders party thereto and Bank of America, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), Issuing Bank and Swing Line Lender.

W I T N E S S E T H

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the Company has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the Aggregate Commitment and/or one or more tranches of Incremental Term Loans under the Credit Agreement by requesting one or more Lenders to increase the amount of its Commitment and/or to participate in such a tranche;

WHEREAS, the Company has given notice to the Administrative Agent of its intention to [increase the Aggregate Commitment] [and] [enter into a tranche of Incremental Term Loans] pursuant to such Section 2.20; and

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the undersigned Increasing Lender now desires to [increase the amount of its Commitment] [and] [participate in a tranche of Incremental Term Loans] under the Credit Agreement by executing and delivering to the Company and the Administrative Agent this Supplement;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1.
The undersigned Increasing Lender agrees, subject to the terms and conditions of the Credit Agreement, that on the date of this Supplement it shall [have its Commitment increased by $[●], thereby making the aggregate amount of its total Commitments equal to $[●]] [and] [participate in a tranche of Incremental Term Loans with a commitment amount equal to $[●] with respect thereto].
2.
The Company hereby represents and warrants that (a) no Default or Event of Default has occurred and is continuing on and as of the date hereof, (b) the representations and warranties of the Borrowers set forth in the Credit Agreement are true and correct in all material respects (or in all respects if qualified by material adverse change or other materiality qualifier) on and as of the date hereof, unless specifically stated to have been made on a previous date, in which case such representation and warranty shall be true and correct in all material respects (or in all respects if qualified by material adverse change or other materiality qualifier) as of such date, (c) set forth on Annex I attached hereto are true and correct calculations demonstrating that, on a Pro Forma Basis, the Borrowers are in compliance with the covenants contained in Section 6.10 of the Credit Agreement.
3.
Terms defined in the Credit Agreement shall have their defined meanings when used herein.

4.
This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.
5.
This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document. Delivery of an executed counterpart of a signature page of this Supplement by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Supplement.

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF INCREASING LENDER]

By: Name: Title:

Accepted and agreed to as of the date first written above:

BRUKER CORPORATION, as

the Company

By: Name: Title:

Acknowledged as of the date first written above:

BANK OF AMERICA, N.A., as

Administrative Agent

By: Name: Title:

ANNEX I

[Pro Forma Covenant Calculations]

EXHIBIT D AUGMENTING LENDER SUPPLEMENT

AUGMENTING LENDER SUPPLEMENT, dated [●], 20[●] (this “Supplement”), by and among each of the signatories hereto, to the Amended and Restated Credit Agreement, dated as of January 18, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Bruker Corporation, a Delaware corporation (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders party thereto and Bank of America, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), Issuing Bank and Swing Line Lender.

W I T N E S S E T H

WHEREAS, the Credit Agreement provides in Section 2.20 thereof that any bank, financial institution or other entity may [extend Commitments] [and] [participate in tranches of Incremental Term Loans] under the Credit Agreement subject to the approval of the Company and the Administrative Agent, by executing and delivering to the Company and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned Augmenting Lender was not an original party to the Credit Agreement but now desires to become a party thereto;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1.
The undersigned Augmenting Lender agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date of this Supplement, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a [Commitment with respect to Revolving Loans of $[●]] [and] [a commitment with respect to Incremental Term Loans of $[●]].
2.
The undersigned Augmenting Lender (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. [The Augmenting Lender confirms (without liability toward the Company or any other Loan Party) that it [is a Swiss Qualifying Bank][counts as one Swiss Non-Qualifying Bank]]1

1 Include this language, as appropriate.

3.
The undersigned’s address for notices for the purposes of the Credit Agreement is set forth on the Administrative Questionnaire delivered to the Administrative Agent in connection herewith.
4.
The Company hereby represents and warrants that (a) no Default or Event of Default has occurred and is continuing on and as of the date hereof, (b) the representations and warranties of the Borrowers set forth in the Credit Agreement are true and correct in all material respects (or in all respects if qualified by material adverse change or other materiality qualifier) on and as of the date hereof, unless specifically stated to have been made on a previous date, in which case such representation and warranty shall be true and correct in all material respects (or in all respects if qualified by material adverse change or other materiality qualifier) as of such date, (c) set forth on Annex I attached hereto are true and correct calculations demonstrating that, on a Pro Forma Basis, the Borrowers are in compliance with the covenants contained in Section 6.10 of the Credit Agreement.
5.
Terms defined in the Credit Agreement shall have their defined meanings when used herein.

6.
This Supplement shall be governed by, and construed in accordance with, the laws of the

State of New York.

7.
This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document. Delivery of an executed counterpart of a signature page of this Supplement by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Supplement

[remainder of this page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF AUGMENTING LENDER]

By: Name: Title:

Accepted and agreed to as of the date first written above:

BRUKER CORPORATION, as

the Company

By: Name: Title:

Acknowledged as of the date first written above:

BANK OF AMERICA, N.A., as

Administrative Agent

By: Name: Title:

ANNEX I

[Pro Forma Covenant Calculations]

EXHIBIT E

LIST OF CLOSING DOCUMENTS

[see attached]

EXHIBIT F-1

DESIGNATED BORROWER REQUEST AND ASSUMPTION AGREEMENT

TO: Bank of America, N.A., as Administrative Agent

RE: Amended and Restated Credit Agreement, dated as of January 18, 2024, by and among Bruker Corporation, a Delaware corporation (the “Company”), the Designated Borrowers, the Lenders and Bank of America, N.A., as Administrative Agent, Issuing Bank and Swing Line Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE: [●], 20[●]

Each of [ ] (the “Designated Borrower”) and the Company hereby confirms, represents and warrants to the Administrative Agent and the Lenders that the Designated Borrower is a Wholly-Owned Subsidiary of the Company.

The documents required to be delivered to the Administrative Agent under Section 2.24 of the Credit Agreement will be furnished to the Administrative Agent in accordance with the requirements of the Credit Agreement.

The parties hereto hereby confirm that, with effect from the date of the Designated Borrower Notice for the Designated Borrower, except as expressly set forth in the Credit Agreement, the Designated Borrower shall have obligations, duties and liabilities toward each of the other parties to the Credit Agreement and other Loan Documents identical to those which the Designated Borrower would have had if the Designated Borrower had been an original party to the Loan Documents as a Borrower. Effective as of the date of the Designated Borrower Notice for the Designated Borrower, the Designated Borrower hereby ratifies, and agrees to be bound by, all representations and warranties, covenants, and other terms, conditions and provisions of the Credit Agreement and the other applicable Loan Documents applicable to the Borrowers or the Designated Borrowers, as applicable.

The parties hereto hereby request that the Designated Borrower be entitled to receive Loans under the Credit Agreement, and understand, acknowledge and agree that neither the Designated Borrower nor the Company on its behalf shall have any right to request any Loans for its account unless and until the date five (5) Business Days after the effective date designated by the Administrative Agent in a Designated Borrower Notice delivered to the Company and the Lenders pursuant to Section 2.24 of the Credit Agreement.

In connection with the foregoing, the Designated Borrower and the Company hereby agree as follows with the Administrative Agent, for the benefit of the Credit Parties:

1.
The Designated Borrower acknowledges and confirms that it has received a copy of the Credit Agreement and the schedules and exhibits thereto and each Loan Document and the schedules and exhibits thereto. The information on the schedules to the Credit Agreement and the Loan Documents are hereby supplemented (to the extent permitted under the Credit Agreement or Loan Documents) to reflect the information shown on the attached Schedule A.

2.
The Company confirms that the Credit Agreement is, and upon the Designated Borrower becoming a party thereto, shall continue to be, in full force and effect. The parties hereto confirm and agree that immediately upon the Designated Borrower becoming a Borrower, the term “Obligations,” as used in the Credit Agreement, shall include all obligations of the Designated Borrower under the Credit Agreement and under each other Loan Document.
3.
Each of the Company and the Designated Borrower agrees that at any time and from time to time, upon the written request of the Administrative Agent, it will execute and deliver such further documents and do such further acts as the Administrative Agent may reasonably request in accordance with the terms and conditions of the Credit Agreement and the other Loan Documents in order to effect the purposes of this Designated Borrower Request and Assumption Agreement.

This Designated Borrower Request and Assumption Agreement shall constitute a Loan Document under the Credit Agreement.

The terms of Sections 9.10 and 9.11 of the Credit Agreement are incorporated herein by reference,

mutatis mutandis, and the parties hereto agree to such terms.

This Designated Borrower Request and Assumption Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Agreement by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Designated Borrower Request and Assumption Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Designated Borrower Request and Assumption Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

[DESIGNATED BORROWER]

By: Name: Title:

BRUKER CORPORATION, as

the Company

By: Name: Title:

SCHEDULE A

Schedules to Credit Agreement and Loan Documents

[TO BE COMPLETED BY DESIGNATED BORROWER]

EXHIBIT F-2 DESIGNATED BORROWER NOTICE

TO: The Company and the Lenders under the Credit Agreement

RE: Amended and Restated Credit Agreement, dated as of January 18, 2024, by and among Bruker Corporation, a Delaware corporation (the “Company”), the Designated Borrowers, the Lenders and Bank of America, N.A., as Administrative Agent, Issuing Bank and Swing Line Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE: [●], 20[●]

The Administrative Agent hereby notifies the Company and the Lenders that effective as of the date hereof [ ] shall be a Designated Borrower and may receive Loans for its account on the terms and conditions set forth in the Credit Agreement.

This Designated Borrower Notice shall constitute a Loan Document under the Credit Agreement.

Delivery of an executed counterpart of a signature page of this Designated Borrower Notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Designated Borrower Notice.

BANK OF AMERICA, N.A., as

Administrative Agent

By: Name: Title:

EXHIBIT G-1

SUBSIDIARY GUARANTY (DOMESTIC SUBSIDIARIES)

[see attached]

EXHIBIT G-2

SUBSIDIARY GUARANTY (FOREIGN SUBSIDIARIES)

[see attached]

EXHIBIT H

COMPLIANCE CERTIFICATE

Financial Statement Date: [●], 20[●]

TO: Bank of America, N.A., as Administrative Agent

RE: Amended and Restated Credit Agreement, dated as of January 18, 2024, by and among Bruker Corporation, a Delaware corporation (the “Company”), the Designated Borrowers, the Lenders and Bank of America, N.A., as Administrative Agent, Issuing Bank and Swing Line Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE: [●], 20[●]

The undersigned Responsible Officer1 hereby certifies as of the date hereof that [he/she] is the [ ] of the Company, and that, as such, [he/she] is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Company and the other Loan Parties, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.
The Company has delivered the year-end audited financial statements required by Section 5.01(a) of the Credit Agreement for the fiscal year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.
The Company has delivered the unaudited financial statements required by Section 5.01(b) of the Credit Agreement for the fiscal quarter of the Company ended as of the above date. Such consolidated financial statements fairly present in all material respects the financial condition and results of operations and cash flows of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
2.
The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under [his/her] supervision, a detailed review of the transactions and condition (financial or otherwise) of the Company and its Subsidiaries during the accounting period covered by such financial statements.
3.
A review of the activities of the Company and its Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Company and each of the other Loan Parties performed and observed all its obligations under the Loan Documents, and

1 This certificate should be from the chief executive officer, chief financial officer or treasurer of the Company.

[select one:]

[to the best knowledge of the undersigned, during such fiscal period each of the Loan Parties performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

[--or—]

[to the best knowledge of the undersigned, the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.
The representations and warranties of the Borrowers set forth in the Credit Agreement are true and correct in all material respects (or in all respects if qualified by material adverse change or other materiality qualifier) on and as of the date hereof, unless specifically stated to have been made on a previous date, in which case such representation and warranty shall be true and correct in all material respects (or in all respects if qualified by material adverse change or other materiality qualifier) as of such date.
5.
The financial covenant analyses and information set forth on Schedule A attached hereto with respect to each of the financial covenants set forth in Section 6.10 of the Credit Agreement are true and accurate on and as of the date of this Compliance Certificate.
6.
There has been no change to GAAP or the application thereof since the date financial statements referred to in Section 3.04 of the Credit Agreement, except as set forth on Schedule B attached hereto, which includes a description of the change, and specifies the effect of such change on the financial statements accompanying this Compliance Certificate.
7.
[There has been no changes to the list of Material Domestic Subsidiaries and Material Foreign Subsidiaries since [the Effective Date/ the date of the most recently delivered certificate delivered pursuant to Section 5.01(c) of the Credit Agreement]] or [Attached hereto is a list of the Material Domestic Subsidiaries and Material Foreign Subsidiaries of the Company, together with Consolidated EBITDA of and Consolidated Total Assets attributable to such Material Domestic Subsidiaries and Material Foreign Subsidiaries for the fiscal quarter ended as of the date above.]

Delivery of an executed counterpart of a signature page of this Compliance Certificate by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Compliance Certificate.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

BRUKER CORPORATION, as

the Company

By: Name: Title:

Schedule A

Financial Statement Date: [●], 20[●] (“Statement Date”)

[FORM TO BE AGREED UPON BETWEEN ADMINISTRATIVE AGENT AND COMPANY]

Schedule B

Changes to GAAP or the Application Thereof

[State “None” or describe change, specifying the effect of such change on the financial statements accompanying this Compliance Certificate]

EXHIBIT I-1

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of January 18, 2024, by and among Bruker Corporation, a Delaware corporation (the “Company”), the Designated Borrowers, the Lenders and Bank of America, N.A., as Administrative Agent, Issuing Bank and Swing Line Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that

(a) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, and (d) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (b) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF FOREIGN LENDER]

By: Name: Title:

Date: [●], 20[●]

EXHIBIT I-2

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of January 18, 2024, by and among Bruker Corporation, a Delaware corporation (the “Company”), the Designated Borrowers, the Lenders and Bank of America, N.A., as Administrative Agent, Issuing Bank and Swing Line Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that

(a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, and (d) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By: Name: Title:

Date: [●], 20[●]

EXHIBIT I-3

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of January 18, 2024, by and among Bruker Corporation, a Delaware corporation (the “Company”), the Designated Borrowers, the Lenders and Bank of America, N.A., as Administrative Agent, Issuing Bank and Swing Line Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that

(a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, and

(e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By: Name: Title:

Date: [●], 20[●]

EXHIBIT I-4

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of January 18, 2024, by and among Bruker Corporation, a Delaware corporation (the “Company”), the Designated Borrowers, the Lenders and Bank of America, N.A., as Administrative Agent, Issuing Bank and Swing Line Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that

(a) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any promissory note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (ii) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By: Name: Title:

Date: [●], 20[●]

EXHIBIT J

NOTICE OF LOAN PREPAYMENT

TO: Bank of America, N.A., as Administrative Agent and Swing Line Lender

RE: Amended and Restated Credit Agreement, dated as of January 18, 2024, by and among Bruker Corporation, a Delaware corporation (the “Company”), the Designated Borrowers, the Lenders and Bank of America, N.A., as Administrative Agent, Issuing Bank and Swing Line Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE: [●], 20[●]1

The Company hereby notifies the Administrative Agent that on [●], 20[●] pursuant to the terms of Section 2.11 (Prepayment of Loans) of the Credit Agreement, the Borrowers intend to prepay/repay the following Loans as more specifically set forth below2:

Indicate:	Indicate:	Indicate:	Indicate:	Term SOFR
Applicable	Amount of	Currency	ABR Borrowing,	Borrowings or Alternative
Borrower	Loan to be		Term SOFR	Currency Term Rate Loan
Name	Prepaid/Repaid		Borrowing or	Borrowing
			Alternative Currency	Indicate:
			Loan Borrowing	Interest Period (e.g. 1, 3 or,
solely in the case of an
Alternative Currency Term
Rate Loan, 6 month interest
period)

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

1 Note to Borrowers. Notice of Loan Prepayment must be received, (i) in the case of prepayment of a (x) Term SOFR Borrowing denominated in Dollars, not later than 12:00 noon, Local Time, three (3) Business Days and (y) in the case of a Term SOFR Borrowing or an Alternative Currency Loan Borrowing denominated in Euro or Sterling, no later than 12:00 noon, Local Time, four (4) Business Days (or in the case of an Alternative Currency Borrowing denominated in any other Foreign Currency, no later than 12:00 noon, Local Time, five (5) Business Days), in each case, before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon one (1) Business Day before the date of prepayment or (iii) in the case of prepayment of a Swing Line Loan, not later than 12:00 noon on the date of prepayment.

2 Note to Borrowers. Scheduled payments and advances should only be processed by auto debit, wire or to Bank of America’s ACH account (not check or cashier’s check). Unscheduled payments should only be received by wire or DDA transfers (not ACH or check or cashier’s check).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[BRUKER CORPORATION, as

the Company]3

By: Name: Title:

3 Update signature block if any of the Designated Borrowers is making and executing the Interest Election Request to reflect such Designated Borrower.